UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2026

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wilson Boulevard
Arlington, Virginia 22203
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(703) 522-1315

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	AES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On March 1, 2026, The AES Corporation (the “Company” or “AES”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Horizon Parent, L.P., a Delaware limited partnership (“Parent”), and Horizon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. Parent is jointly controlled by investment vehicles affiliated with one or more funds, accounts or other entities managed or advised by Global Infrastructure Management, LLC and the EQT Infrastructure VI fund.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, $0.01 par value per share, of the Company (“Company common stock”) issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company common stock held by any holder who properly exercises and perfects appraisal rights under Delaware law in respect of such shares and (ii) any shares of Company common stock held in the treasury of the Company or owned, directly or indirectly, by Parent or Merger Sub) shall be automatically converted into the right to receive $15.00 in cash, without interest (the “Merger Consideration”), subject to applicable withholding taxes. The aggregate equity value of the Company common stock acquired by Parent will be approximately $10.7 billion as calculated on the date hereof. The Merger Agreement also specifies the treatment of the Company’s outstanding equity awards in connection with the Merger.

The board of directors of the Company (the “Board”) has unanimously approved the Merger Agreement, including the Merger and the other transactions contemplated thereby, and the Board of the Company has resolved to recommend that the Company’s stockholders approve the Merger and adopt the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants. Among other things, the Company has agreed, subject to certain exceptions, to, and to cause each of its subsidiaries to, conduct its business in the ordinary course, consistent with past practice, from the date of the Merger Agreement until the Effective Time, and not to take certain actions prior to the closing of the Merger without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). The Company has made certain additional customary covenants, including, subject to certain exceptions: (1) to cause a meeting of the Company’s stockholders to be held to consider approval of the Merger Agreement, (2) not to solicit proposals relating to alternative business combination transactions and not to participate in discussions concerning, or furnish information in connection with, alternative business combination transactions and (3) not to withdraw its recommendation to the Company’s stockholders regarding the Merger.

In addition, subject to the terms of the Merger Agreement, the Company, Parent and Merger Sub are required to use reasonable best efforts to obtain all required regulatory approvals, including certain regulatory approvals from the Public Utility Commission of Ohio (“PUCO”), the New York Public Service Commission, the Federal Energy Regulatory Commission and the Committee on Foreign Investment in the United States, and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as the receipt of certain approvals under the applicable laws of certain foreign countries, so long as such approval does not result in a Burdensome Condition (as defined in the Merger Agreement).

Consummation of the Merger is subject to various closing conditions, including: (1) approval of the stockholders of the Company, (2) receipt of the specified regulatory approvals without the imposition of a Burdensome Condition, (3) absence of any law or order prohibiting the consummation of the Merger, (4) subject to materiality qualifiers, the accuracy of each party’s representations and warranties, (5) each party’s compliance in all material respects with its obligations and covenants under the Merger Agreement and (6) the absence of a material adverse effect with respect to the Company and its subsidiaries. Parent has obtained equity financing commitments to fund the transactions contemplated by the Merger Agreement. The completion of the Merger is not conditioned on receipt of financing by Parent. The Merger is currently expected to close in late 2026 or early 2027, subject to satisfaction or waiver (to the extent permitted by law) of all closing conditions.

The Merger Agreement contains certain termination rights for both the Company and Parent, including if the Merger is not consummated by June 1, 2027 (subject to extension for an additional two successive three-month periods if all of the conditions to closing, other than the conditions related to obtaining regulatory approvals, have been satisfied). The Merger Agreement also provides for certain termination rights for each of the Company and Parent, and provides that, upon termination of the Merger Agreement under certain specified circumstances,

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Parent would be required to pay a termination fee of $100 million or approximately $588 million (depending on the specific circumstances of termination) to the Company, and under other specified circumstances, the Company would be required to pay Parent a termination fee of approximately $321 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties of each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates therein. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New President

On March 1, 2026, the Board appointed Ricardo Falú, 46 years old, to serve as the Company’s President, effective March 2, 2026. Previously, he served as Executive Vice President and Chief Operating Officer of the Company, and President of the Company’s New Energy Technologies Strategic Business Unit (“SBU”) from February 2024 to March 1, 2026; Senior Vice President and Chief Operating Officer of the Company from July 2023 to February 2024; Senior Vice President and Chief Strategy and Commercial Officer of the Company from August 2022 to July 2023; President of the Company’s Andes region from January 2022 to August 2022; Chief Executive Officer of AES Andes S.A. (an AES subsidiary, which includes AES Chile, AES Colombia, and AES Argentina) from April 2018 to August 2022; Chief Financial Officer for the Company’s businesses in the Andes region from 2014 to April 2018; and Chief Financial Officer for the Company’s businesses in the Mexico, Central American, and Caribbean (“MCAC”) region from 2012 to 2014, after originally joining the Company in 2003. He is a member of the boards of the following AES subsidiaries: IPALCO Enterprises, Inc., AES Andes S.A., DPL LLC, and AES Colombia & Cia S.C.A. E.S.P. Mr. Falú also serves as a director of Fluence Energy, Inc. Prior to joining AES, Mr. Falú worked as an external auditor, accounting analyst, and financial consultant in Argentina. He holds a Certified Public Accountant degree from the Universidad Nacional de Salta in Argentina and an Executive MBA, graduating Summa Cum Laude from the IAE Business School. He also holds a diploma from the Wharton Advanced Management Program, a Certificate in Management from Darden, and has completed other executive financial and management studies at Darden, Wharton, and Harvard.

There are no family relationships, as defined in Item 401(d) of Regulation S-K, between Mr. Falú and any of the Company’s directors or executive officers, or persons nominated or chosen to become a director or an executive officer of AES. There is no arrangement or understanding between Mr. Falú and any other person pursuant to which he was selected as the Company’s President. Mr. Falú does not have any direct or indirect material interest in any transaction or proposed transaction required to be disclosed under Item 404(a) of Regulation S-K.

In connection with his appointment as the Company’s President, the Board approved the following compensation arrangements for Mr. Falú:

•	Annual base salary of $950,000;

•	Annual performance incentive plan target opportunity of 125% of base salary, which will be subject to pre-established performance targets; and

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•

Annual long-term compensation target opportunity of $6,500,000, which will be subject to pre-established performance goals and service-based vesting conditions (for 2026, the long-term incentive awards were granted in the following amounts: 128,289 restricted stock units, 149,671 performance stock units (at target) and 2,275,000 performance cash units (at target)).

Mr. Falú will continue to be eligible for benefits similar to those of existing AES executives, including, without limitation, participation in the Company’s health, welfare, retirement, and relocation benefits, and Amended and Restated Executive Severance Plan.

Andrés Gluski, who has served as the Company’s President and Chief Executive Officer since September 2011, will continue to serve in the Chief Executive Officer position only, effective March 2, 2026, and as a member of the Board.

Appointment of New Chief Operating Officer

On March 1, 2026, concurrent with the appointment of Mr. Falú as the Company’s President, the Board appointed Juan Ignacio Rubiolo to serve as AES’ Executive Vice President and Chief Operating Officer (“COO”), and President of the Company’s Energy Infrastructure SBU, effective March 2, 2026.

Mr. Rubiolo, 49 years old, previously served as Executive Vice President of the Company and President of the Company’s Energy Infrastructure SBU from March 2023 to March 1, 2026; Executive Vice President of the Company and President of the Company’s International Businesses from January 2022 to March 2023; Senior Vice President of the Company and President of the Company’s MCAC SBU from March 2018 to January 2022; Chief Executive Officer of AES Mexico from 2014 to March 2018; and Vice President of the Commercial team of the Company’s MCAC SBU from 2013 to 2014. Mr. Rubiolo joined AES in 2001 and has worked in AES businesses in the Philippines, Argentina, Mexico, Panama, and the Dominican Republic. Mr. Rubiolo serves on the boards of the following AES subsidiaries: AES Andes S.A. and AES Colombia & Cia S.C.A. E.S.P. Mr. Rubiolo has a Science Degree in Business from the Universidad Austral of Argentina and a Master of Project Management from the Quebec University in Canada, and has completed the executive business and leadership program at Darden.

There are no family relationships, as defined in Item 401(d) of Regulation S-K, between Mr. Rubiolo and any of the Company’s directors or executive officers, or persons nominated or chosen to become a director or an executive officer of AES. There is no arrangement or understanding between Mr. Rubiolo and any other person pursuant to which he was selected as the Company’s COO. Mr. Rubiolo does not have any direct or indirect material interest in any transaction or proposed transaction required to be disclosed under Item 404(a) of Regulation S-K.

In connection with his appointment as COO, the Board approved the following compensation arrangements for Mr. Rubiolo:

•	Annual base salary of $700,000;

•	Annual performance incentive plan target opportunity of 100% of base salary, which will be subject to pre-established performance targets; and

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Annual long-term compensation target opportunity of $1,950,000, which will be subject to pre-established performance goals and service-based vesting conditions (for 2026, the long-term incentive awards were granted in the following amounts: 38,487 restricted stock units, 44,901 performance stock units (at target) and 682,500 performance cash units (at target)).

Mr. Rubiolo will continue to be eligible for benefits similar to those of existing AES executives, including, without limitation, participation in the Company’s health, welfare, retirement, relocation benefits, and Amended and Restated Executive Severance Plan.

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SECTION 7 – REGULATION FD

Item 7.01.	Regulation FD Disclosure.

On March 2, 2026, the Company and affiliates of Parent issued a joint press release announcing the execution of the Merger Agreement, and the Company posted an investor presentation related to the Merger to the Investor Relations section of its website. The joint press release and the investor presentation are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The joint press release and the investor presentation are being furnished, not filed, pursuant to Regulation FD. Accordingly, the joint press release and the investor presentation will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified therein as being incorporated therein by reference. The furnishing of the joint press release and the investor presentation is not intended to, and does not, constitute a determination or admission by the Company that the information in the joint press release and the investor presentation is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger by and among The AES Corporation, Horizon Parent, L.P. and Horizon Merger Sub, Inc., dated as of March 1, 2026

99.1	Joint Press Release, dated March 2, 2026

99.2	Investor Presentation, dated March 2, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed transaction between AES and Horizon Parent, L.P. (the “Transaction”), including financial estimates and statements as to the expected timing, completion and effects of the Transaction. These forward-looking statements are based on AES’ current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by AES, all of which are subject to change. Forward-looking statements involve a number of risks and uncertainties, because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing; (ii) the risk that the conditions to the completion of the Transaction, including obtaining required stockholder and regulatory approvals, are not satisfied in a timely manner or at all; (iii) potential litigation relating to the Transaction, including resulting expense or delay, and the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction will harm AES’ business, including current plans and operations; (v) the ability of AES to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) continued availability of capital and financing and rating agency actions; (viii) certain restrictions during the pendency of the Transaction that may impact AES’ ability to pursue certain business opportunities or strategic transactions; (ix) significant transaction costs associated with the Transaction; (x) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring AES to pay a termination fee or other expenses; (xii) competitive responses to the Transaction; and (xiii) the risks and uncertainties pertaining to AES’ business, including those set forth in Part I, Item 1A of AES’ most recent Annual Report on Form 10-K and Part II, Item 1A of AES’ subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by AES with the SEC. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the proxy statement to be provided to AES’ stockholders in connection with the Transaction. While the list of factors presented here is, and the list of factors to be presented in the proxy statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-

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looking statements. These forward-looking statements speak only as of the date they are made, and AES does not undertake to and specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

IMPORTANT INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction between AES and Horizon Parent, L.P. In connection with the proposed transaction, AES expects to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”). AES also may file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document AES has filed or may file with the SEC and send to its stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents that are filed or will be filed with the SEC by AES through the SEC’s website at www.sec.gov or through AES’ website at https://www.aes.com/investors/ or by contacting AES’ Investor Relations Team at invest@aes.com.

PARTICIPANTS IN THE SOLICITATION

AES, its directors and officers and other employees may be deemed to be participants in the solicitation of proxies from AES’ stockholders in connection with the proposed transaction. Additional information regarding the identity of the participants, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction (if and when they become available). Information relating to the foregoing can also be found in the “Compensation Discussion & Analysis,” “Security Ownership of Certain Beneficial Owners, Directors, and Executive Officers” and “Proposal 1: Election of Directors” sections in AES’ proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 19, 2025 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on AES’ Initial Statements of Beneficial Ownership on Form 3 and Statements of Change in Ownership on Form 4 that are filed or will be filed with the SEC. You may obtain free copies of these documents (when available) using the sources indicated above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The AES Corporation

By:	/s/ Paul L. Freedman
Name:	Paul L. Freedman
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: March 2, 2026

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Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

THE AES CORPORATION,

HORIZON PARENT, L.P.

and

HORIZON MERGER SUB, INC.

Dated as of March 1, 2026

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SECTION 9.13	Construction	101
SECTION 9.14	Certain Debt Financing Provisions	101
SECTION 9.15	No Reliance	102
SECTION 9.16	Non-Recourse	103

Exhibit A – Definitions

Exhibit B – Form of Surviving Corporation Certificate of Incorporation

Exhibit C – Form of Surviving Corporation Bylaws

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 1, 2026, is by and among The AES Corporation, a Delaware corporation (the “Company”), Horizon Parent, L.P., a Delaware limited partnership (“Parent”), and Horizon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties”).

RECITALS

WHEREAS, the Parties intend that, upon the terms and subject to the conditions set forth herein, at the Effective Time, Merger Sub will merge with and into the Company, with the Company surviving such merger (the “Merger”), in accordance with the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and the holders of shares of Company Common Stock; (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; (iii) directed that the adoption of this Agreement be submitted to a vote of the holders of the Company Common Stock at the Company Stockholders Meeting; and (iv) recommended that the holders of shares of Company Common Stock vote in favor of the adoption of this Agreement;

WHEREAS, the board of directors of Merger Sub has unanimously: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of Merger Sub and its sole stockholder; (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; (iii) directed that the adoption of this Agreement be submitted to a vote of Parent in its capacity as Merger Sub’s sole stockholder; and (iv) recommended that Parent vote in favor of the adoption of this Agreement;

WHEREAS, the general partner of Parent has duly approved this Agreement and the transactions contemplated thereby, including the Merger, in accordance with the DGCL;

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, each of Global Infrastructure Partners V-A/B, L.P., a Delaware limited partnership, Global Infrastructure Partners V-C Intermediate, L.P., a Cayman Islands limited partnership, Global Infrastructure Partners V-C2 Intermediate, L.P., a Luxembourg limited partnership, Global Infrastructure Partners V Friends & Family Fund, L.P., a Delaware limited partnership, Global Infrastructure Partners V BLK Employee Master, L.P., a Delaware limited partnership, Tower Bridge Infrastructure Partners, L.P., a Delaware limited partnership, EQT Infrastructure VI EUR SCSp, a Luxembourg special limited partnership (société en commandite spéciale), EQT Infrastructure VI USD SCSp, a Luxembourg special limited partnership (société en commandite spéciale), and EQT Infrastructure VI (General Partner) S.à r.l., a Luxembourg limited liability company (société à responsabilité limitée), (collectively, the “Sponsors”) has entered into (i) an equity commitment letter, dated as of the date of this Agreement (collectively, the “Equity Commitment Agreements”), pursuant to which each Sponsor has, on a several, but not joint, basis, agreed to provide funding to Parent or Merger Sub in the circumstances and subject to the terms and conditions set forth therein (the “Equity Financing”) and (ii) a guaranty or termination equity commitment letter, as applicable, (collectively, the “Termination Agreements”) with respect to certain obligations of Parent and Merger Sub under this Agreement;

WHEREAS, immediately following the execution of this Agreement, Parent shall adopt this Agreement in its capacity as the sole stockholder of Merger Sub; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and subject to the conditions set forth herein, and each intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE MERGER

SECTION 1.01 The Merger. At the Effective Time, upon the terms and subject to the conditions set forth herein, and in accordance with the relevant provisions of the DGCL, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall continue its existence under the Laws of the State of Delaware as the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”).

SECTION 1.02 The Effective Time. Subject to the provisions of this Agreement, at the Closing, the Parties shall cause the Merger to be consummated by filing a certificate of merger, with respect to the Merger to be duly executed and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL (the “Certificate of Merger”), and the Parties shall make any other filings or recordings required by the DGCL in connection with effecting the Merger. The Merger shall become effective at such time (the “Effective Time”) as the Certificate of Merger has been filed with the Secretary of State of the State of Delaware (or at such later time as the Parties may mutually agree and specify in the Certificate of Merger).

SECTION 1.03 The Closing. Unless this Agreement has been terminated in accordance with Section 8.01, the consummation of the Merger (the “Closing”) shall take place remotely via the electronic exchange of executed documents at 9:00 a.m. New York City time on a date to be mutually agreed to by the Parties, which date shall be no later than the tenth (10th) Business Day after the satisfaction or waiver (to the extent such waiver is permitted by Law) of the conditions to the Closing set forth in Article VII (except for those conditions to the Closing that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions), unless another time, date or place is mutually agreed to in writing by the Parties. Notwithstanding anything to the contrary herein, if the conditions to the Closing set forth in Article VII (except for those conditions to the Closing that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions) have been satisfied or waived on a date that is prior to the End Date but the Closing Date would occur after the End Date, the End Date shall be extended such that it occurs on the first Business Day immediately following the ten (10) Business Day period described in the preceding sentence. The date on which the Closing occurs is referred to herein as the “Closing Date.”

SECTION 1.04 Effects of the Merger. The Merger shall have the effects specified herein, the Certificate of Merger and in the applicable provisions of the DGCL. Without limiting the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation. As a result of the Merger, all classes and series of the capital stock of the Company and all classes and series of capital stock of Merger Sub will be converted or cancelled as set forth in Article II.

SECTION 1.05 Surviving Corporation Organizational Documents. As of the Effective Time, the certificate of incorporation and bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety to read as the certificate of incorporation set forth on Exhibit B and as the bylaws set forth on Exhibit C, respectively, until thereafter amended as provided therein and in accordance with applicable Law.

SECTION 1.06 Surviving Corporation Directors and Officers. As of the Effective Time, subject to applicable Law, (a) the directors of Merger Sub as of immediately prior to the Effective Time shall be the directors of the Surviving Corporation to serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and (b) the officers of the Company as of immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES AND BOOK-ENTRY SHARES

SECTION 2.01 Merger Consideration. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holders of securities of the Company or Merger Sub:

(a) each share of common stock, $0.01 par value per share, of the Company (“Company Common Stock”) that is issued and outstanding immediately prior to the Effective Time (other than (i) such shares to be cancelled in accordance with Section 2.01(b) and (ii) any Dissenting Shares) shall be converted automatically into and shall thereafter represent the right to receive $15.00 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock that have been converted into the right to receive the Merger Consideration as provided in this Section 2.01(a) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter only represent the right to receive the Merger Consideration with respect to such share or shares;

(b) each share of Company Common Stock held in the treasury of the Company or owned, directly or indirectly, by Parent or Merger Sub (in each case, other than any such shares of Company Common Stock held in a fiduciary, representative or other capacity on behalf of third parties) immediately prior to the Effective Time (the “Cancelled Shares”) shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(c) each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid, validly issued and nonassessable share of common stock of the Surviving Corporation, $0.01 par value per share, and shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Effective Time.

SECTION 2.02 Rights as Stockholders. At the Effective Time, except as set forth in Section 2.05, holders of shares of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than (a) the right to receive, without interest, any dividend or other distribution with respect to such shares of Company Common Stock with a record date occurring prior to the Effective Time and (b) the right to receive the consideration provided under this Article II.

SECTION 2.03 Exchange and Payment Procedures.

(a) Paying Agent. Prior to the Closing Date, Parent shall enter into an agreement (in form and substance reasonably acceptable to the Company) to appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the purpose of exchanging shares of Company Common Stock for the Merger Consideration in accordance with Section 2.01(a). At or prior to the Effective Time, Parent shall (or shall cause Merger Sub to) deposit or cause to be deposited with the Paying Agent, in trust for the benefit of the holders of shares of Company Common Stock contemplated by Section 2.01(a), an aggregate amount of cash sufficient to deliver the aggregate amount of the Merger Consideration. All such cash shall hereinafter be referred to as the “Exchange Fund.”

(b) Payment Procedures.

(i) Promptly after the Effective Time (but no later than two (2) Business Days after the Effective Time), the Paying Agent will mail to each holder of record of a certificate representing outstanding shares of Company Common Stock immediately prior to the Effective Time (a “Certificate”) whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01(a):

(A) a letter of transmittal, which shall specify that delivery shall be effected, and that risk of loss and title to Certificates held by such holder will pass, only upon proper delivery of such Certificates to the Paying Agent in accordance with the procedures set forth in the letter of transmittal and which shall be in form and substance reasonably satisfactory to Parent and the Company; and

(B) instructions for use in effecting the surrender of such Certificates in exchange for the Merger Consideration with respect to such shares; provided, however, with respect to each holder of Certificates whose shares cease to be Dissenting Shares following the Effective Time pursuant to Section 2.05, Parent shall instruct the Paying Agent promptly after the date on which Parent becomes aware that such Dissenting Shares have ceased to be Dissenting Shares to mail to such holder the letter of transmittal and instructions referred to above with respect to such shares.

(ii) Upon surrender to, and acceptance in accordance with Section 2.03(b)(iii) by, the Paying Agent of a Certificate (or affidavits of loss in lieu thereof under Section 2.03(g)) together with the letter of transmittal, if applicable, duly completed and validly executed in accordance with the instructions thereto, the holder thereof will be entitled to receive the Merger Consideration payable in respect of the number of shares of Company Common Stock formerly represented by such Certificate surrendered under this Agreement. No interest will be paid or accrued for the benefit of holders of Certificates on the Merger Consideration payable in respect of the shares of Company Common Stock represented by Certificates.

(iii) The Paying Agent will accept Certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange of the Certificates in accordance with customary exchange practices.

(iv) Notwithstanding anything herein to the contrary, any record holder of uncertificated shares of Company Common Stock (including any shares held pursuant to the Company Benefit Plans) represented by book-entry immediately prior to the Effective Time (“Book-Entry Shares”), whose shares were converted into the right to receive the Merger Consideration, shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent. In lieu thereof, each holder of record of one (1) or more Book-Entry Shares that are converted into the right to receive the Merger Consideration shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, cash in an amount equal to the Merger Consideration multiplied by the number of uncertificated shares of Company Common Stock previously represented by such Book-Entry Shares. No interest shall be paid or accrue on any cash payable upon conversion of any Book-Entry Shares.

(v) From and after the Effective Time, no further transfers may be made on the records of the Company or its transfer agent of Certificates or Book-Entry Shares, and if any Certificate or Book-Entry Share is presented to the Company for transfer, such Certificate or Book-Entry Share shall be cancelled against delivery of the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Certificate or Book-Entry Share.

(vi) If any Merger Consideration is to be remitted to a name other than that in which a Certificate or Book-Entry Share is registered, no Merger Consideration may be paid in exchange for such surrendered Certificate or Book-Entry Share unless:

(A) either (A) the Certificate so surrendered is properly endorsed, with signature guaranteed, or otherwise in proper form for transfer or (B) the Book-Entry Share is properly transferred; and

(B) the Person requesting such payment shall (A) pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate or Book-Entry Share or (B) establish to the satisfaction of the Paying Agent that such Taxes have been paid or are not payable.

(c) No Further Ownership Rights in Company Common Stock.

(i) At the Effective Time, each holder of a Certificate, and each holder of Book-Entry Shares, will cease to have any rights with respect to such shares of Company Common Stock, except, to the extent provided by Section 2.02, for the right to receive the Merger Consideration payable in respect of the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares upon surrender or exchange, if applicable, of such Certificate or Book-Entry Share in accordance with Section 2.03(b).

(ii) The Merger Consideration paid upon the surrender or exchange, if applicable, of Certificates or Book-Entry Shares in accordance with this Section 2.03 will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates or Book-Entry Shares.

(d) Termination of Exchange Fund. The Paying Agent will deliver to the Surviving Corporation, upon the Surviving Corporation’s demand, any portion of the Exchange Fund (including any interest and other income received by the Paying Agent in respect of all such funds) which remains undistributed to the former holders of Certificates or Book-Entry Shares upon expiration of the period ending one (1) year after the Effective Time. Thereafter, any former holder of Certificates or Book-Entry Shares prior to the Merger who has not complied with this Section 2.03 prior to such time, may look only to the Surviving Corporation for payment of their claim for Merger Consideration to which such holder may be entitled.

(e) No Liability. None of Parent, the Company, the Paying Agent or the Surviving Corporation nor any employee, officer, partner, director, agent or Affiliate of the foregoing, shall be liable to any former holder of shares of Company Common Stock for any payment of the Merger Consideration delivered to a public official if required by any applicable abandoned property, escheat or similar Law. Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity will, to the extent not prohibited by applicable Law, become the property of Parent, free and clear of all or any claims or interest of any Person previously entitled thereto.

(f) Waiver. The Surviving Corporation may from time to time, in the case of one or more Persons, waive one or more of the rights provided to it in this Article II to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights thereafter to withhold any such payment, delivery or distribution in the case of any Person.

(g) Lost, Stolen or Destroyed Certificates. If any Certificate formerly representing shares of Company Common Stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver and pay, in exchange for such lost, stolen or destroyed certificate, the Merger Consideration payable in respect thereof pursuant to this Agreement.

(h) Investment of Exchange Fund. The Paying Agent shall invest any cash in the Exchange Fund if and as directed by Parent; provided that such investment shall be (i) in obligations of, or guaranteed by the full faith and credit of, the United States, (ii) in commercial paper obligations of issuers organized under the Law of a state of the United States, rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Service, respectively, (iii) in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding ten billion dollars ($10,000,000,000), or (iv) in mutual funds investing solely in such assets referred to in the foregoing clauses (i) through (iii). Any interest and other income resulting from such investments shall be paid to, and be the property of, Parent. No investment losses resulting from the Exchange Fund shall diminish the rights of any holders of shares of Company Common Stock to receive the Merger Consideration or any other payment as provided herein. To the extent, for any reason, the amount in the Exchange Fund is below what is required to make prompt payment of the aggregate cash payments contemplated by Section 2.01(a), Parent shall promptly replace, restore or supplement (or cause to be replaced, restored or supplemented) the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make the payment of the aggregate cash payments contemplated by Section 2.01(a).

(i) Withholding. Parent, the Surviving Corporation, Merger Sub, any Affiliates of the Surviving Corporation and the Paying Agent shall be entitled to (i) deduct and withhold from the Merger Consideration and any other amounts payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law and (ii) reasonably request any necessary Tax forms, including Internal Revenue Service Form W-9 or the appropriate series of Form W-8, as applicable (together with any applicable underlying forms or documentation) from any Person to whom a payment is to be made pursuant to this Agreement. To the extent amounts are so withheld and paid over to the appropriate Governmental Entity, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made.

SECTION 2.04 Company Equity Awards . At or prior to the Effective Time, the Company shall take such actions as are necessary (including obtaining any resolutions of the Company Board or, if appropriate, any committee thereof administering the Company Stock Plans) to effect the following:

(a) Company Restricted Stock Units. Each Company Restricted Stock Unit that is outstanding immediately prior to the Effective Time (whether vested or unvested) shall be cancelled as of the Effective Time and converted into a contingent right to receive, from Parent or the Surviving Corporation (a “Converted Cash Award”), an aggregate amount, subject to deduction for any applicable withholding Taxes required to be made under applicable Law, in cash equal in value to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock subject to such Company Restricted Stock Unit award as of immediately prior to the Effective Time after giving effect to the accumulation of dividend equivalents credited in respect of such Company Restricted Stock Units. Each Converted Cash Award assumed and converted pursuant to this Section 2.04(a) will earn interest at the Converted Cash Award Interest Rate. Each such Converted Cash Award shall be credited to the holder as a bookkeeping entry maintained by Parent and its Affiliates for the holder that reflects such Converted Cash Award (including applicable gains, losses and expenses) and adjustments thereto as soon as administratively practicable following the Effective Time. Each Converted Cash Award assumed and converted pursuant to this Section 2.04(a) will otherwise continue to have and will be subject to, the same terms and conditions (including vesting conditions) as applied to the corresponding Company Restricted Stock Unit immediately prior to the Effective Time.

(b) Company Performance Stock Units. Except as set forth in Section 5.01(a)(iv) of the Company Disclosure Letter, each Company Performance Stock Unit that is outstanding immediately prior to the Effective Time (whether vested or unvested) shall be cancelled as of the Effective Time and converted into a contingent right to receive a Converted Cash Award from Parent or the Surviving Corporation, in an aggregate amount, without interest and subject to deduction for any applicable withholding Taxes required to be made under applicable Law, in cash equal in value to the sum of: (a) the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock subject to such Company Performance Stock Unit as of immediately prior to the Effective Time, based on attainment of target levels of performance (except that any performance goals related to “free cash flow” will be deemed achieved based on attainment of the greater of target or actual levels of performance for any portion of the applicable performance period that ends on or prior to December 31, 2026, as determined by the Company in its good faith discretion), plus (b) an amount equal to the value of any dividend equivalents accrued pursuant to the applicable award agreement governing such Company Performance Stock Unit. Each such Converted Cash Award assumed and converted pursuant to this Section 2.04(b) will continue to have and will be subject to, the same terms and conditions (including time-based vesting conditions, but excluding performance-based vesting conditions) as applied to the corresponding Company Performance Stock Units immediately prior to the Effective Time.

(c) Company Stock Options. Each Company Stock Option that is outstanding (whether vested or unvested) immediately prior to the Effective Time shall be cancelled as of the Effective Time and converted into a vested right to receive a payment equal to the excess of the Merger Consideration over the per share exercise price of such Company Stock Option, multiplied by the number of shares of Company Common Stock subject to such Company Stock Option, subject to deduction for any applicable withholding Taxes required to be made under applicable Law. Company Stock Options with respect to which the per share exercise price is not less than the Merger Consideration shall be cancelled without consideration effective as of the Effective Time. In each case, payment with respect to any Company Stock Option shall be made as soon as practicable following the Closing Date.

(d) Company Performance Cash Units. Except as set forth in Section 5.01(a)(iv) of the Company Disclosure Letter, each Company Performance Cash Unit that is outstanding immediately prior to the Effective Time (whether vested or unvested) shall be assumed by Parent and continue to have and will be subject to, the same terms and conditions (including time-based vesting conditions, but excluding performance-based vesting conditions) as applied to the corresponding Company Performance Cash Units immediately prior to the Effective Time, provided that any applicable performance goals shall be deemed achieved based on attainment of target levels of performance (except that any performance goals related to “free cash flow” will be deemed achieved based on attainment of the greater of target or actual levels of performance for any portion of the applicable performance period that ends on or prior to December 31, 2026, as determined by the Company in its good faith discretion).

(e) Section 409A. To the extent that any award described in this Section 2.04 constitutes nonqualified deferred compensation subject to Section 409A of the Code, any payment contemplated hereby with respect to such award shall be made in accordance with this Agreement and the applicable award’s terms or, if later, at the earliest time permitted under the terms of such award that will not result in the application of a tax or penalty under Section 409A of the Code.

(f) Company Actions. Prior to the Effective Time, the Company Board or, if appropriate, any committee thereof administering the Company Stock Plans shall pass any necessary resolutions or take any other required action in order to (i) effect the foregoing provisions of this Section 2.04, automatically, by virtue of the Merger and without any required action on the part of any participant, and (ii) if so requested by Parent no later than five (5) Business Days prior to the Effective Time, cause the Company Stock Plans to terminate at the Effective Time. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation shall be required to deliver shares or other capital stock of the Company to any Person pursuant to the settlement of the Company Equity Awards.

SECTION 2.05 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders who have not voted in favor of the adoption of this Agreement (or consented thereto in writing) and who have properly demanded appraisal of such shares of Company Common Stock in accordance with, and who have otherwise complied with, Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration at the Effective Time but instead will be entitled to only such rights as are granted by Section 262 of the DGCL. The holders of Dissenting Shares shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, unless and until such holder shall have failed to perfect or otherwise fails to comply with the provisions of Section 262 of the DGCL or shall have effectively withdrawn, waived or lost such holder’s rights to appraisal of such Dissenting Shares pursuant to Section 262 of the DGCL or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL. If any such holder of Dissenting Shares fails to perfect or otherwise fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws, waives or loses any such right to appraisal of such Dissenting Shares pursuant to Section 262 of the DGCL or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, each such share of such holder shall be deemed to have been converted into, and become exchangeable only for the right to receive, as of the Effective Time the Merger Consideration in accordance with Section 2.01, without any interest thereon, and shall not thereafter be deemed to be Dissenting Shares. The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, attempted withdrawals of such notices or demands and any other instruments received by the Company relating to rights of appraisal (including providing Parent with copies of all notices and demands), and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, without the prior consent of Parent, make any payment with respect to, or compromise or settle, any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise comply with the provisions under Section 262 of the DGCL.

SECTION 2.06 Certain Adjustments to Prevent Dilution. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company (or any other securities convertible therefor or exchangeable thereto) shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split), combination, subdivision, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, or any similar event, in each case, other than pursuant to the transactions contemplated by this Agreement, the Merger Consideration and any other similarly dependent items shall be equitably adjusted to provide to the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action; provided, however, that nothing in this Section 2.06 shall be deemed to permit the Company to effect any such change that is not otherwise specifically authorized or permitted by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the Company Reports or Company Subsidiary Reports publicly available and filed with or furnished to the SEC from and after January 1, 2023, and prior to the date of this Agreement (in each case, excluding any disclosures of factors or risks contained or references therein under the captions “Risk Factors” or “Forward-Looking Statements” and any other statements that are predictive, cautionary or forward-looking in nature), it being agreed that this clause (a) shall not be applicable to Section 3.01, Section 3.02, Section 3.03 or Section 3.04, or (b) subject to Section 9.04(k), as set forth in the corresponding section of the disclosure letter delivered by the Company to Parent concurrently with the execution and delivery by the Company of this Agreement (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows:

SECTION 3.01 Organization, Standing and Power. Each of the Company and the Subsidiaries of the Company (the “Company Subsidiaries”) is duly organized, validly existing and in active status or good standing, as applicable, under the Laws of the jurisdiction in which it is organized (in the case of active status or good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Company Subsidiaries, where the failure to be so organized, existing or in active status or good standing, as applicable, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite entity power and authority to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties and assets make such qualification or license necessary, except in any such jurisdiction where the failure to be so qualified or licensed would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the certificate of incorporation of the Company in effect as of the date of this Agreement (the “Company Certificate”) and the bylaws of the Company in effect as of the date of this Agreement (the “Company Bylaws”).

SECTION 3.02 Company Subsidiaries. Except as set forth in Section 3.02(a) of the Company Disclosure Letter, all the outstanding shares of capital stock of, voting securities of, and other equity interests in, each Material Company Subsidiary and, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each other Company Subsidiary, have been validly issued and are fully paid and nonassessable and all such equity interests owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary are free and clear of (a) all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) and (b) any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except, in the case of the foregoing clauses (a) and (b), as imposed by this Agreement, the Organizational Documents of the Company Subsidiaries, Permitted Tax Equity Transaction Documents, applicable securities Laws, inchoate Liens arising as a matter of Law, or Liens securing Indebtedness of the Company or any Company Subsidiary in the ordinary course of business. Section 3.02(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of the Material Company Subsidiaries and Material Company Joint Ventures. The Company has made available to Parent true and complete copies of the articles of incorporation and bylaws (or equivalent Organizational Documents) of each Material Company Subsidiary and, to the extent made available to the Company, Material Company Joint Venture in effect as of the date of this Agreement.

SECTION 3.03 Capital Structure.

(a) The authorized capital stock of the Company consists of 1,250,000,000 shares, of which 1,200,000,000 shares are Company Common Stock and 50,000,000 shares are preferred stock, without par value (the “Preferred Stock”). At the close of business on February 24, 2026 (the “Capitalization Date”): (i) 712,558,860 shares of Company Common Stock were issued and outstanding; (ii) no shares of Preferred Stock were issued and outstanding; (iii) 147,278,819 shares of Company Common Stock were held by the Company in its treasury; (iv) Company Restricted Stock Units (including any deferred stock units) with respect to an aggregate of 5,541,309 shares of Company Common Stock were issued and outstanding; (v) Company Performance Stock Units with respect to an aggregate of 1,896,530 shares of Company Common Stock (based on achievement of applicable performance criteria at the target level of performance) and 3,746,454 shares of Company Common Stock (based on achievement of applicable performance criteria at the maximum level of performance) were issued and outstanding; and (vi) 119,051 shares of Company Common Stock were subject to outstanding Company Stock Options (which awards have a weighted average exercise price of $12.50 per share). At the close of business on the Capitalization Date, an aggregate of 19,136,571 shares of Company Common Stock were available for issuance pursuant to the Company Stock Plans. Except as set forth above, at the close of business on the Capitalization Date, there are no shares of capital stock, or other equity or voting securities or equity or voting interests of the Company issued, reserved for issuance or outstanding. From the close of business on the Capitalization Date to the date of this Agreement, there have been no issuances by the Company of any shares of capital stock, or other equity or equity-based or voting securities or equity or voting interests, and other than with respect to ordinary course vesting of equity awards, from the close of business on the Capitalization Date to the date of this Agreement, the Company has not entered into a Contract to grant, or otherwise committed to grant any such awards or other equity or equity-based awards that may be settled in or are otherwise based on the value of the Company Common Stock.

(b) All outstanding shares of Company Common Stock are, and all shares of Company Common Stock that may be issued upon the settlement of Company Equity Awards will be, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive or similar right. Except as set forth in Section 3.03(b) of the Company Disclosure Letter or, with respect to Company Subsidiaries, in accordance with any Permitted Tax Equity Transaction Documents or Permitted DevCo Equity Transaction Documents, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (i) any capital stock or other equity interests (including preferred or structured equity interests) of the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or (ii) any warrants, calls, options, “phantom” equity rights, equity appreciation rights, profit participation rights, equity-based performance units or other rights to acquire from the Company or any Company Subsidiary, or any security convertible or exercisable for, exchangeable into or measured by reference to any capital stock of or other equity interest in, the Company or any Company Subsidiary, or any Company Voting Debt, or any interests based on the value of equity interests in the Company or any Company Subsidiary or any other obligation of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary (the foregoing clauses (i) and (ii), collectively, “Equity Securities”). Except pursuant to the Company Stock Plans or, with respect to the Company Subsidiaries, in accordance with any Permitted Tax Equity Transaction Documents or Permitted DevCo Equity Transaction Documents, there are not any outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Equity Securities. There is no outstanding Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote (“Company Voting Debt”). No Company Subsidiary owns any shares of Company Common Stock. There are no proxies, voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party or is bound with respect to the voting or registration of any capital stock or voting securities of, or other equity interests in, the Company or any of the Company Subsidiaries.

(c) Section 3.03(c) of the Company Disclosure Letter sets forth a true and complete list, as of the Capitalization Date, of all outstanding Company Equity Awards in the aggregate, including (i) the type of award and number of shares of Company Common Stock related thereto (including for the avoidance of doubt any dividend equivalents credited in respect of such Company Equity Award, and with Company Performance Cash Units and Company Performance Stock Units reflected at the target and maximum performance levels), and (ii) the name of the applicable Company Stock Plan under which the award was granted.

SECTION 3.04 Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to comply with its obligations hereunder and, subject to the adoption of this Agreement at a duly convened and constituted meeting of the stockholders of the Company held for such purpose (the “Company Stockholders Meeting”) by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon at the Company Stockholders Meeting (the “Company Stockholder Approval”), to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approval. The Company Board, at a meeting duly called at which all directors of the Company were present, in accordance with the DGCL and the Company’s organizational documents, has duly and unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and the holders of shares of Company Common Stock, (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (c) directed that the adoption of this Agreement be submitted to a vote of the holders of the Company Common Stock at the Company Stockholders Meeting, and (d) recommended that the holders of shares of Company Common Stock vote in favor of the adoption of this Agreement (the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date of this Agreement. The Company Stockholder Approval is the only vote or consent of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exceptions”).

SECTION 3.05 No Conflicts; Consents.

(a) The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its covenants and agreements hereunder and the consummation of the transactions contemplated hereby, including the Merger, will not, (i) subject to obtaining the Company Stockholder Approval, conflict with, or result in any violation of any provision of, the Company Certificate, the Company Bylaws or the Organizational Documents of any Company Subsidiary, (ii) subject to obtaining the Consents set forth in Section 3.05(a)(ii)(1) of the Company Disclosure Letter (the “Company Required Consents”) conflict with, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of first refusal, preemptive right or tag-along right or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of a Lien (other than a Permitted Encumbrance) upon any of the respective properties or assets of the Company or any Company Subsidiary pursuant to, any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound or any Permit applicable to the business of the Company and the Company Subsidiaries or (iii) subject to obtaining the Company Stockholder Approval and the Consents referred to in Section 3.05(b) and making the Filings referred to in Section 3.05(b), conflict with, or result in any violation of any provision of, any Judgment or Law, in each case, applicable to the Company or any Company Subsidiary or their respective properties or assets, except for, in the case of the foregoing clauses (ii) and (iii), any matter that would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or would not prevent or materially impede, interfere with or delay the consummation of the transactions contemplated hereby, including the Merger.

(b) No consent, waiver or Permit (“Consent”) of or from, or registration, declaration, notice, submission or filing (“Filing”) made to or with, any Governmental Entity is required to be obtained or made by the Company, any Company Subsidiary or any other Affiliate of the Company in connection with the Company’s execution and delivery of this Agreement or its performance of its covenants and agreements hereunder or the consummation of the transactions contemplated hereby, including the Merger, except for the following:

(i) (1) the filing with the Securities and Exchange Commission (the “SEC”), in preliminary and definitive form, of the Proxy Statement and (2) the filing with the SEC of such reports under, and such other compliance with, the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the SEC promulgated thereunder, the “Exchange Act”), or the Securities Act of 1933, as amended (together with the rules and regulations of the SEC promulgated thereunder, the “Securities Act”), in each case as may be required in connection with this Agreement or the Merger;

(ii) compliance with, Filings under and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with the rules and regulations promulgated thereunder, the “HSR Act”) and such other Consents or Filings as are required to be obtained or made under any other Antitrust Law, Foreign Investment Control and Energy Regulation Law as set forth on Section 3.05(b)(ii)(1) of the Company Disclosure Letter;

(iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents in connection with the Merger with the relevant authorities of the other jurisdictions in which the Company is qualified to do business;

(iv) such Consents or Filings as are required to be obtained from or made to non-U.S. Governmental Entities as set forth on Section 3.05(b)(iv) of the Company Disclosure Letter;

(v) (1) Filings with, and the Consent of, the Federal Energy Regulatory Commission (the “FERC”) under Section 203 of the Federal Power Act (the “FPA” and such Consent, the “FERC Approval”), (2) Filings with, and the Consent of, the U.S. Federal Communications Commission (the “FCC”), (3) Filings with, and the Consent of, the Public Utilities Commission of Ohio (the “PUCO”) in connection with the Merger (the “PUCO Approval”), (4) Filings with, and the Consent of, the New York Public Service Commission (the “NYPSC”) in connection with the Merger, (5) Filings with the California Energy Commission pursuant to Title 20, California Code of Regulations, Section 1769(b), and with the California Public Utilities Commission pursuant to CPUC General Order 167.B, (6) Filings with PJM pursuant to Manual 14D, Section 2.2 and (7) other Filings set forth on Section 3.05(b)(v) of the Company Disclosure Letter (the Filings and Consents set forth in Section 3.05(b)(ii), Section 3.05(b)(iv) and this Section 3.05(b)(v) (other than clauses (2) and (5)-(7) hereof), collectively, the “Company Required Approvals”);

(vi) Filings with, and the Consent of, the Committee on Foreign Investment in the United States, or any member agency thereof acting in its capacity as a member agency (“CFIUS”);

(vii) compliance with and filings required under the rules and regulations of the NYSE; and

(viii) such other Filings and Consents the failure of which to make or obtain would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not prevent or materially impede, interfere with or delay the consummation of the Merger.

(c) Except as disclosed on Section 3.05(c) of the Company Disclosure Letter, there are no guarantees, letters of credit or similar credit support instruments of the Company, any Company Subsidiary or joint venture (or any Contract that requires any such credit support to be provided) that would require additional credit support or an alternative form of credit support (including a letter of credit or cash collateral) upon (i) and solely as a result of, the consummation of the Merger and other transactions contemplated herein (any such credit support items or Contracts, “Specified CoC Credit Support Contracts”) or (ii) the occurrence of a Company Downgrade Event (any such credit support items or Contracts disclosed pursuant to clause (ii), “Specified Ratings Credit Support Contracts”).

SECTION 3.06 Company Reports; Financial Statements.

(a) The Company has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC since January 1, 2023 (such documents, together with all exhibits, financial statements, including the Company Financial Statements, and schedules thereto and all information incorporated therein by reference, but excluding the Proxy Statement, being collectively referred to as the “Company Reports”). Each Company Report (i) at the time furnished or filed, complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act or the Sarbanes-Oxley Act of 2002, as amended (together with the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), as the case may be, and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements. Each of the consolidated financial statements of the Company included in the Company Reports (the “Company Financial Statements”) complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods and as of the dates involved (except as may be indicated in the notes thereto) and fairly presents in all material respects, in accordance with GAAP, the consolidated financial position of the Company and the Company’s consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments and any other adjustments stated therein or in the notes thereto).

(b) Neither the Company nor any Company Subsidiary has any liability of any nature that would be required by GAAP to be reflected or reserved for on a consolidated balance sheet of the Company and the Company Subsidiaries (or disclosed in the notes thereto), except liabilities (i) reflected or reserved against in the unaudited balance sheet (including the notes thereto) of the Company and the Company Subsidiaries as of September 30, 2025 included in the quarterly report of the Company on Form 10-Q for the quarter ended September 30, 2025, (ii) incurred in the ordinary course of business after September 30, 2025, (iii) incurred in connection with the Merger or any other transaction or agreement contemplated by this Agreement or (iv) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, none of the Company Reports is the subject of ongoing SEC review or an outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company Reports, or any resolved comments received from the SEC that have not yet been reflected in the Company Reports.

(c) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP in all material respects. The Company maintains “disclosure controls and procedures” required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act that are effective in all material respects to ensure that information required to be disclosed by the Company in the reports it files or furnishes under the Exchange Act is recorded, processed, summarized and reported and that all such information is accumulated and communicated to the

Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, known to the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(d) Since January 1, 2023, the Company has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act, as amended from time to time. The shares of Company Common Stock are listed on the NYSE, and, since January 1, 2023, the Company has complied in all material respects with the applicable listing and corporate governance requirements of the NYSE.

(e) Except as set forth on Section 3.06(e) of the Company Disclosure Letter, no Company Subsidiary (i) has, since January 1, 2023, filed a registration statement with the SEC under the Securities Act or been required to file, or has voluntarily filed, periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) is currently required to file periodic reports with the SEC pursuant any indenture, note purchase agreement, credit agreement or other agreement or instrument governing any Indebtedness of such Company Subsidiary.

SECTION 3.07 Proxy Statement; Company Information. The Proxy Statement and any other documents filed with the SEC in connection with this Agreement will comply as to form in all material respects with the requirements of applicable Law, and will not, on the date the Proxy Statement is first mailed to stockholders of the Company or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereto, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading at the time and in light of the circumstances under which such statement is made, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

SECTION 3.08 Absence of Certain Changes or Events.

(a) From September 30, 2025 to the date of this Agreement, each of the Company and the Company Subsidiaries has conducted its respective business in the ordinary course of business in all material respects.

(b) From September 30, 2025 to the date of this Agreement, there has not occurred any fact, circumstance, effect, change, event or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.09 Taxes. Except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) (i) Each of the Company and the Company Subsidiaries has timely filed, taking into account all valid extensions, all Tax Returns required to have been filed and such Tax Returns are accurate and complete in all material respects, and (ii) all Taxes of the Company or of any Company Subsidiary have been timely paid in full (whether or not shown or required to be shown as due on any Tax Return) except for Taxes that are being contested in good faith and for which adequate reserves have been made in accordance with GAAP in the Company Financial Statements.

(b) Each of the Company and the Company Subsidiaries has withheld and, to the extent required by applicable Tax Law, timely remitted to the appropriate Governmental Entity all Taxes required to be withheld under applicable Tax Law in connection with amounts paid by the Company or any Company Subsidiary to any employee, creditor or third party.

(c) No audit, examination, investigation or other proceeding is pending with, or has been threatened in writing by, any Governmental Entity with respect to any amount of unpaid Taxes asserted against the Company or any Company Subsidiary, in each case which have not been fully paid or settled.

(d) Neither the Company nor any Company Subsidiary has any liability for Taxes of any Person (except for the Company or any Company Subsidiary) arising from the application of Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or non-U.S. Law, as a transferee or successor or by Contract (other than pursuant to any Contract entered in the ordinary course of business that does not relate primarily to Taxes).

(e) Neither the Company nor any Company Subsidiary is a party to or is otherwise bound by any Tax sharing, allocation, indemnification or similar agreement or arrangement, except for such an agreement or arrangement (i) exclusively between or among the Company and Company Subsidiaries, (ii) with customers, vendors, lessors or other third parties entered into in the ordinary course of business and not primarily related to Taxes, (iii) that is a Tax Equity Transaction Document or Tax Credit Transfer Document or (iv) that as of the Closing Date will be terminated without any further payments being required to be made.

(f) Within the past two (2) years, neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(A)(1)(A) of the Code) in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(g) Neither the Company nor any Company Subsidiary is or has been a party to any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2) (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(h) There are no material (individually or in the aggregate) breaches of any representations, warranties or covenants set forth in any Tax Equity Transaction Document or Tax Credit Transfer Document. There are no events or circumstances that would, individually or in the aggregate, reasonably be expected to result in the conditions to the funding by the tax equity investor or the tax credit transferee under the Tax Equity Transaction Documents or the Tax Credit Transaction Document failing to be satisfied in any material respect at the applicable time. Neither the Company nor any Company Subsidiary has received any written claim under any Tax Equity Transaction Document or Tax Credit Transfer Document in respect of the loss disallowance or reduction of any U.S. federal income tax benefits, including any Tax Credit.

The representations and warranties contained in this Section 3.09 and Section 3.10 are the sole and exclusive representations and warranties of the Company relating to Taxes or Tax Returns, and no other representation or warranty of the Company contained herein shall be construed to relate to Taxes.

SECTION 3.10 Employee Benefits.

(a) Section 3.10(a) of the Company Disclosure Letter sets forth a complete and accurate list as of the date of this Agreement of each material Company Benefit Plan and each material Company Benefit Agreement.

(b) With respect to each material Company Benefit Plan and material Company Benefit Agreement, the Company has made available to Parent, to the extent applicable, complete and accurate copies of (i) the governing document (or, if such arrangement is not in writing, a written description of the material terms thereof), including any amendment thereto, (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii) the most recent audited financial statement and actuarial or other valuation report prepared with respect thereto, (iv) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the “IRS”) with respect thereto and (v) the most recently received IRS determination letter or, if applicable, current IRS opinion or advisory letter (as to qualified plan status).

(c) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Company Benefit Plan and each Company Benefit Agreement has been established, maintained, funded, operated and administered in compliance with its terms, the terms of appliable Company Union Contracts, and with the requirements prescribed by ERISA, the Code and all other applicable Laws, (ii) there are no pending or, to the Knowledge of the Company, threatened proceedings or claims against any Company Benefit Plan or Company Benefit Agreement or any fiduciary thereof, or the Company or any Company Subsidiary with respect to any Company Benefit Plan or Company Benefit Agreement (other than routine claims for benefits) and (iii) all contributions, reimbursements, premium payments and other payments required to be made by the Company or any Company Commonly Controlled Entity relating to any Company Benefit Plan have been made on or before their applicable due dates. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Commonly Controlled Entity has engaged in, and to the Knowledge of the Company, there has not been, any non-exempt transaction prohibited by ERISA or by Section 4975 of the Code or breach of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan or their related trusts that would reasonably be expected to result in a liability of the Company or a Company Commonly Controlled Entity. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material

Adverse Effect, (x) no Company Benefit Plan or Company Benefit Agreement is under audit or is the subject of an administrative proceeding by the IRS, the Department of Labor, or any other Governmental Entity, nor is any such audit or other administrative proceeding, to the Knowledge of the Company, threatened and (y) neither the Company nor any Company Subsidiary has incurred (whether or not assessed) any Tax or penalty under Section 4980B, 4980D, 4980H, 6721 or 6722 of the Code in respect of any payment made to any employee or independent contractor or in connection with any group health plan or requirements under the Affordable Care Act.

(d) Section 3.10(d)(i) of the Company Disclosure Letter sets forth each Company Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code (each, a “Title IV Plan”). With respect to each Title IV Plan: (i) no reportable event (within the meaning of Section 4043 of ERISA) or event or transaction described in Sections 4062(e) or 4969 of ERISA has occurred, or is expected to occur whether as a result of the transactions contemplated hereby or otherwise, (ii) except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the minimum funding standards under Section 430 of the Code has been satisfied and no waiver of any minimum funding standard or extension of any amortization periods has been requested or granted, (iii) with respect to each Title IV Plan for which there has been a significant reduction in the rate of future benefit accrual as referred to in Section 204(h) of ERISA, the requirements of Section 204(h) of ERISA have been complied with, and (iv) no proceeding has been commenced by the Pension Benefit Guaranty Corporation to terminate any Title IV Plan. No Company Benefit Plan is a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413 of the Code) or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), and neither the Company nor any Company Commonly Controlled Entity has any current or contingent liability or obligation under or with respect to, or has within the six (6) years preceding this Agreement contributed to or been obligated to contribute to, any Multiemployer Plan. Except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Commonly Controlled Entity has incurred any Controlled Group Liability (as defined below) that has not been satisfied in full nor do any circumstances exist that could reasonably be expected to give rise to any Controlled Group Liability (except for the payment of premiums to the Pension Benefit Guaranty Corporation that are due but not delinquent). For the purposes of this Agreement, “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412, 430 and 4971 of the Code or (iv) as a result of the failure to comply with the continuation of coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

(e) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a currently effective favorable determination letter or, if applicable, current opinion or advisory letter from the IRS. No Company Benefit Plan provides or Company Benefit Agreement provides for, and neither the Company nor any Company Subsidiary has any obligation to provide, broad-based retiree or post-employment health or welfare benefits to any person, other than as required by Section 4980B of the Code or any similar state Law for which the recipient pays the full premium cost.

(f) In connection with the consummation of the Merger, no payments of money or property, acceleration of benefits or provisions of other rights, individually or in the aggregate, would or would be reasonably likely to result in imposition of the denial of deductions or excise taxes imposed under Sections 280G and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

(g) With respect to each Company Benefit Plan and Company Benefit Agreement established, maintained or entered into outside of the United States primarily for benefit of employees of the Company or any of its Subsidiaries residing outside the United States of America (a “Foreign Benefit Plan”): (i) all employer and employee contributions to each Foreign Benefit Plan required by applicable Law or by the terms of such Foreign Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iii) there are no pending or, to the knowledge of the Company, threatened proceedings or claims against any Foreign Benefit Plan (other than routine claims for benefits).

(h) Neither the execution and delivery of this Agreement, nor the consummation of the Merger, either alone or in combination with another event, could: (i) entitle any Company Personnel (or any dependent or beneficiary thereof) to any payment of compensation or benefits (whether in cash, property or the vesting of property); (ii) increase the amount of compensation or benefits due or payable to any Company Personnel (or any dependent or beneficiary thereof); (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit; (iv) restrict the ability of the Company or any Company Subsidiary to merge, amend or terminate any Company Benefit Plan or Company Benefit Agreement; or (v) result in the forgiveness of any employee or service provider loan.

(i) Neither the Company nor any Company Subsidiary has any current or contingent obligation to indemnify, gross-up, reimburse or otherwise make whole any natural person for any Taxes, including those imposed under Section 4999 or Section 409A of the Code (or any corresponding provisions of state, local or foreign Tax law).

(j) The representations and warranties contained in this Section 3.10 are the sole and exclusive representations and warranties of the Company relating to Company Benefit Plans or Company Benefit Agreements (including their compliance with any applicable Law) or ERISA, and no other representation or warranty of the Company contained herein shall be construed to relate to Company Benefit Plans or Company Benefit Agreements (including their compliance with any applicable Law) or ERISA.

SECTION 3.11 Labor and Employment Matters. Section 3.11 of the Company Disclosure Letter sets forth each collective bargaining agreement or other labor Contract with a union, works council, labor organization or other employee representative to which the Company or any Company Subsidiary is a party, bound, otherwise subject to or negotiating, with respect to any of their respective employees (the “Company Union Contracts”). Except for employees covered by a Company Union Contract, no employees of the Company or any Company Subsidiary are represented by any other labor union, labor organization, works council, employee representative or group of employees with respect to their employment with the Company or any Company Subsidiary. None of the Company or the Company Subsidiaries has any legal or contractual requirement to provide notice or information to, bargain with, enter into any consultation procedure with, or obtain consent from, any union, works council, labor organization or other employee representative, or any applicable labor tribunal, in connection with the execution of this Agreement or the transactions contemplated by this Agreement. To the Knowledge of the Company, except as would not be or would not reasonably be expected to be, individually or in the aggregate, material to the Company, there are no, and since January 1, 2023 there have been no, (a) labor union representation or certification proceedings with respect to employees of the Company or any Company Subsidiary pending or threatened to be brought or filed with the National Labor Relations Board, or (b) labor organizing activities, with respect to employees of the Company or any Company Subsidiary. To the Knowledge of the Company, from January 1, 2023 until the date of this Agreement, there have been no labor strikes, organized slowdowns, work stoppages or lockouts, picketing, hand billing, material unfair labor practice charges, material labor grievances, material labor arbitrations, or other material labor disputes pending or threatened against or affecting the Company or any Company Subsidiary. Since January 1, 2023, the Company and each Company Subsidiary has reasonably investigated all sexual harassment, or other harassment, discrimination, or retaliation allegations against Company Personnel that have been properly reported to the Company or any Company Subsidiary or of which they are otherwise aware, and the Company does not reasonably anticipate material liabilities arising out of any such allegations.

SECTION 3.12 Litigation. There is not, and since January 1, 2023, there has not been, a Claim by or before any Governmental Entity pending or, to the Knowledge of the Company, threatened by or against the Company or any Company Subsidiary that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is not, and since January 1, 2023, there has not been, a Judgment outstanding against or, to the Knowledge of the Company, investigation by any Governmental Entity of the Company or any Company Subsidiary or any of their respective properties or assets that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. This Section 3.12 does not relate to Taxes, Company Benefit Plans or Company Benefit Agreements (including their compliance with any applicable Law) or ERISA,or Intellectual Property, which are addressed in Sections 3.09, 3.10, and 3.17, respectively.

SECTION 3.13 Compliance with Applicable Laws; Permits.

(a) Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries are and at all times since January 1, 2023 have been in compliance with all applicable Laws (including Anti-Corruption Laws) and all Permits applicable to the business and operations of the Company and the Company Subsidiaries, and (ii) the Company and each Company Subsidiary hold, and are in compliance with, all Permits required by Law for the conduct of their respective businesses as they are now being conducted. Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Permits held by the Company and the Company Subsidiaries are valid and in full force and effect. None of the Company, the Company Subsidiaries or, to the Knowledge of the Company, their respective directors, officers, employees, agents or representatives: (i) is a Designated Person, (ii) is a Person that is owned or controlled by a Designated Person, (iii) is located, organized or resident in a Sanctioned Country, (iv) has or is now, in connection with the business of the Company or the Company Subsidiaries, engaged in, any dealings or transactions

(1) with any Designated Person, (2) in any Sanctioned Country, or (3) otherwise in material violation of Sanctions, or (v) since January 1, 2023, has offered, promised, provided, or authorized the provision of any money, property, or other thing of value, directly or indirectly, to any Person to improperly influence official action or secure an improper advantage in violation of Law in any material respect, or has otherwise materially violated any applicable Anti-Corruption Law. This Section 3.13 does not relate to Taxes, Company Benefit Plans or Company Benefit Agreements (including their compliance with any applicable Law) or ERISA or Intellectual Property, which are addressed in Sections 3.09, 3.10, and 3.17, respectively.

(b) Since January 1, 2023, the Company and the Company Subsidiaries have maintained and implemented policies, procedures and controls designed to ensure material compliance with all Anti-Corruption Laws applicable to the Company and the Company Subsidiaries.

(c) Since January 1, 2023, neither the Company nor the Company Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, or other Person acting on behalf of the Company or the Company Subsidiaries has been party to any actual or, to the Knowledge of the Company, threatened legal proceedings or enforcement actions relating to any breach or suspected breach of Anti-Corruption Laws or Sanctions.

(d) Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of the Company Subsidiaries is and, since January 1, 2023, has been (i) in compliance with all Laws relating to customs, the importations of goods, and the prevention of forced labor (collectively, “Import Laws”); (ii) importing all goods under the appropriate Harmonized Tariff Schedule subheading and country of origin designation; and (iii) paid all applicable duties, tariffs, and other fees relating to the importation of goods pursuant to applicable Import Laws. Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, the Company has not (A) received any requests for information or notices of action from U.S. Customs and Border Protection, or (B) received any notice, inquiry or internal or external allegation, made any voluntary or involuntary disclosure to a Governmental Entity, or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Import Laws.

SECTION 3.14 Environmental Matters.

(a) Except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) the Company and the Company Subsidiaries are and, except for matters which have been resolved, since January 1, 2023, have been in compliance with all Environmental Laws, and, except for matters that have been fully resolved, neither the Company nor any Company Subsidiary has received any written communication from a Governmental Entity or other Person that alleges that the Company or any Company Subsidiary is or since January 1, 2023 has been in violation of any Environmental Law or any Permit issued pursuant to Environmental Law (an “Environmental Permit”);

(ii) with respect to all Environmental Permits necessary to conduct the respective operations of the Company or the Company Subsidiaries as currently conducted, (1) the Company and each of the Company Subsidiaries have obtained and are and, since January 1, 2023, have been in compliance with, or have filed timely applications for, all such Environmental Permits, (2) all such Environmental Permits are, and since January 1, 2023 have been, valid and in good standing, and (3) neither the Company nor any Company Subsidiary has received written notice from any Governmental Entity seeking to modify, revoke or terminate, any such Environmental Permits;

(iii) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiary;

(iv) to the Knowledge of the Company, there are and have been no Releases, exposure of any Person to, or contamination by, any Hazardous Materials by or on behalf of the Company or any Company Subsidiary on, at, under or from any property currently or formerly owned, leased or operated by the Company or any Company Subsidiary or at any other property to which Hazardous Materials generated by the Company or any Company Subsidiary have been sent or transported, in each case that would reasonably be expected to form the basis of any Environmental Claim against the Company or any Company Subsidiary;

(v) the Company and the Company Subsidiaries have not contractually assumed or provided an indemnity with respect to the liability of any third-party Person under Environmental Laws that remains outstanding, except for such Contracts or indemnities entered into in the ordinary course of business; and

(vi) to the Knowledge of the Company, no Environmental Attributes purchased, sold, traded or otherwise transferred by the Company or the Company Subsidiaries have been invalidated or recaptured in a manner that would reasonably be expected to form the basis of any Environmental Claim against the Company or Company Subsidiary or give rise to any liability of the Company or any Company Subsidiary under Environmental Law.

(b) The representations and warranties contained in this Section 3.14, together with those contained in Sections 3.05, 3.06, 3.07, 3.08, 3.12, 3.13 and 3.18 are the sole and exclusive representations and warranties of the Company relating to Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters, and no other representation or warranty of the Company contained herein shall be construed to relate to Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters.

SECTION 3.15 Contracts.

(a) Except for this Agreement, Company Benefit Plans, Company Benefit Agreements and Contracts filed as exhibits to any Company Report or to any report, schedule, forms, statement and other document (including exhibits and other information incorporated therein) furnished or filed by DPL LLC, The Dayton Power and Light Company or IPALCO Enterprises, Inc. (together, the “Company Subsidiary Reports”) with the SEC since January 1, 2023 and prior to the date of this Agreement or as set forth in Section 3.15 of the Company Disclosure Letter and except for Contracts solely between the Company and any of its Subsidiaries or solely among its Subsidiaries, as of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to any of the following categories of Contracts (each such Contract required to be filed as an exhibit to any Company Report, Company Subsidiary Report or listed in Section 3.15 of the Company Disclosure Letter, a “Company Contract”):

(i) any Contract required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act that has not been so filed;

(ii) any Contract to which the Company or any Company Subsidiary is a party that (1) restricts the ability of the Company or any Company Subsidiary to engage in or compete in any business in any manner that is material to the Company and the Company Subsidiaries, taken as a whole, (2) requires the Company or any Company Subsidiary to conduct any business on a “most favored nations” basis with any third party that restricts in any material respect the business of the Company and the Company Subsidiaries, taken as a whole, or (3) provides for “exclusivity,” rights of first refusal or offer or any similar requirement or right in favor of any third party that restricts in any material respect the business of the Company and the Company Subsidiaries, taken as a whole;

(iii) any Contract (1) constituting a credit agreement, loan agreement, indenture or similar agreement for outstanding Indebtedness of the Company or any of the Company Subsidiaries in excess of $150 million, whether secured or unsecured; or (2) that requires the Company or any Company Subsidiary to make any advance, loan or commitment therefor or provide any credit support or any capital contribution to, or other investment in, any Person (other than the Company or any Company Subsidiary) in excess of $150 million;

(iv) any material Contract with respect to the creation, formation, governance or control of any Material Company Joint Venture;

(v) any Contract that (1) relates to the acquisition (other than in the ordinary course of business) of assets or capital stock or other securities of any Person after the date of this Agreement with a total consideration of more than $100 million in the aggregate, (2) relates to the disposition (other than in the ordinary course of business) after the date of this Agreement, directly or indirectly, of assets of the Company or the Company Subsidiaries with a total consideration of more than $100 million in the aggregate or any capital stock or other securities of the Company or the Company Subsidiaries or (3) contains a put, call, right of first refusal or similar right (other than in the ordinary course of business that would not be material to the Company and the Company Subsidiaries taken as a whole) pursuant to which the Company or any Company Subsidiary could be required to purchase or sell, as applicable, any of the foregoing;

(vi) any Contract (1) with a term exceeding one (1) year after the date of this Agreement for future purchases, exchanges or sales of gas, coal, electric energy or renewable energy credits associated with the generation of energy by a renewable energy facility, in each case in excess of $50 million per calendar year, (2) that relates to the procurement of solar panels, wind turbines, batteries, transformers or other components with aggregate payment obligations in excess of $100 million, (3) that is a construction or engineering, procurement and construction Contract in respect of a solar photovoltaic project, wind turbine project or battery energy storage system, in each case, with aggregate payment obligations in excess of $100 million, or (4) that is a long term service agreement with aggregate payment obligations in excess of $100 million;

(vii) any Contract that otherwise limits or restricts the payment of dividends or distributions in respect of the capital stock or equity interests of the Company or any Company Subsidiary in any material respect other than in the ordinary course of business;

(viii) any Contract entered into since January 1, 2023 that relates to the settlement (or proposed settlement) of any pending or threatened proceeding (other than Regulatory Proceedings), other than any settlement that would reasonably be expected to result in aggregate payments by the Company and the Company Subsidiaries of less than $100 million in cash (net of any amount covered by insurance or indemnification that is reasonably expected to be received by the Company or any Company Subsidiary); or

(ix) any Contract entered into since January 1, 2023 that relates to the sale, transfer or other disposition of a business or assets by the Company or any Company Subsidiary pursuant to which the Company or any Company Subsidiary has any continuing indemnification, guarantee or “earnout” payment obligations that would reasonably be expected to result in aggregate payments in excess of $25 million after the date of this Agreement.

(b) Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Contract is a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, subject in all respects to the Bankruptcy and Equity Exceptions, (ii) each such Company Contract is in full force and effect and (iii) none of the Company nor any Company Subsidiary is (with or without notice or lapse of time, or both) in breach or default under any such Company Contract and, to the Knowledge of the Company, no other party to any such Company Contract is (with or without notice or lapse of time, or both) in breach or default thereunder. Neither the Company nor any Company Subsidiary has received written notice of (1) any violation or default under any Company Contract or (2) any termination of any Company Contract, except for violations, defaults or terminations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent, or has otherwise filed with the SEC, true and complete copies of each Company Contract in all material respects (including, for the avoidance of doubt, all material amendments, modifications, extensions or renewals with respect thereto).

SECTION 3.16 Real Property. Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and the Company Subsidiaries has either fee simple title or valid leasehold, easement or other real property rights, to the land (together, with any buildings, wires, pipes, structures and other improvements thereon and fixtures thereto, collectively, the “Real Property”) necessary to permit it to conduct its business as currently conducted. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and except as may be limited by the Bankruptcy and Equity Exceptions, (a) all Real Property is free and clear of Encumbrances (other than Permitted Encumbrances), (b) all leases, easements or other similar occupancy agreements (collectively, “Real Property Leases”) under which the Company or any Company Subsidiary leases, accesses, uses or occupies any Real Property are valid, binding and in full force and effect against the Company or the Company Subsidiaries and, to the Knowledge of the Company, the counterparties thereto, in accordance with their respective terms and (c) none of the Company, the Company Subsidiaries or, to the Knowledge of the Company, the counterparties thereto are in default under Real Property Leases. This Section 3.16 does not relate to Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters; or Intellectual Property, which are addressed in Section 3.14 and Section 3.17, respectively.

SECTION 3.17 Intellectual Property.

(a) Except as would not have or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, (i) the Company and the Company Subsidiaries have the right to use all Intellectual Property used in their business as presently conducted and such conduct does not infringe or otherwise violate any Person’s Intellectual Property, (ii) there is no Claim of such infringement or other violation pending or, to the Knowledge of the Company, threatened in writing against the Company, (iii) no Person is infringing or otherwise violating any Intellectual Property owned by the Company and the Company Subsidiaries, and (iv) no Claims of such infringement or other violation are pending or, to the Knowledge of the Company, threatened in writing against any Person by the Company.

(b) Except as would not have or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, all computer hardware, firmware, databases, software, systems, information technology infrastructure, networks, and other similar or related items of automated, computerized or software systems, infrastructure, and telecommunication assets and equipment owned or used by or for the Company or any of the Company Subsidiaries (collectively, the “Company Systems”) (i) are functional and operate and run in a reasonable business manner and (ii) are sufficient for the current needs of the business of the Company and the Company Subsidiaries and there have been no failures, security breaches or breakdowns of any of the foregoing since January 1, 2023 that have caused any disruption or interruption in or to the use of such Company Systems or the conduct of the business of the Company or the Company Subsidiaries.

(c) Except as would not have or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company is in compliance with all applicable (i) Privacy Laws, (ii) policies, notices or statements related to Personal Information (“Privacy Policies”) and (iii) contractual commitments related to the processing of Personal Information (collectively with Privacy Policies and Privacy Laws, the “Privacy Requirements”).

(d) The representations and warranties contained in this Section 3.17 are the sole and exclusive representations and warranties of the Company relating to Intellectual Property, the Company Systems and Privacy Requirements, and no other representation or warranty of the Company contained herein shall be construed to relate to Intellectual Property, the Company Systems and Privacy Requirements.

SECTION 3.18 Insurance. As of the date of this Agreement, except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all property (including business interruption, if applicable), general liability and director and officer insurance policies and any self-insurance programs maintained by the Company or any Company Subsidiary (“Insurance Policies”) are in full force and effect, (b) all premiums due with respect to such Insurance Policies have been paid, (c) neither the Company nor any Company Subsidiary is in breach or default under, and to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute a breach of or default under, or permit termination or modification under, any such Insurance Policies and (d) since the most recent renewal date, the Company and the Company Subsidiaries have not received any notice of termination, material premium increase or material alterations of coverage under any such policies (except where any such notice relates to the expiration of an insurance policy in accordance with its terms).

SECTION 3.19 Regulatory Status. All Filings (except for immaterial Filings) required to be made by the Company or any Company Subsidiary since January 1, 2023, with the SIGET, FERC, the IURC and the PUCO, as the case may be, have been made, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such Filings complied, as of their respective dates, with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder, except for Filings the failure of which to make or the failure of which to make in compliance with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.20 Takeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 4.10, the Company Board has taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are not, and will not be, applicable to the execution, delivery or performance of any of this Agreement or the consummation of the transactions contemplated hereby, including the Merger. The restrictions of any other “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statutes or regulations enacted under the DGCL (other than Section 203 of the DGCL) or other Law will not apply to this Agreement or the transactions contemplated hereby, including the Merger.

SECTION 3.21 Brokers’ Fees and Expenses. Except for the Company Financial Advisors and as set forth in Section 3.21 of the Company Disclosure Letter, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement, including the Merger, based upon arrangements made by or on behalf of the Company.

SECTION 3.22 Opinions of Company Financial Advisors. The Company Board has received an oral opinion from each Company Financial Advisor, to be confirmed by delivery of a written opinion that, as of the date of such opinions and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be paid to the holders of Company Common Stock in the proposed Merger is fair, from a financial point of view, to such holders. The Company has been authorized by each Company Financial Advisor to permit, subject to its prior review and consent, the inclusion of its opinion in its entirety, and references thereto, in the Proxy Statement.

SECTION 3.23 Indebtedness. There does not exist any material “default” or any “event of default” that is continuing under any Company Contract governing any Indebtedness that would be material to the Company and its Subsidiaries taken as a whole, other than any “default” or “event of default” resulting from the Merger and any related change in control as disclosed in the Company Disclosure Letter. There is no credit support (including guarantees, letters of credit and cash collateral) provided for the benefit of and on behalf of the Company or any Company Subsidiary by any Person that is not the Company or a Company Subsidiary (other than relating to a Person’s obligation to provide credit support for a Company Subsidiary with respect to such Person’s pro rata portion of ownership of such Company Subsidiary).

SECTION 3.24 No Additional Representations. Except for the representations and warranties expressly set forth in Article IV (as modified by the Parent Disclosure Letter) and in any certificate delivered by Parent to the Company in accordance with the terms hereof, the Company specifically acknowledges and agrees that neither Parent nor any of its Affiliates, Representatives or stockholders or any other Person makes, or has made, any other express or implied representation or warranty whatsoever (whether at law, including at common law, or by statute, or in equity). Except for the representations and warranties expressly set forth in this Article III (as modified by the Company Disclosure Letter) and in any certificate delivered by the Company to Parent in accordance with the terms hereof, the Company hereby expressly disclaims and negates (a) any other express or implied representation or warranty whatsoever (whether at law, including at common law or by statute, or in equity), including with respect to (i) the Company or the Company Subsidiaries or any of the Company’s or the Company Subsidiaries’ respective businesses, assets, employees, Permits, liabilities, operations, regulatory matters, prospects or condition (financial or otherwise) or (ii) any opinion, projection, forecast, statement, budget, estimate, advice or other information with respect to the projections, budgets or estimates of future revenues, results of operations (or any component thereof), cash flows, financial condition (or any component thereof) or the future business and operations of the Company or the Company Subsidiaries, as well as any other business plan and cost-related plan information of the Company or the Company Subsidiaries, made, communicated or furnished (orally or in writing), or to be made, communicated or furnished (orally or in writing), to Parent, its Affiliates or its Representatives, in each case, whether made by the Company or any of its Affiliates, Representatives or stockholders or any other Person (this clause (ii), collectively, “Company Projections”) and (b) all liability and responsibility for any such other representation or warranty or any such Company Projection, except in the case of fraud.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent to the Company concurrently with the execution and delivery by Parent and Merger Sub of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub represent and warrant to the Company as follows:

SECTION 4.01 Organization, Standing and Power. Each of Parent and Merger Sub is duly organized, validly existing and in active status or good standing, as applicable, under the Laws of the jurisdiction in which it is organized (in the case of active status or good standing, to the extent such jurisdiction recognizes such concept). Each of Parent and Merger Sub has all requisite entity power and authority to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority would not have or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties make such qualification necessary, except in any such jurisdiction where the failure to be so qualified or licensed would not have or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has made available to the Company true and complete copies of the certificate of limited partnership or incorporation (as applicable) of each of Parent and Merger Sub in effect as of the date of this Agreement and the bylaws of Merger Sub in effect as of the date of this Agreement.

SECTION 4.02 Authority; Execution and Delivery; Enforceability. Each of Parent and Merger Sub has the requisite entity power and authority to execute and deliver this Agreement, to comply with its obligations hereunder and, subject to the adoption of this Agreement by Parent as the sole stockholder of Merger Sub, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary limited partnership or corporate action (as applicable) on the part of Parent and Merger Sub and no other limited partner or corporate proceedings (as applicable) on the part of Parent and Merger Sub are necessary to adopt this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the adoption of this Agreement by Parent as the sole shareholder of Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (except to the extent that enforceability may be limited by the Bankruptcy and Equity Exceptions). Prior to the execution hereof, the board of directors of Merger Sub adopted resolutions (i) determining that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) directing that the adoption of this Agreement be submitted to a vote of Parent in its capacity as Merger Sub’s sole stockholder, and (iv) recommending that Parent vote in favor of the adoption of this Agreement. The adoption of this Agreement by Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of shares of Merger Sub necessary to approve this Agreement or the Merger or the other transactions contemplated hereby.

SECTION 4.03 No Conflicts; Consents.

(a) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by each of Parent and Merger Sub of its covenants and agreements hereunder and the consummation of the transactions contemplated hereby, including the Merger, will not, (i) subject to Parent’s adoption of this Agreement in its capacity as the sole stockholder of Merger Sub, conflict with, or result in any violation of any provision of, the Organizational Documents of Parent or the Organizational Documents of Merger Sub, (ii) subject to obtaining the Consents set forth in Section 4.03(a)(ii) of the Parent Disclosure Letter (the “Parent Required Consents” and, together with the Company Required Consents, the “Required Consents”) conflict with, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or result in the creation of a Lien upon any of the respective properties or assets of Parent or Merger Sub pursuant to, any Contract to which Parent or Merger Sub is a party or by which any of their respective properties or assets are bound or any Permit applicable to the business of Parent or Merger Sub or (iii) subject to obtaining the Consents referred to in Section 4.03(b) and making the Filings referred to in Section 4.03(b), conflict with, or result in any violation of any provision of, any Judgment or Law, in each case, applicable to Parent or Merger Sub or their respective properties or assets, except for, in the case of the foregoing clauses (ii) and (iii), any matter that would not have or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) No Consent of or from, or Filing made to or with, any Governmental Entity is required to be obtained or made by Parent or any Affiliate of Parent in connection with Parent’s and Merger Sub’s execution and delivery of this Agreement or their performance of their covenants and agreements hereunder or the consummation of the transactions contemplated hereby, including the Merger, except for the following:

(i) compliance with, Filings under and the expiration or termination of any applicable waiting period under the HSR Act, and such other Consents or Filings as are required to be obtained or made under any other Antitrust Law as set forth on Section 4.03(b)(i) of the Parent Disclosure Letter;

(ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents in connection with the Merger with the relevant authorities of the other jurisdictions in which Parent and the Company are qualified to do business;

(iii) Filings with, and the Consent of, non-U.S. Governmental Entities as set forth on Section 4.03(b)(iii) of the Parent Disclosure Letter;

(iv) (1) Filings with, and the Consent of, the FERC under Section 203 of the FPA, (2) the Filings with, and the Consent of, the FCC, (3) the Filings with, and the Consents of, the PUCO and the NYPSC, and (4) other Filings set forth on Section 3.05(b)(v) of the Company Disclosure Letter;

(v) Filings with, and the Consent of, CFIUS (the Consents and Filings set forth in Section 4.03(b)(i), Section 4.03(b)(iii), Section 4.03(b)(iv) (other than clauses (2) and (4) thereof) and this Section 4.03(b)(v), collectively, the “Parent Required Approvals” and, together with the Company Required Approvals, the “Required Approvals”); and

(vi) such other Filings and Consents the failure of which to make or obtain would not have or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 4.04 Information in the Proxy Statement. None of the information supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to stockholders of the Company or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading at the time and in light of the circumstances under which such statement is made, except that no representation or warranty is made by either Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company or any of its Affiliates for inclusion or incorporation by reference therein.

SECTION 4.05 Litigation. As of the date of this Agreement, there is no Claim before any Governmental Entity pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, there is no Judgment outstanding against or, to the Knowledge of Parent, investigation by any Governmental Entity of Parent or Merger Sub or any of their respective properties or assets that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 4.06 Compliance with Applicable Laws. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) Parent and Merger Sub are in compliance with all applicable Laws (including Anti-Corruption Laws) and all Permits applicable to the business and operations of Parent and Merger Sub and (b) Parent holds, and is in compliance with, all Permits required by Law for the conduct of its business as it is now being conducted. Neither Parent nor Merger Sub or, to the Knowledge of Parent or Merger Sub, their respective directors, officers, employees, agents or representatives: (i) is a Designated Person, (ii) is a Person that is owned or controlled by a Designated Person, (iii) is located, organized or resident in a Sanctioned Country, or (iv) has or is now, in connection with the business of Parent or Merger Sub engaged in, any dealings or transactions (1) with any Designated Person, (2) in any Sanctioned Country, or (3) otherwise in material violation of Sanctions.

SECTION 4.07 Availability of Funds; Financing.

(a) Concurrently with the execution of this Agreement, each Sponsor has executed an Equity Commitment Agreement. The Equity Commitment Agreements are in full force and effect, is a valid, binding and enforceable obligation of each Sponsor and, as of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of any Sponsor under the Equity Commitment Agreements. The Equity Commitment Agreements are not subject to any conditions or other contractual contingencies other than as expressly set forth therein. Parent has delivered to the Company a true, correct, complete and fully executed copy of each Equity Commitment Agreement. The Equity Commitment Agreements collectively provide for amounts sufficient for payment of the Merger Consideration by Parent.

(b) Parent has delivered to the Company true, correct, complete and fully executed copies of (i) the debt commitment letter, dated as of the date of this Agreement (together with all exhibits, schedules, annexes, joinders and amendments related thereto, the “Debt Commitment Letter”), among Merger Sub, Goldman Sachs Bank USA and Citigroup Global Markets Inc. and (ii) the fee letter, dated as of the date of this Agreement (together with all exhibits, schedules, annexes, joinders and amendments related thereto, the “Fee Letter” and, together with the Debt Commitment Letter, the “Debt Letters”), among Merger Sub, Goldman Sachs Bank USA and Citigroup Global Markets Inc. (provided that such Fee Letter may be redacted solely as to fee amounts and other economic terms (including any such terms included in the “market flex”) that are customarily redacted in connection with similar financings and that could not adversely affect the conditionality, enforceability, amount, availability or termination of the Financing), pursuant to which and subject to the terms and conditions expressly set forth therein, the Debt Financing Entities party thereto have committed to provide debt financing in the amounts set forth in the Debt Commitment Letter to Parent (such debt financing, the “Debt Financing” and, together with the Equity Financing, the “Financing”).

(c) As of the date of this Agreement, none of the Financing Commitment Letters have been amended, restated or otherwise modified or waived in any respect, and no such amendment, restatement, modification or waiver is contemplated. As of the date of this Agreement, none of the commitments contained in any Financing Commitment Letter has been terminated, withdrawn, rescinded, reduced or otherwise modified in any respect, and, to the Knowledge of Parent, no such termination, withdrawal, rescission, reduction or modification is contemplated or the subject of discussions. As of the date of this Agreement, (a) the Equity Commitment Agreement is in full force and effect and constitutes the legal, valid, binding and enforceable obligation of Parent and each of the other parties thereto and (b) the Debt Letters are in full force and effect and constitutes the legal, valid, binding and enforceable obligation of Parent and, to Parent’s Knowledge, each of the other parties thereto, in each case, subject in each case to the Bankruptcy and Equity Exceptions. There are no conditions precedent or contingencies directly or indirectly related to the funding of the full amount of the Financing, other than as expressly set forth in the Debt Commitment Letter, and, as of the date hereof, Parent has no reason to believe that (i) it or any other party thereto will not be able to satisfy any term or condition of the Financing Commitment Letters, including any condition to the closing of the Financing, on or prior to the Closing Date or (ii) the full amount of the Financing will not be made available to Parent on or prior to the Closing Date. Subject to the terms and conditions of the Financing

Commitment Letters, the net proceeds of the Financing, when funded in accordance with the Financing Commitment Letters and giving effect to any “flex” provision in the Debt Letters (including with respect to fees and original issue discount), will provide Parent and Merger Sub with sufficient and available funds at the Closing to pay all of their respective obligations under this Agreement and each of the Financing Commitment Letters, including the payment of (i) the Merger Consideration, (ii) any and all amounts in connection with the refinancing, prepayment or repayment of any existing Indebtedness of the Company required by this Agreement or the Debt Commitment Letter (including any interest thereon or fees, penalties or premiums with respect thereto) and (iii) all of the other payment obligations required to be paid on or prior to the Closing Date by Parent or Merger Sub hereunder, with respect to the Financing commitments and the Definitive Agreements or in connection with the transactions contemplated hereby (such amounts in clauses (i) through (iii), collectively, the “Required Amount”). As of the date of this Agreement, assuming the accuracy of the representations and warranties of the Company herein and the satisfaction or waiver of the conditions to Closing set forth in Section 7.01 and Section 7.03, no event has occurred which, with or without notice, lapse of time or both, constitutes, or would reasonably be expected to constitute, a breach, default or failure to satisfy a condition under the Financing Commitment Letters by or on the part of Parent or Sponsor or, to Parent’s Knowledge, any other party to the Financing Commitment Letters. As of the date of this Agreement, there are no side letters or other agreements, Contracts, arrangements or understandings of any kind (written or oral) related to the Financing that could affect the conditionality, enforceability, amount provided under the Financing Commitment Letters, availability or termination of the Financing, other than as expressly set forth in the Debt Commitment Letter. Parent has fully paid all commitment fees and other fees required to be paid on or prior to the date of this Agreement in connection with the Financing. As of the date of this Agreement, assuming the satisfaction of the conditions set forth in Section 7.01 and Section 7.03, Parent is not, and has no reason to be, aware of any fact, event or other occurrence that makes any of the representations or warranties in any of the Financing Commitment Letters inaccurate in any material respect and has no reason to believe that any of the conditions to the Financing contemplated by the Financing Commitment Letters required to be satisfied will not be fully satisfied on a timely basis or that the Financing will not be made available in accordance with the terms of the Financing Commitment Letters at or prior to the Closing. As of the date of this Agreement, no Person that is a party to any of the Financing Commitment Letters has notified Parent (or any of its Affiliates or Representatives) of its intention to terminate, withdraw, rescind, reduce or modify any of its obligations under any of the Financing Commitment Letters or to not provide the Financing.

SECTION 4.08 Termination Agreements . Concurrently with the execution and delivery of this Agreement, each Sponsor has delivered to the Company a true, correct and complete copy of its respective duly executed Termination Agreement and, assuming the due authorization, execution and delivery by the Company of such Termination Agreement (if applicable) and this Agreement, such Termination Agreements constitute valid and binding obligations of such Sponsor, enforceable against it in accordance with the terms thereof, subject in all respect to the Bankruptcy and Equity Exceptions. No event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of any Sponsor pursuant to its Termination Agreement.

SECTION 4.09 Parent; Merger Sub. As of the date hereof, the authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share. All outstanding shares of capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Section 4.09 of the Parent Disclosure Letter, Parent owns beneficially and of record all of the outstanding shares of capital stock of Merger Sub. Neither Parent (other than with respect to Merger Sub) nor Merger Sub owns any shares of capital stock or voting securities of, or other equity interests in, any Person. Merger Sub has been incorporated solely for the purpose of merging with and into the Company and taking action incident to the Merger and this Agreement, including the Financing. Neither Parent nor Merger Sub has any assets, liabilities or obligations and has not, since the date of its formation, carried on any business or conducted any operations, except, in each case, as arising from the execution of this Agreement, the performance of its covenants and agreements hereunder and matters ancillary thereto, including the Financing.

SECTION 4.10 Ownership of Company Common Stock. None of Parent, Merger Sub or any of their respective “affiliates” or “associates” (in each case as such terms are defined in Section 203 of the DGCL) is or has been at any time during the three (3) years prior to the date of this Agreement an “interested stockholder” of the Company (as defined in Section 203 of the DGCL). Neither Parent nor any Affiliate of Parent “beneficially owns” (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Company Common Stock or other Equity Securities.

SECTION 4.11 Brokers’ Fees and Expenses. Except as set forth on Section 4.11 of the Parent Disclosure Letter, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement, including the Merger, based upon arrangements made by or on behalf of Parent or Merger Sub.

SECTION 4.12 Solvency. Assuming (a) the representations and warranties of the Company and Company Subsidiaries made in this Agreement are true and correct in all material respects (disregarding any references to “Knowledge of the Company,” “Company Material Adverse Effect,” “materiality” or similar qualifications contained in such representations), (b) the compliance by the Company of its obligations hereunder, (c) all material contingent liabilities of the business of the Company are disclosed herein, in the Company Disclosure Letter or in the Company Reports, (d) the satisfaction of the conditions set forth in Article VII and (e) that the most recent projections, forecasts or estimates of the Company and the Company Subsidiaries that have been provided to Parent have been prepared in good faith based on assumptions that were and continue to be reasonable, each of Parent and Merger Sub, individually and on a consolidated basis, are not as of the date of this Agreement, and after giving effect to the transactions contemplated hereby to occur at Closing, including the Merger, the Financing and any Substitute Financing, will not be Insolvent. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of Parent, Merger Sub or any of their respective Affiliates.

SECTION 4.13 Investigation. Each of Parent and Merger Sub has such knowledge and experience in financial and business matters that it is capable of evaluating the Company and the merits and risks of the Merger and the other transactions contemplated by this Agreement. Each of Parent and Merger Sub has been given an opportunity to examine documents provided by, conduct due diligence and ask questions of the Company and its Representatives concerning the transactions contemplated by this Agreement. Parent and Merger Sub have conducted their own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) and assets of the Company and its Subsidiaries. Parent and Merger Sub acknowledge and agree that in making their decision to enter into this Agreement and to consummate the transactions contemplated hereby, Parent and Merger Sub have relied solely upon their own investigation and the express representations and warranties of the Company and its Subsidiaries set forth in Article III (including the related portions of the Company Disclosure Letter) and in any certificate delivered by the Company to Parent in accordance with the terms hereof and, except in the case of fraud, disclaim reliance on any other representations and warranties of any kind or nature, express or implied (including any relating to the future or historical financial condition, results of operations, assets or liabilities or prospects of the Company and its Subsidiaries).

SECTION 4.14 No Additional Representations. Except for the representations and warranties expressly set forth in Article III (as modified by the Company Disclosure Letter) and in any certificate delivered by the Company to Parent in accordance with the terms hereof, each of Parent and Merger Sub (a) specifically acknowledges and agrees that none of the Company or any of its Affiliates, Representatives or stockholders or any other Person makes, or has made, any other express or implied representation or warranty whatsoever (whether at law, including at common law or by statute, or in equity), including with respect to the Company or the Company Subsidiaries or any of the Company’s or the Company Subsidiaries’ respective businesses, assets, employees, Permits, liabilities, operations, regulatory matters, prospects, condition (financial or otherwise) or any Company Projection, and hereby expressly waives and relinquishes any and all rights, Claims or causes of action (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity) based on, arising out of or relating to any such other representation or warranty or any Company Projection, (b) specifically acknowledges and agrees to the Company’s express disclaimer and negation of any such other representation or warranty or any Company Projection and of all liability and responsibility for any such other representation or warranty or any Company Projection and (c) expressly waives and relinquishes any and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity) against (i) the Company in connection with accuracy, completeness or materiality of any Company Projection and (ii) any Affiliate of the Company or any of the Company’s or any such Affiliate’s respective Representatives or stockholders (other than the Company) or any other Person, and hereby specifically acknowledges and agrees that such Persons shall have no liability or obligations, based on, arising out of or relating to this Agreement or the negotiation, execution, performance or subject matter hereof, including (1) for any alleged nondisclosure or misrepresentations made by any such Person or (2) in connection with the accuracy, completeness or materiality of any Company Projection. Each of Parent and Merger Sub acknowledges and agrees that (A) it has conducted its own independent investigation of the transactions contemplated hereby (including with respect to the Company and the Company Subsidiaries and their respective businesses, operations, assets and liabilities) and, in making its determination to enter into this Agreement and proceed with the transactions contemplated hereby, has relied solely on the results of such independent investigation and the representations and warranties of the Company expressly set forth in Article III (as modified by the Company Disclosure Letter) and in any certificate delivered by the Company to Parent in accordance with the terms hereof, and (B) except for the representations and warranties of the

Company expressly set forth in Article III (as modified by the Company Disclosure Letter) and in any certificate delivered by the Company to Parent in accordance with the terms hereof, it has not relied on, or been induced by, any representation, warranty or other statement of or by the Company or any of its Affiliates, Representatives or stockholders or any other Person, including any Company Projection or with respect to the Company or the Company Subsidiaries or any of the Company’s or the Company Subsidiaries’ respective businesses, assets, employees, Permits, liabilities, operations, regulatory matters, prospects or condition (financial or otherwise) or any Company Projection, in determining to enter into this Agreement and proceed with the transactions contemplated hereby.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 5.01 Conduct of Business.

(a) Conduct of Business by the Company. Except (A) for matters set forth in Section 5.01(a) of the Company Disclosure Letter or otherwise expressly contemplated or required by this Agreement, (B) as required by a Governmental Entity or by applicable Law, or (C) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the Effective Time, the Company shall, and shall cause each Company Subsidiary to, use commercially reasonable efforts to (I) conduct its business in the ordinary course of business in all material respects and in accordance with the Capital Plan in all material respects, (II) preserve intact, in all material respects and in the ordinary course of business in all material respects, its business organization and existing relationships with employees, customers, suppliers, joint venture partners, lenders, Governmental Entities and any other Person having a business relationship with the Company or any of the Company Subsidiaries that is material to the Company, (III) maintain in effect all material existing Permits necessary for the conduct of its business and to timely submit renewal applications (as applicable) to the extent deemed prudent by the Company in its commercially reasonable judgment and (IV) satisfy obligations as necessary to maintain in good standing material development projects and opportunities in all material respects to the extent deemed prudent by the Company in its commercially reasonable judgment. In addition, and without limiting the generality of the foregoing, except (A) as set forth in the Company Disclosure Letter or otherwise expressly contemplated or required by this Agreement, (B) as required by a Governmental Entity or by applicable Law or (C) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following:

(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, except for (A) quarterly cash dividends payable by the Company in respect of shares of Company Common Stock on a schedule consistent with the Company’s past practices in an amount per share of Company Common Stock not more than the most recent quarterly dividend declared by the Company prior to the date of this Agreement, (B) dividend equivalents accrued or payable by the Company in respect of Company Restricted Stock Units or Company Performance Stock Units (or deferrals based on Company Common Stock) in accordance with the applicable Company Benefit Plan or Company Benefit Agreement, (C) dividends and distributions by a direct or indirect Company Subsidiary to its direct equity owners, including any holder of preferred equity, (D) dividends and distributions by the Company or a Company Subsidiary in accordance with (1) any Tax Equity Transaction Document that is (x) existing as of the date of this Agreement, (y) relating to a project set forth on Section 5.01(a)(i) of the Company Disclosure Letter or otherwise acquired in accordance with Section 5.01(a)(x), or (z) consented to by Parent to the extent required by the terms herein (the Tax Equity Transaction Documents in clauses (x) (y) and (z) collectively, the “Permitted Tax Equity Transaction Documents” and the tax equity arrangements thereunder, “Permitted Tax Equity Transactions”) or (2) any Permitted DevCo Equity Transaction Documents and (E) a “stub period” dividend to holders of record of Company Common Stock as of immediately prior to the Effective Time equal to the product of (I) the number of days from the record date for payment of the last quarterly dividend paid by the Company prior to the Effective Time, multiplied by (II) a daily dividend rate determined by dividing the amount of the last quarterly dividend paid prior to the Effective Time by ninety-one (91), provided, that notwithstanding the foregoing, none of the Company nor any Company Subsidiary shall declare, set aside or pay any dividend or distribution if in the good faith exercise of reasonable business judgment, the Company reasonably expects such dividend or distribution would result in a Company Downgrade Event;

(ii) amend any Organizational Documents of the Company or any Material Company Subsidiary, or agree to any such amendments with respect to any Material Company Joint Venture, in any manner, except for immaterial or ministerial amendments or amendments required by changes in Law or, with respect to Material Company Subsidiaries or Material Company Joint Ventures, for amendments not materially adverse to such Material Company Subsidiary or Material Company Joint Venture or that would be otherwise reasonably expected to materially delay or impede the ability to consummate the transactions, including the Financings, contemplated hereby;

(iii) except as permitted by Section 5.01(a)(v) or Section 5.01(a)(vi) or for transactions exclusively among the Company and the wholly owned Company Subsidiaries or exclusively among the wholly owned Company Subsidiaries or as provided in the Permitted Tax Equity Transaction Documents or the Permitted DevCo Equity Transaction Documents, split, combine, consolidate, subdivide, reclassify or take similar action with respect to any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities;

(iv) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary, or any warrants, calls, options, “phantom” stock or units, stock appreciation rights or other equity or equity-based rights to acquire any such capital stock, securities, interests or rights, except for (A) transactions between (1) the Company and any Company Subsidiary or (2) a Company Subsidiary and another Company Subsidiary, (B) the acquisition by the Company of shares of Company Common Stock in the open market to satisfy its obligations under all Company Benefit Plans or deferrals based on Company Common Stock, in each case, in accordance with their terms in effect as of the date of this Agreement, (C) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Company Stock Plans in accordance with their terms in effect as of the date of this Agreement and (D) as provided in the Permitted Tax Equity Transaction Documents or Permitted DevCo Equity Transaction Documents;

(v) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien, any Equity Securities of the Company or any Company Subsidiary or Company Voting Debt, in each case, except for, (A) the settlement of Company Restricted Stock Units, Company Performance Stock Units or Company Stock Options or of deferrals based on Company Common Stock, in each case, in accordance with their terms in effect as of the date of this Agreement, (B) the crediting of deferrals or dividend equivalents based on Company Common Stock in the ordinary course of business and consistent with past practices, (C) the issuance of shares of Company Common Stock to satisfy its obligations under Company Benefit Plans (including with respect to outstanding Company Equity Awards) when due in accordance with their terms as in effect as of the date of this Agreement or deferrals based on Company Common Stock in accordance with their terms as in effect as of the date of this Agreement, (D) as provided in the Permitted Tax Equity Transaction Documents or the Permitted DevCo Equity Transaction Documents, (E) as provided for in definitive agreements executed in connection with project financing incurred in the ordinary course of business, (F) as expressly permitted under Section 5.01(a)(xi) or Section 5.01(a)(xi) of the Company Disclosure Letter or (G) as otherwise permitted under this Agreement;

(vi) (A) grant or announce to any Company Personnel any increase in compensation or benefits (including paying to any Company Personnel any amount not due by its terms), (B) grant to any Company Personnel any change-in-control, severance, retention or termination pay or enter into or amend any change-in-control, severance, retention or termination agreement with any Company Personnel, (C) establish, adopt, enter into, amend in any material respect or terminate any Company Union Contract, Company Benefit Plan or Company Benefit Agreement (or any plan or agreement that would be a Company Union Contract, Company Benefit Plan or Company Benefit Agreement if in existence on the date of this Agreement), in each case, except for amendments in the ordinary course of business consistent with past practices that (1) do not materially increase costs for the Company or any Company Subsidiary or (2) with respect to the U.S. Utilities, otherwise are reasonably expected to be recoverable in a rate case, or (D) take any action to increase or accelerate or commit to accelerate the time of vesting, funding or payment of any compensation or benefits to any Company Personnel, including under any Company Benefit Plan or Company Benefit Agreement, except in the case of the foregoing clauses (A) through (D) for actions required pursuant to the terms of any Company Union Contract, Company Benefit Plan or Company Benefit Agreement existing on the date of this Agreement and listed on Section 3.10(a) of the Company Disclosure Letter, or as expressly required by the terms and conditions of this Agreement;

(vii) (A) hire or terminate (other than for cause) any individual who is subject to reporting requirements of Section 16 under the Exchange Act with respect to the Company or (B) waive or release the restrictive covenant obligations of any Company Personnel;

(viii) commence an obligation to contribute to any Multiemployer Plan or incur any complete or partial withdrawal liability (in each case, within the meaning of Title IV of ERISA) with respect to any Multiemployer Plan;

(ix) make any material change in accounting methods, principles or practices, except to the extent as may have been required by a change in applicable Law or GAAP or by any Governmental Entity (including the SEC or the Public Company Accounting Oversight Board);

(x) subject to the requirements set forth on Section 5.01(a)(x) of the Company Disclosure Letter, (A) make any acquisition of an entity or business (including by merger, consolidation or acquisition of stock or any other equity interests or assets) except, if such acquisition, in the good faith exercise of reasonable business judgment, the Company reasonably expects would not result in a Company Downgrade Event, acquisitions for cash consideration for equity value, as measured from the date of this Agreement until the Effective Time, that is individually not reasonably likely to be in excess of fifty million dollars ($50,000,000) and in the aggregate not reasonably likely to be in excess of two hundred million dollars ($200,000,000) in any rolling twelve month period or (B) other than in the ordinary course of business or in connection with, or otherwise in accordance with, the Permitted Tax Equity Transaction Documents or the Permitted DevCo Equity Transaction Documents, sell, lease, grant or otherwise transfer or dispose of any material assets except, if such dispositions, in the good faith exercise of reasonable business judgment, the Company reasonably expects would not result in a Company Downgrade Event, dispositions for cash consideration of assets with an individual equity value, as measured from the date of this Agreement until the Effective Time, not in excess of twenty-five million dollars ($25,000,000) and with an aggregate equity value not in excess of one hundred million dollars ($100,000,000) in any rolling twelve month period; provided, that notwithstanding the dollar thresholds set forth in the foregoing clause (B), the Company shall use commercially reasonable efforts to effectuate the dispositions set forth on and in accordance with Section 5.01(a)(x)(B) of the Company Disclosure Letter;

(xi) (A) incur (including by way of acquisition) or guarantee any Indebtedness, except for:

(1) (i) Indebtedness incurred by the Company in the ordinary course of business consistent with past practice in an aggregate principal amount not greater than two hundred seventy million dollars ($270,000,000), (ii) Indebtedness incurred by Company Subsidiaries in the ordinary course of business consistent with past practice in an aggregate principal amount not greater than two hundred seventy million dollars ($270,000,000) and (iii) Indebtedness incurred by the Company or Company Subsidiaries in the ordinary course of business consistent with past practice in an aggregate principal amount not greater than thirty million dollars ($30,000,000); provided, however, that, the Company and Company Subsidiaries shall not incur any such borrowing that, in the good faith exercise of reasonable business judgment, the Company reasonably expects would result in the Company no longer having a senior unsecured long-term debt rating of BBB- or higher either from S&P Global Ratings (“S&P”) or from Fitch Ratings, Inc. (“Fitch” and, together with S&P, the “Rating Agencies”) as of the end of the then-current calendar year (or such other annual measurement period then utilized by the relevant rating agency in evaluating the Company’s leverage or credit profile for such period); provided, further, that the baskets set forth in this clause (1) shall not be used for Acquisition Debt (as defined below);

(2) as reasonably necessary to finance any acquisitions permitted under Section 5.01(a)(x) in an amount not greater than four hundred million dollars ($400,000,000) (calculated in the aggregate with the amount of Indebtedness of any acquired Person that remains outstanding after such acquisition) in the aggregate (“Acquisition Debt”); provided, however, that, the Company shall not incur any such borrowing that, in the good faith exercise of reasonable business judgment, the Company reasonably expects would result in the Company no longer having a senior unsecured long-term debt rating of BBB- or higher either from S&P or from Fitch as of the end of the then-current calendar year (or such other annual measurement period then utilized by the relevant rating agency in evaluating the Company’s leverage or credit profile for such period); provided, further, that neither the Company nor any Company Subsidiary (other than Company Subsidiaries in the same Common Business Silo as such Company Subsidiary making such acquisition and/or acquired through such acquisition) shall be an obligor under any such Indebtedness;

(3) Indebtedness in replacement of or refinancing of existing Indebtedness (including any fees associated therewith) (but not in duplication of Indebtedness incurred under clause (5) below); provided that (x) the aggregate commitments or principal amounts thereunder shall not be increased (other than (i) with respect to fees, costs, redemption premiums or other expenses associated therewith and (ii) with respect to any Indebtedness being refinanced that was sized with a greater “equity cushion” than the refinancing Indebtedness thereof (in each case, in a manner consistent with past practice of the Company Subsidiaries), such refinancing Indebtedness may have an increased principal amount commensurate with such lower “equity cushion”) and (y) such Indebtedness shall (a) not contain covenants or event of default provisions materially more restrictive than the covenants and event of default provisions governing the Indebtedness being refinanced, (b) (i) with respect to any such Indebtedness incurred or guaranteed by a Company Subsidiary, have substantially the same (or less burdensome) guarantee and collateral requirements that have been (or are required to be) granted with respect to the Indebtedness being replaced or refinanced (provided that (x) except to the extent provided for, or expressly contemplated by the provisions governing, the Indebtedness being refinanced as of the date of this Agreement, the Company shall not provide any (i) collateral to secure any Indebtedness incurred under this clause (3) or (ii) guarantees of Indebtedness incurred under this clause (3) (other than in respect of (A) obligations described under clause (f) of the definition of “Indebtedness”, (B) to the extent constituting Indebtedness, cash management obligations and trade payables obligations and (C) other obligations that the Company reasonably believes in good faith do not constitute “corporate indebtedness” (or the equivalent) (or otherwise constitute debt for purposes of calculating ratings criteria) by any Rating Agency in respect of either such Company Subsidiary or the Company (provided, that the obligations guaranteed pursuant to this subclause (C) shall not exceed $150,000,000 in the aggregate unless the Company has consulted reasonably with the Parent with respect to the terms thereof prior to entering into any such guarantee) (“Guarantee Exceptions”) and (y) this clause (b)(i) shall not restrict the refinancing thereof across separate Company Subsidiaries that are part of a Common Business Silo), and (ii) with respect to any such Indebtedness incurred or guaranteed by the Company, except to the extent provided for, or expressly contemplated by the provisions governing, the Indebtedness being refinanced as of the date of this Agreement, not be guaranteed by (or have as a primary co-obligor) any Company Subsidiary or be secured by any collateral, (c) contain interest rates, redemption make-whole and other economic provisions reasonably determined by the Company or the applicable Company Subsidiary to be on market terms commensurate with terms available at the time of incurrence to issuers in the same industry and having the same corporate credit rating as the Company or, if relevant, the applicable Company Subsidiary or (to the extent the Company directly or indirectly has a consent right over such action) any joint venture , (d) expressly permit all or not prohibit any transactions contemplated by this Agreement (including the Financing), (e) not result in any material adverse tax consequences for the Company or any Company Subsidiary or (to the extent the Company directly or indirectly has a consent right over such action) any joint venture (including any such material adverse tax consequences for the Company or any Company Subsidiary that are required to be reflected on a Tax Return of Parent or any consolidated, unitary or combined tax group of which the Company or any successor thereto is a member) and (f) not have a shorter maturity date than the Indebtedness being refinanced or replaced (the requirements in subclauses (a)-(f), the “Required Debt Terms”);

(4) guarantees, letters of credit and other credit support by the Company of obligations (excluding Indebtedness (other than the Guarantee Exceptions)) of any Company Subsidiary or by any Company Subsidiary of obligations of any Subsidiary part of the same Common Business Silo as such Company Subsidiary; provided, any letters of credit issued for the account of the Company shall be subject to the cap in clause (5) below;

(5) borrowings under existing Indebtedness commitments (including existing trade payables programs, including those of AES Clean Energy Development Holdings, LLC and its Subsidiaries) as in effect on the date hereof or commercial paper programs or, in each case, replacements thereof as permitted under clause (3) above in the ordinary course of business; provided, however, that, the Company shall not incur any such borrowing that, in the good faith exercise of reasonable business judgment, the Company reasonably expects would result in the Company no longer having a senior unsecured long-term debt rating of BBB- or higher either from S&P or from Fitch as of the end of the then-current calendar year (or such other annual measurement period then utilized by the relevant rating agency in evaluating the Company’s leverage or credit profile for such period);

(6) customary bridge loans in connection with Permitted Tax Equity Transactions; and

(7) Indebtedness for the applicable Company Subsidiaries in amounts necessary to comply with any applicable regulations as required by the SIGET, FERC, the PUCO and the IURC and consistent with past practice in all material respects;

provided, in no event shall any Indebtedness incurred pursuant to this Section 5.01(a)(xi) (or any Contract related to such Indebtedness) or any amendment, modification or waiver to any Indebtedness (i) include any term or provision pursuant to which the consummation of the Merger or the other transactions contemplated by this Agreement (including the Financing) would reasonably be expected to result in a breach, default or event of default with respect to such Indebtedness or permit the holders of any Indebtedness of the Company or any Company Subsidiary or (to the extent the Company directly or indirectly has a consent right over such action) joint venture to accelerate payment of such Indebtedness or require the Company or any Company Subsidiary to voluntarily or involuntarily (or offer to) redeem, replace or repay such Indebtedness prior to its scheduled maturity (the “Prohibited Terms”), (ii) to the extent constituting a replacement or refinancing of existing Indebtedness, fail to satisfy any Required Debt Term or (iii) to the extent not constituting a replacement or refinancing of existing Indebtedness (1) with respect to any such Indebtedness incurred by the Company, be secured by any of Company assets or Company Subsidiary assets or be guaranteed by (or have as a primary co-obligor) a Company Subsidiary, (2) with respect to any such Indebtedness incurred by a Company Subsidiary, (x) be secured by property directly owned by the Company or be guaranteed by the Company (or have the Company act as a primary co-obligor under) (other than in respect of Guarantee Exceptions) and (y) be secured by property directly owned by a Company Subsidiary that is not in the same Common Business Silo or be guaranteed by (or have as a primary co-obligor) a Company Subsidiary that is not in the same Common Business Silo, and (3) contain interest rates, redemption make-whole or other economic provisions reasonably determined by the Company or the applicable Company Subsidiary not to be on market terms commensurate with terms available at the time of incurrence to issuers in the same industry and having the same corporate credit rating as the Company or, if relevant, the applicable Company Subsidiary or (to the extent the Company directly or indirectly has a consent right over such action) any joint venture; provided, further, that the Company shall consult reasonably with Parent regarding the economic and structural terms with respect to any Indebtedness to be incurred (or commitments in respect thereof to be established under definitive documents) pursuant to this Section 5.01(a)(xi) (other than pursuant to Section 5.01(a)(xi)(5), in respect of obligations described under clause (f) of the definition of “Indebtedness” and, to the extent constituting Indebtedness, cash management obligations and trade payables obligations) with an initial principal amount equal to or in excess of $150,000,000 with respect to the Company or $300,000,000 with respect to any Company Subsidiary (it being agreed and understood that (1) the Company shall use commercially reasonable efforts to allow sufficient time for Parent to review with its counsel and shall consider in good faith Parent’s comments to such terms and (2) if the proposed yield on (x) any new Indebtedness will be materially higher than comparable Indebtedness of the Company or Company Subsidiary, as applicable, (y) any refinancing Indebtedness will be materially higher than the Indebtedness being refinanced or (z) if the Company or Company Subsidiary, as applicable, do not have (or do not have a Subsidiary that has) comparable Indebtedness to the Indebtedness being incurred, in each case, the Company shall notify Parent and use commercially reasonable efforts to consult with Parent at least three (3) Business Days prior to such Indebtedness being incurred); provided, further, that the Company shall consult reasonably with Parent and provide Parent with summaries of commercial terms and drafts of the material primary definitive documentation with respect to any Indebtedness to be incurred (or commitments in respect thereof to be established under definitive documents) pursuant to Section 5.01(a)(xi) (other than pursuant to Section 5.01(a)(xi)(5), in respect of obligations described under clause (f) of the definition of “Indebtedness” and, to the extent constituting Indebtedness, cash management obligations and trade payables obligations) to the extent that (i) such Indebtedness has (through drawn and undrawn commitments) an initial principal amount equal to or in excess of (A) in the case of any refinancing or replacement Indebtedness of the Company, $500,000,000, (B) in the case of any other Indebtedness of the Company, $250,000,000 and (C) in the case of Indebtedness of any Company Subsidiary, $500,000,000, (ii) such Indebtedness constitutes junior lien, junior in payment priority or subordinated indebtedness or (iii) such Indebtedness involves the refinancing of the AES Clean Energy revolving credit facility in a manner that changes the obligors of such Indebtedness being refinanced (it being agreed and understood that the Company shall use commercially reasonable efforts to allow sufficient time for Parent to review with its counsel and shall consider in good faith Parent’s comments to such drafts);

(B) incur any Encumbrance other than Permitted Encumbrances;

(C) amend, modify or waive any term or provision of any Indebtedness in a manner adverse in any material respect to the Company or any Company Subsidiary or (to the extent the Company directly or indirectly has a consent right over such action) joint venture (it being agreed and understood that any amendment, modification or waiver that gives effect to any Prohibited Terms or, if after giving effect thereto, such Indebtedness would not satisfy the Required Debt Terms (with references to “Indebtedness being refinanced” contained therein being replaced with “Indebtedness being amended, modified or waived” for purposes of such determination) shall be adverse in a material respect to the Company or any Company Subsidiary or (to the extent the Company directly or indirectly has a consent right over such action) joint venture);

(D) with respect to any Specified LC Facility, issue any letters of credit thereunder if, at the time of issuance thereof, such Specified LC Facility contains any Prohibited Term;

(E) enter into any Contract (i) requiring credit support (including guarantees, letters of credit or cash collateral) that has a Prohibited Term or (ii) that would require new, alternative or supplemental credit support (including guarantees, letters of credit or cash collateral) upon (1) the consummation of the Merger or the other transactions contemplated hereby or (2) a Company Downgrade Event, unless, with respect to this subclause (2), the Company has used commercially reasonable efforts to avoid including such a requirement in the applicable Contract; and

(F) enter into any hedge, swap or other derivative transactions pursuant to any Specified ISDA if (i) more than 42 days have elapsed from the date of this Agreement (or such later time as Parent may reasonably agree) and (ii) a waiver under the Citi Credit Agreement has not been obtained with respect to any “change of control” event of default that would occur upon the consummation of the Merger or other transactions contemplated herein;

provided, further, that, (I) nothing contained in this Section 5.01(a)(xi) (other than clause (F)) shall be construed to apply to the Company’s cash management or hedging activities so long as conducted in the ordinary course of business consistent with past practice and not for speculative purposes and, except to the extent not prohibited by clause (F) above, so long as the documentation therefore does not provide for any termination or similar event upon the consummation of the Merger or other transactions contemplated herein (excluding any customary “credit event upon merger” event under a hedge or similar Contract; provided, that the Company and Company Subsidiaries shall use commercially reasonable efforts to cause the applicable counterparties to waive (or, in the case of new Contracts, not include) any “credit event upon merger” (or equivalent) termination event with respect to the Merger in such Contracts; provided, however, the Company and the Company Subsidiaries shall only be required to use such commercially reasonable efforts with respect to existing hedge or similar Contracts pursuant to which there are active hedge or similar transactions (including upon entering into new hedge or similar transactions) or with respect to new hedge or similar Contracts), (II) for purposes of this Section 5.01(a)(xi) (including as permitted under such section of the Company Disclosure Letter), the Company shall not incur any Indebtedness that is (or amend any of its Indebtedness such that such Indebtedness becomes) junior (in right of payment or otherwise) to the Company’s senior unsecured debt obligations, (III) notwithstanding anything to the contrary, for purposes of determining compliance with this Section 5.01(a)(xi), in the event that any Indebtedness meets the criteria of more than one of the categories of permitted exceptions described in this Section 5.01(a)(xi), the Company shall, in its sole discretion, be permitted to classify or divide such transaction (or any portion thereof) among one or more of such exceptions and (IV) for the avoidance of doubt, if a Person in which the Company directly or indirectly owns equity interests later becomes a consolidated Subsidiary of the Company, the recognition of Indebtedness of such Person on the consolidated balance sheet of the Company due to such consolidation shall not constitute an incurrence, acquisition or guarantee of Indebtedness for purposes of this Section 5.01(a)(xi);

(xii) make any capital expenditure, except, without duplication, (A) in accordance with the capital plan set forth in Section 5.01(a)(xii) of the Company Disclosure Letter (including the capital plan for 2027 referenced below, the “Capital Plan”), plus a ten percent (10%) variance for each principal category set forth in the Capital Plan; provided that any amounts included in the Capital Plan for calendar year 2026 but not spent during such year shall be rolled over into the following calendar year’s capital plan so long as such amounts are spent on the same capital projects or assets provided for in the Capital Plan until such time as the capital plan for calendar year 2027 is approved by Parent, provided further that, until a capital plan for 2027 (which the Company shall propose a draft of in accordance with past practice, and give Parent the reasonable opportunity to review and comment on such draft) is approved by Parent, the Company or applicable Company Subsidiary may make capital expenditures in 2027 that are in amounts consistent with the Capital Plan for 2026, as adjusted as set forth in the Capital Plan for each principal category (which shall, for the avoidance of doubt, be subject to the ten percent (10%) variance for each principal category set forth above), (B) from and after January 1, 2027, until a capital plan for 2027 is approved by Parent, capital expenditures with respect to projects that have been approved or are otherwise permitted for which capital expenditures have been incurred prior to such date, provided, that, for the avoidance of doubt, any such expenditures shall correspondingly reduce the amounts available under the second proviso of the foregoing clause (A), (C) capital expenditures related to required maintenance, operational emergencies, equipment failures or outages or deemed necessary or prudent by the Company or the applicable Company Subsidiary in good faith, (D) with respect to the U.S. Utilities, as are reasonably expected to be recoverable in a rate case, or (E) with the prior written consent of Parent or as required by Law or a Governmental Entity; provided that in the case of the foregoing clause (C), the Company shall provide Parent with notice of such capital expenditures taken as soon reasonably practicable thereafter (excluding capital expenditures for required maintenance);

(xiii) except as occurring in the ordinary course of business consistent with past practice or as required by applicable Law, (A) change any material method of Tax accounting, (B) change or rescind any entity classification or other material Tax election, (C) settle or compromise any material Tax liability, audit, refund, or other Tax proceeding, (D) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) or request any ruling in either case relating to a material amount of Taxes, (E) request any extension or waiver of the limitation period applicable to any material Tax claim or (F) except to the extent otherwise permitted pursuant to this Agreement, undertake any reorganization, restructuring or other action, in each case, outside of the ordinary course of business that has the effect for U.S. federal income tax purposes of utilizing any U.S. federal net operating loss carryforwards or capital loss carryforwards, individually or in the aggregate, in excess of two hundred million dollars ($200,000,000) (provided, nothing contained in this Section 5.01(a) other than this Section 5.01(a)(xiii) shall be construed as relating to Taxes or Tax Returns);

(xiv) waive, release, assign, settle or compromise any material Claim against the Company or any Company Subsidiary, except for waivers, releases, assignments, settlements or compromises that are limited solely to (A) the payment of monetary damages that, with respect to the payment of such monetary damages, the amount of monetary damages to be paid by the Company or the Company Subsidiaries does not exceed (1) the amount with respect thereto reflected on the Company Financial Statements (including the notes thereto) or (2) fifty million dollars ($50,000,000), in the aggregate, in excess of the proceeds received or to be received from any insurance policies in connection with such payment and (B) non-monetary terms that would not result in an admission of criminal liability by the Company or any Company Subsidiary and that would not be or would not reasonably be expected to be, individually or in the aggregate, materially adverse to (x) the Company and the Company Subsidiaries (taken as a whole) or (y) the Company or any Material Company Subsidiary (individually);

(xv) announce or effectuate a reduction in force, plant closing, mass layoff, or other workforce action that triggers the Worker Adjustment and Retraining Notification Act, or comparable local, state and federal Laws;

(xvi) enter into a material new line of business or cease operations of an existing material line of business;

(xvii) sell, assign, transfer, license, abandon, permit to lapse, or otherwise dispose of, any material Intellectual Property of the Company or any Company Subsidiary other than (A) non-exclusive licenses granted in the ordinary course of business or (B) the expiration of any Intellectual Property at the end of its statutory term;

(xviii) (A) form any new Subsidiary (except for any such Subsidiary that is a wholly owned Subsidiary of the Company or formed in the ordinary course of business consistent with past practice) or material joint ventures (except formed in the ordinary course of business consistent with past practice) or (B) agree to materially modify the terms of any existing material joint ventures in a manner that is adverse in any material respect to the Company, in each case of sub-clause (A) and (B), except in connection with the Permitted Tax Equity Transaction Documents, the Permitted DevCo Equity Transaction Documents, or Indebtedness disclosed herein, in the Company Disclosure Letter or in the Company Reports or otherwise permitted under this Agreement;

(xix) adopt or recommend a plan or agreement of complete or partial liquidation or dissolution, restructuring or other reorganization, other than dissolutions of Company Subsidiaries in the ordinary course of business;

(xx) (A) enter into any (x) equipment, EPC or other construction Contracts or (y) Contract with a term exceeding one (1) year for future sales of electric energy or capacity from an energy generating facility, or renewable energy credits associated with the generation of energy by a renewable energy facility, in each case of clause (x) and (y) that would have been a Company Contract if it had been entered into prior to the date of this Agreement, in connection with (1) 250 MW or larger development projects relating to AES Clean Energy (ACE) (as such term is used in the Capital Plan) or (2) 200 MW or larger development projects relating to Central America (Panama / Dominican Republic), AES Andes or Other Businesses (as such terms are used in the Capital Plan), in any case other than such Contracts related to the projects set forth on Section 5.01(a)(x)(A) of the Company Disclosure Letter, (B) enter into any other new Contract (excluding, for the avoidance of doubt, Contracts set forth in clause (A)) that would have been a Company Contract if it had been entered into prior to the date of this Agreement, or (C) amend, renew, extend, modify, waive, or release (or otherwise forgo any material right or claim under) on terms materially adverse to the Company, cancel or terminate, in whole or in part, any Company Contract, Permitted DevCo Equity Transaction Document or Permitted Tax Equity Transaction Document, in each case of clause (B) and (C), other than in the ordinary course of business consistent with past practice or as otherwise permitted under any other provision of this Section 5.01(a);

(xxi) change any method of accounting or accounting principles or practices followed by the Company or any Company Subsidiary, except for any such change required by a change in GAAP, IFRS or other applicable accounting standard;

(xxii) fail to maintain, terminate or cancel any material insurance coverage maintained by the Company or any Company Subsidiary with respect to any material assets without using commercially reasonable efforts to replace such coverage with a comparable amount of insurance coverage to the extent available on commercially reasonable terms; or

(xxiii) authorize any of, or commit or agree in writing or otherwise enter into any Contract to do any of, the foregoing;

provided, however, that in the event that the Company or any Company Subsidiary would be prohibited from taking any action by reason of this Section 5.01(a) or Section 5.01(b) without the prior written consent of Parent, such action shall be deemed consented to and such action may nevertheless be taken without such consent if the Company requests Parent’s prior written consent and Parent fails to respond in writing (email being sufficient) to such request within five (5) Business Days after the date of such request; provided that Parent shall work in good faith to respond in a shorter period of time for any time sensitive matter if reasonably requested by the Company; provided further that the Company shall provide Parent with notice of such action as soon as reasonably practicable thereafter.

(b) Emergencies. Notwithstanding anything to the contrary herein, the Company may, and may cause any Company Subsidiary to, take reasonable actions in compliance with applicable Law and consistent with prudent industry practice (as determined by the Company in good faith) with respect to any restoration measures in response to any hurricane, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural disaster, severe weather-related event, act of terrorism or sabotage, cybersecurity incidents, sudden equipment failures, unanticipated power outages or an immediate and material threat to the health or safety of natural Persons (collectively, “Operational Emergencies”); provided that the Company shall provide Parent with written notice of any such material action with respect to any Operational Emergencies (including a reasonably detailed written description of such Operational Emergency) as soon as reasonably practicable thereafter.

(c) No Control of the Company’s Business. Parent acknowledges and agrees that (i) nothing contained herein is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiary prior to the Effective Time and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries’ respective businesses and operations.

(d) Notice of Changes. From the date of this Agreement until the Effective Time, the Company shall reasonably promptly notify Parent in writing of any changes, including any loans or grants pursued or obtained by the Company or any Company Subsidiary, that would trigger a review pursuant to the National Environmental Policy Act (NEPA) (including loans or grants under federal or state incentives).

(e) For the avoidance of doubt, this Section 5.01 does not relate to the ability of the Company or the Company Subsidiaries to make filings in connection with, or agree to settlement or stipulation of, Regulatory Proceedings.

SECTION 5.02 Regulatory Proceedings.

(a) Between the date of this Agreement and the Closing, the Company and the Company Subsidiaries may (i) initiate or join in any Regulatory Proceeding or (ii) enter into any settlement or stipulation in respect of any Regulatory Proceeding, in the case of either clause (i) or (ii), (A) in the ordinary course of business; (B) as set forth in Section 5.02(a) of the Company Disclosure Letter; or (C) otherwise with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), other than in each case, with respect to any Material Regulatory Proceeding, which shall require the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing or anything in this Agreement to the contrary, the terms of Section 6.03 shall control with respect to any Regulatory Proceeding under Section 6.03, including any Filing made in connection therewith.

(b) Between the date of this Agreement and the Closing, the Company and the Company Subsidiaries shall, to the extent permitted by Law, (i) keep Parent informed as promptly as reasonably practicable of any material communications or meetings with any Governmental Entities (including any member or representative of any Governmental Entity’s staff) with respect to such Material Regulatory Proceedings and provide copies of any related written communications or materials; (ii) consult with Parent and give Parent a reasonable opportunity, within time constraints imposed in such Material Regulatory Proceedings, to comment on material written communications or materials to be submitted to any Governmental Entity, in each case, with respect to any such Material Regulatory Proceedings, which the Company and the Company Subsidiaries shall consider in good faith and (iii) to the extent reasonably practicable, use commercially reasonable efforts to provide Parent with reasonable prior notice of and an invitation to any such in-person meeting or conference, including any meetings held electronically but customarily held in-person, related thereto and consider in good faith the views of Parent in connection therewith.

(c) For the avoidance of doubt, Section 5.01 does not relate to the ability of or otherwise permit, or restrict the ability of, the Company or the Company Subsidiaries to make filings in connection with, or agree to settlement or stipulation of, Regulatory Proceedings contemplated by Section 6.03 or this Section 5.02.

SECTION 5.03 No Solicitation by the Company; Company Board Recommendation.

(a) The Company shall not, and shall cause its Subsidiaries and its and their respective directors, officers and employees not to and shall instruct its other Representatives not to (i) directly or indirectly solicit, initiate or knowingly encourage, induce or facilitate any Company Takeover Proposal or any inquiry, offer or proposal that constitutes, or would reasonably be expected to lead to a Company Takeover Proposal, in each case, except for this Agreement and the transactions contemplated hereby, or (ii) directly or indirectly participate in any discussions or negotiations with any Person (except between the Company, the Company’s Affiliates and its and their respective Representatives, on the one hand, and Parent, Merger Sub and their Affiliates and its and their respective Representatives, on the other hand) regarding, or furnish to any such Person, any nonpublic information with respect to, or cooperate in any way with any such Person with respect to, any Company Takeover Proposal or any inquiry, offer or proposal that constitutes or would reasonably be expected to lead to a Company Takeover Proposal. The Company shall, and shall cause its Subsidiaries and its and their respective directors, officers and employees to, and shall instruct its other Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person (except between the Company’s Affiliates and its and their respective Representatives, on the one hand, and Parent and Parent’s Affiliates and its and their respective Representatives, on the other hand) conducted heretofore with respect to any Company Takeover Proposal or any inquiry, offer or proposal that constitutes or would reasonably be expected to lead to a Company Takeover Proposal, cease providing information with respect to the Company or any Company Takeover Proposal or any inquiry, offer or proposal that constitutes or would reasonably be expected to lead to a Company Takeover Proposal, request the prompt return or destruction of all nonpublic information previously furnished and immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives. Notwithstanding anything to the contrary herein, at any time prior to obtaining the Company Stockholder Approval, in response to the receipt of a bona fide written Company Takeover Proposal made after the date of this Agreement that does not result from a breach (other than a de minimis breach) of this Section 5.03(a) by the Company or any of its Subsidiaries and that the Company Board determines in good faith (after consultation with outside legal counsel and a nationally recognized financial advisor) constitutes or would reasonably be expected to lead to a Superior Company Proposal and the failure to take such action described in clause (1) or (2) of this Section 5.03(a) would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Law, the Company and its Representatives may (1) furnish information with respect to the Company and the Company Subsidiaries to the Person making such Company Takeover Proposal (and its Representatives) (provided that all such information has previously been provided to Parent or is provided to Parent as promptly as practicable after, and in any event within twenty-four (24) hours, of the provision of such information to such Person) pursuant to an Acceptable Confidentiality Agreement and (2) participate in discussions regarding the terms of such Company Takeover Proposal, including terms of a Company Acquisition Agreement with respect thereto, and the negotiation of such terms with the Person making such Company Takeover Proposal (and such Person’s Representatives) pursuant to an Acceptable Confidentiality Agreement. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.03(a) by any Representative of the Company or any of its Affiliates, in each case, at the Company’s direction, shall constitute a breach of this Section 5.03(a) by the Company. Notwithstanding anything to the contrary herein, the Company may grant a waiver, amendment or release under any confidentiality or standstill agreement to the extent necessary to allow a confidential Company Takeover Proposal to be made to the Company or the Company Board so long as the Company Board promptly (and in any event, within one (1) Business Day) notifies Parent thereof after granting any such waiver, amendment or release and the Company Board determines, prior to granting any such waiver, amendment or release, in good faith (after consultation with outside legal counsel) that the failure to grant such waiver, amendment or release would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law.

(b) Except as set forth in Section 5.03(a), Section 5.03(c), Section 5.03(e) and Section 5.03(f), and except for the public disclosure of a Company Recommendation Change Notice made in compliance with this Agreement, neither the Company Board nor any committee thereof shall (i) withdraw, change, qualify, withhold, modify in any manner adverse to Parent, or propose publicly to withdraw, change, qualify, withhold or modify in any manner adverse to Parent, the Company Board Recommendation, (ii) adopt, approve, declare advisable or recommend, or propose publicly to adopt, approve, declare advisable or recommend, any Company Takeover Proposal, (iii) fail to include in the Proxy Statement the Company Board Recommendation (except as set forth in Section 6.01(a)), (iv) fail to expressly reaffirm publicly the Company Board Recommendation following Parent’s written request to do so if a Company Takeover Proposal is publicly announced or disclosed on or prior to the earlier of (A) the fifth (5th) Business Day after the delivery of such request by Parent and (B) two (2) Business Days prior to the Company Stockholders Meeting (or any adjournment or postponement thereof) or (v) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (except for a recommendation against such offer or a customary “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) (any action in the foregoing clauses (i)–(v) being referred to as a “Company Adverse Recommendation Change”). Except as set forth in Section 5.03(a), Section 5.03(c), Section 5.03(e) and Section 5.03(f), neither the Company Board nor any committee thereof shall authorize, permit, approve or recommend, or propose publicly to authorize, permit, approve or recommend, or allow the Company or any of its Affiliates to execute or enter into, any Contract, letter of intent, memorandum of understanding, agreement in principle, agreement or commitment constituting, or that would reasonably be expected to lead to, any Company Takeover Proposal, or requiring, or that would reasonably be expected to cause, the Company to abandon or terminate this Agreement (a “Company Acquisition Agreement”).

(c) Notwithstanding anything to the contrary herein, at any time prior to obtaining the Company Stockholder Approval, the Company Board may make a Company Adverse Recommendation Change or terminate this Agreement in accordance with Section 8.01(c)(i), in each case, if the Company has received a Superior Company Proposal that does not result directly or indirectly from a breach (other than a de minimis breach) of this Section 5.03 by the Company or any of its Subsidiaries and, in each case, if the Company Board determines in good faith (after consultation with outside legal counsel and a nationally recognized financial advisor) that the failure to effect a Company Adverse Recommendation Change or terminate this Agreement in accordance with Section 8.01(c)(i) in response to the receipt of such Superior Company Proposal would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Law; provided, however, that the Company Board may not make such Company Adverse Recommendation Change or terminate this Agreement in accordance with Section 8.01(c)(i) unless (i) the Company Board has provided prior written notice to Parent (a “Company Recommendation Change Notice”) that it is prepared to effect a Company Adverse Recommendation Change or terminate this Agreement in accordance with Section 8.01(c)(i) at least three (3) Business Days prior to taking such action, which notice shall specify the basis for such action and, in the case of a Superior Company Proposal, attaching the most current draft of any Company Acquisition Agreement with respect to such Superior Company Proposal or, if no draft exists, a summary of the material terms and conditions of such Superior Company Proposal (it being understood that such Company Recommendation Change Notice shall not in itself be deemed a Company Adverse Recommendation Change and that if Parent has committed in writing to any changes to the terms of this Agreement and there has been any subsequent material revision or amendment to the terms of a Superior Company Proposal, a new notice to which the provisions of clauses (iii) and (iv) of this Section 5.03(c) shall apply mutatis mutandis except that, in the case of such a new notice, all references to three (3) Business Days in this Section 5.03(c) shall be deemed to be two (2) Business Days), (ii) the Company has provided to Parent, prior to the commencement of such three (3) Business Day period, the information with respect to such Company Takeover Proposal required to be provided pursuant to Section 5.03(a) and Section 5.03(d), (iii) during the three (3) Business Day period after delivery of the Company Recommendation Change Notice, if requested by Parent, the Company and its Representatives negotiate in good faith with Parent and its Representatives regarding any revisions to this Agreement that Parent proposes to make as would permit the Company Board in the exercise of its fiduciary duties not to effect a Company Adverse Recommendation Change or terminate this Agreement in accordance with Section 8.01(c)(i) and so that the Company Takeover Proposal no longer constitutes a Superior Company Proposal, and (iv) at the end of such three (3) Business Day period and taking into account any changes to the terms of this Agreement committed to in writing by Parent, the Company Board determines in good faith (after consultation with outside legal counsel and a nationally recognized financial advisor) that the failure to make such a Company Adverse Recommendation Change or terminate this Agreement in accordance with Section 8.01(c)(i) would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, and that such Company Takeover Proposal still constitutes a Superior Company Proposal.

(d) The Company shall promptly (and in any event no later than twenty-four (24) hours thereafter) advise Parent orally and in writing of the receipt of any Company Takeover Proposal and the material terms and conditions of any such Company Takeover Proposal and the identity of the Person making such Company Takeover Proposal. The Company shall keep Parent reasonably informed in all material respects on a reasonably current basis (and in any event no later than twenty-four (24) hours thereafter) of changes to the material terms and status of any Company Takeover Proposal (including any material amendments thereto or any material change to the scope or material terms or conditions thereof). Without limiting the foregoing, the Company shall notify Parent in writing promptly (and in any event within twenty-four (24) hours) after it determines to begin providing information or to engage in discussions or negotiations concerning a Company Takeover Proposal.

(e) Notwithstanding anything to the contrary herein, at any time prior to obtaining the Company Stockholder Approval, the Company Board may make a Company Adverse Recommendation Change in accordance with this Section 5.03(e) if a Company Intervening Event has occurred and the Company Board determines in good faith (after consultation with outside legal counsel and a nationally recognized financial advisor) that the failure to effect a Company Adverse Recommendation Change as a result of the occurrence of such Company Intervening Event would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, however, that the Company Board may not make such Company Adverse Recommendation Change unless (i) the Company Board has provided a Company Recommendation Change Notice that it is prepared to effect a Company Adverse Recommendation Change at least three (3) Business Days prior to taking such action, which notice shall specify the basis for such Company Adverse Recommendation Change, (ii) during the three (3) Business Day period after delivery of the Company Recommendation Change Notice, if requested by Parent, the Company and its Representatives negotiate in good faith with Parent and its Representatives regarding any revisions to this Agreement that Parent proposes to make and (iii) at the end of such three (3) Business Day period and taking into account any changes to the terms of this Agreement committed to in writing by Parent, the Company Board determines in good faith (after consultation with outside legal counsel and a nationally recognized financial advisor) that the failure to make such a Company Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.

(f) Nothing contained in this Section 5.03 shall prohibit the Company from (i) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company if, in the good-faith judgment of the Company Board (after consultation with outside legal counsel), failure to so disclose would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided, however, that nothing in this Section 5.03(f) shall be construed to limit the definition of “Company Adverse Recommendation Change” or otherwise permit the Company to effect any Company Adverse Recommendation Change other than in accordance with Section 5.03(e).

(g) For purposes of this Agreement:

(i) “Company Takeover Proposal” means any inquiry, proposal or offer (whether or not in writing), from any Person or group (other than Parent and its Affiliates) relating to, in a single transaction or series of related transactions, any direct or indirect (1) merger, consolidation, share exchange, other business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which any Persons or group (or the equityholders of any Person) would acquire, directly or indirectly, twenty percent (20%) or more of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole, or to which twenty percent (20%) or more of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, or twenty percent (20%) or more of the voting power of the Company or of the surviving entity in any merger, consolidation, share exchange or other business combination involving the Company, (2) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, spin-off, partnership, joint venture, sale of capital stock of or other equity interests in a Company Subsidiary or otherwise) of any business or assets of the Company or the Company Subsidiaries representing twenty percent (20%) or more of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, (3) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing twenty percent (20%) or more of the voting power of the Company, (4) transaction (including any tender offer or exchange offer) in which any Person (or the stockholders of any Person) would acquire (in the case of a tender offer or exchange offer, if consummated), directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, twenty percent (20%) or more of any class of capital stock of the Company, (5) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing or (6) any combination of the foregoing.

(ii) “Superior Company Proposal” means a bona fide written Company Takeover Proposal (provided that for purposes of this definition, the applicable percentage in the definition of Company Takeover Proposal shall be “more than fifty percent (50%)” rather than “twenty percent (20%) or more”), which the Company Board determines in good faith, after consultation with outside legal counsel and a nationally recognized financial advisor, and taking into account the legal, financial, regulatory, timing and other aspects of such Company Takeover Proposal, the identity of the Person making the proposal and any financing required for such proposal and the ability of the Person making such proposal to obtain such required financing, the level of certainty with respect to such required financing, and such other factors that are deemed relevant by the Company Board, (1) is more favorable from a financial point of view to the holders of shares of Company Common Stock than the transactions contemplated by this Agreement (after taking into account any revisions to the terms of this Agreement that are committed to in writing by Parent (including pursuant to Section 5.03(c))) and (2) is reasonably capable of being completed on the terms proposed.

(iii) “Company Intervening Event” means any material fact, circumstance, effect, change, event or development that occurred or arose after the date of this Agreement, which (A) was neither known by, nor reasonably foreseeable (or if known, the magnitude or material consequences of which were not known, understood or reasonably foreseeable by the Company Board as of the date of this Agreement) by the Company Board as of the date of this Agreement and (B) first becomes known to or by the Company Board prior to obtaining Company Stockholder Approval; provided that none of the following shall constitute a Company Intervening Event: (1) the Company or any of its

Subsidiaries meeting or exceeding any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period, (2) any change in and of itself in the trading price or trading volume of shares of Company Common Stock on the NYSE or in the Company’s credit rating; provided that, in any case, the event or circumstance underlying such change may be taken into account, (3) the receipt, existence of or terms of a Company Takeover Proposal or any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, a Company Takeover Proposal, or any matter relating thereto or consequence thereof or (4) any action taken by any Party pursuant to and in compliance with such Party’s obligation under this Agreement or the consequences of any such action.

(iv) “Acceptable Confidentiality Agreement” means any confidentiality agreement entered into by the Company that contains confidentiality provisions that are not less favorable in any material respect to the Company than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not include explicit or implicit standstill provisions or otherwise restrict the making of or amendment or modification to a Company Takeover Proposal, provided that such confidentiality agreement shall not contain any provision requiring the Company or its Subsidiaries to pay or reimburse the counterparty’s expenses and shall not contain any provision that would prevent the Company from complying with its obligations under this Section 5.03.

SECTION 5.04 Financing.

(a) Subject to the provision below, each of Parent and Merger Sub shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause each of their respective Affiliates and Representatives to, use its reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable to obtain the net proceeds of the Financing in an amount required to satisfy the Required Amount at the Closing, or any Substitute Financing, in each case, on the terms and subject only to the conditions expressly set forth in the Financing Commitment Letters (including any “market flex” provisions set forth in any Debt Letter) and subject to any modifications permitted by this Section 5.04 no later than the Closing (or, with respect to certain portions of the Financing indicated in the Financing Commitment Letters, by such later date as provided in the Financing Commitment Letters), including (i) maintaining in full force and effect the Financing Commitment Letters and complying with all of their respective obligations thereunder to the extent required as a condition to accessing such Financing, (ii) negotiating, entering into and delivering definitive agreements with respect to the Debt Financing (the “Definitive Agreements”) on the terms contained in the Debt Letters (including any “market flex” provisions set forth in any Debt Letter) (or with other terms reasonably acceptable to Parent and without any Prohibited Modifications) and subject only to the conditions expressly set forth in the Debt Commitment Letter, (iii) satisfying on a timely basis all conditions in the Financing Commitment Letters and the Definitive Agreements that are applicable to Parent, Merger Sub or any of their respective Affiliates or Representatives that are within their control, (iv) comply with and perform their respective obligations pursuant to the Financing Commitment Letters and the Definitive Agreements, (v) if required under the Debt Letters, entering into amendments to the Definitive Agreements with respect to the Debt Financing to give effect to any “market flex” provisions contained in any Debt Letter, (vi) if required at Closing in order to refinance any Backstopped Debt Facility, subject to the satisfaction of the conditions set forth in Section 7.01 and Section 7.03 (except for those conditions to the Closing that by their terms are to be satisfied at the Closing), consummating, and obtaining the net proceeds of, the Debt Financing no later than the Closing and (vii) subject to the satisfaction of the conditions set forth in Section 7.01 and Section 7.03 (other than those conditions to be satisfied substantially concurrently with the Closing), consummating, and obtaining the net proceeds of, the Equity Financing no later than the Closing.

(b) In the event that all conditions set forth in Section 7.01 and Section 7.03 have been satisfied or waived (except for those conditions to the Closing that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions), each of Parent and Merger Sub shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause each of their respective Affiliates and Representatives to, use its reasonable best efforts to cause each applicable Person that is a party to any of the Financing Commitment Letters to fund the Equity Financing and, if required prior to or at the Closing in order to pay off, terminate or refinance any existing Indebtedness of the Company for which a default or an “event of default” will occur upon the consummation of the Merger, the Debt Financing, in each case, in accordance with its terms on the Closing Date to the extent the proceeds thereof are required to pay the Required Amount and consummate the Merger and the other transactions contemplated thereby. Each of Parent and Merger Sub shall use reasonable best efforts to not, and shall use its reasonable best efforts to cause its Affiliates and Representatives not to, take or refrain from taking, directly or indirectly, any action that would reasonably be expected to result in a failure of the Debt Financing to be available and (if applicable) funded in full (and in no case less than an amount sufficient for the payment of the Required Amount) at or prior to the Closing, except with respect to any reductions to commitments thereto otherwise expressly permitted under this Section 5.04.

(c) Upon reasonable request by the Company from time to time, Parent shall keep the Company reasonably informed on a current and timely basis of the status of Parent’s efforts to arrange and obtain the Debt Financing and any Substitute Financing and to satisfy the conditions thereof, including advising and updating the Company, in a reasonable level of detail, with respect to status, proposed closing date and material terms of the Definitive Agreements and providing copies of substantially final drafts of the primary Definitive Agreements (including the credit agreement) with sufficient time for the Company to review with its counsel (provided that any fee letter and any engagement letter for the placement of debt securities may be redacted solely as to fee amounts and other economic terms (including any such terms included in the “market flex”) that are customarily redacted in connection with similar financings and that could not adversely affect the conditionality, enforceability, amount, availability or termination of the Debt Financing). Without limiting the generality of the foregoing, Parent shall give the Company prompt written notice (but in any event, within five (5) Business Days) (i)(A) of any actual, alleged or purported breach, default, repudiation, cancellation or termination (with respect to any cancellation or termination, except as expressly permitted under this Section 5.04), or any event or circumstance that (with or without notice, lapse of time or both) could reasonably be expected to give rise to any such breach, default, repudiation, cancellation or termination (with respect to any cancellation or termination, except as expressly permitted under this Section 5.04) by any party to any of the Debt Letters or Definitive Agreements, and (B) of any amendment, supplement, waiver, other modification or termination of any Debt Letter (other than a customary amendment or supplement with respect to adding Debt Financing Entities that have not previously executed the Debt Letters as of the date of this Agreement) or Definitive Agreements and (ii) if for any reason at any time Parent believes in good faith that it may not be able to obtain all or any portion of the Debt Financing on the terms, in the manner or from the sources contemplated by the Debt Letters or any Definitive Agreement. Parent shall provide any information reasonably requested by the Company relating to any of the circumstances referred to in clauses (i) or (ii) of the immediately preceding sentence as soon as possible after the Company makes any such request, but in any event within five (5) Business Days after the date the Company delivers Parent a written request.

(d) Neither Parent nor Merger Sub shall, without the Company’s prior written consent: (i) permit any amendment, supplement, modification, assignment, termination, replacement or waiver to be made to, or consent to any waiver of, any provision of or remedy under any of the Debt Letters or Definitive Agreements if such amendment, supplement, modification, termination, assignment, replacement or waiver would or would reasonably be expected to (1) reduce the aggregate amount of the Debt Financing (including by increasing the amount of fees to be paid or original issue discount) below the Required Amount (when taken together with other sources of funds immediately available to Parent (including the Equity Financing and additional equity commitments that will be funded at or prior to Closing)), (2) impose new or additional conditions to the Debt Financing or otherwise expand, amend or modify any of the existing conditions to the Debt Financing, (3) adversely impact the ability of Parent or Merger Sub to enforce its rights against any other party to any of the Debt Letters or Definitive Agreements or the ability of Parent or Merger Sub to consummate the transactions contemplated hereby at the Closing or the likelihood of the consummation of the transactions contemplated hereby to be consummated at the Closing, or (4) otherwise expand, amend or modify any provision of any of the Debt Letters or Definitive Agreements in a manner that in any such case would or would reasonably be expected to prevent, delay or make less likely (A) the funding of the Debt Financing in an amount no less than the Required Amount (or satisfaction of the conditions to the Debt Financing) at or prior to the Closing or (B) the timely consummation of the Merger and the other transactions contemplated hereby (any amendment, supplement, modification, assignment, termination, replacement or waiver of the type described in clauses (1) through (4), a “Prohibited Modification”); or (ii) terminate any Debt Letter or any Definitive Agreement; provided that Parent may amend the Debt Letters to add Debt Financing Entities that have not previously executed the Debt Letters as of the date of this Agreement without the prior written consent of the Company. In the event that any new debt or equity commitment letters or fee letters are entered into in accordance with any termination, amendment, replacement, supplement, modification or waiver of any Debt Letter or Definitive Agreement permitted pursuant to this Section 5.04(d), references to the “Financing,” “Debt Financing Parties,” “Definitive Agreements” and “Financing Commitment Letters” (and other like terms in this Agreement) shall be deemed to refer to the Financing as so terminated, amended, supplemented, modified, waived or replaced for all purposes of this Agreement and each such term shall be construed accordingly. Parent shall promptly (but in any event, within five (5) Business Days) deliver to the Company copies of any termination, amendment, supplement, modification, waiver or replacement of any Financing Commitment Letter or Definitive Agreement and each other agreement entered into in connection therewith (provided that any fee letter may be redacted solely as to fee amounts and other economic terms (including any such terms included in the “market flex”) that are customarily redacted in connection with similar financings and that could not adversely affect the conditionality, enforceability, amount, availability or termination of the Financing).

(e) If any portion of the Debt Financing becomes, or is expected to become, unavailable for any reason (other than a reduction in commitments under the Debt Financing as permitted under Section 5.04(g)), Parent shall, and shall cause its Affiliates and relevant Representatives, as promptly as practicable following the occurrence of such event, to (i) notify the Company in writing thereof (and, in any event, within five (5) Business Days) and the reason therefor, (ii) use its reasonable best efforts to arrange for and obtain substitute financing from the Debt Financing Parties and/or similar sources in an amount sufficient, when taken together with any available portion of the Financing, to enable Parent to consummate the Merger and the other transactions contemplated hereby in accordance with its terms (including to pay the Required Amount) and which does not include any Prohibited Modification or condition to the consummation of such substitute debt financing that is more onerous in any significant respect than the conditions set forth in the Debt Letter as of the date of this Agreement (any such substitute debt financing, the “Substitute Financing”) and (iii) use its reasonable best efforts to obtain a new financing commitment letter that provides for such Substitute Financing and, promptly after execution thereof, deliver to the Company true, complete and correct copies of the new commitment letter, including all exhibits, schedules, term sheets, amendments, supplements, modifications and annexes thereto and all related fee letters (provided that any such fee letter may be redacted solely as to fee amounts and other economic terms (including any such terms included in the “market flex”) that are customarily redacted in connection with similar financings and that could not adversely affect the conditionality, enforceability, amount, availability or termination of the Debt Financing) and related definitive financing documents with respect to such Substitute Financing; provided, however, that Parent shall not be required to obtain financing that includes terms and conditions materially less favorable (taking into account any “market flex” provisions) to Parent, relative to those in the portion of the Debt Financing being replaced. Parent and Merger Sub shall be subject to the same obligations with respect to any Substitute Financing (including any Substitute Financing contemplated by clause (g) below) as set forth in this Agreement with respect to the Debt Financing. Upon obtaining any commitment for any such Substitute Financing, references to the “Debt Financing,” “Debt Financing Parties,” “Definitive Agreements” and “Financing Commitment Letters” (and other like terms in this Agreement) shall be deemed to refer to such Substitute Financing and the commitments thereunder and the agreements with respect thereto for all purposes of this Agreement and each such term shall be construed accordingly.

(f) Parent shall pay, or cause to be paid, as the same shall become due and payable, all fees and other amounts that become due and payable under the Financing Commitment Letters and, if applicable, the Definitive Agreements.

(g) Notwithstanding anything contained in this Agreement to the contrary, (i) Parent and Merger Sub expressly acknowledge and agree that neither Parent’s nor Merger Sub’s obligations hereunder (including the obligation to consummate the transactions contemplated hereby) are conditioned in any manner upon Parent or Merger Sub obtaining all or any portion of the Financing, any Substitute Financing or any other financing and (ii) Parent shall be permitted to reduce commitments under the Debt Letters dollar-for-dollar to the extent (A) all requisite consents have been obtained from the relevant parties in respect of a Backstopped Debt Facility or (B) Parent has obtained binding commitments for a Substitute Financing (and, in the case of a Substitute Financing, promptly after execution thereof, the Parent shall deliver to the Company true, complete and correct copies of any new commitment letter, including all exhibits, schedules, term sheets, amendments, supplements, modifications and annexes thereto and all related fee letters (provided that any such fee letter may be redacted solely as to fee amounts and other economic terms (including any such terms included in the “market flex”) that are customarily redacted in connection with similar financings and that could not adversely affect the conditionality, enforceability, amount, availability or termination of the Debt Financing) and related definitive financing documents with respect to such Substitute Financing) (and Parent shall be permitted to terminate the Debt Letters after commitments thereunder have been reduced to $0 in a manner permitted by this Agreement, provided that Parent shall promptly provide notice thereof to the Company).

SECTION 5.05 Company Financing Cooperation.

(a) The Company shall deliver to Parent the Required Financial Information as soon as reasonably practicable and, in any case, no later than the date on which the Required Financial Information would be required to satisfy the conditions precedent set forth in the Debt Letters. The Company shall maintain its existing corporate and facility ratings contemplated to be maintained under the Debt Financing (as in effect on the date hereof) (but not any specific rating). From the date of this Agreement until the Closing (or, if earlier, the valid termination of this Agreement pursuant to Section 8.01), subject to the limitations set forth in this Section 5.05, and unless otherwise agreed by Parent, the Company will use its reasonable best efforts, will cause each of its Subsidiaries to use reasonable best efforts, and will use its reasonable best efforts to cause its and its Subsidiaries’ Representatives to use reasonable best efforts, to provide customary cooperation to Parent, as reasonably requested by Parent as may be necessary or desirable for Parent’s arrangement of the Debt Financing. Such cooperation will include using reasonable best efforts, upon Parent’s reasonable request, to:

(i) cooperate with the marketing efforts of Parent solely in connection with the Debt Financing, including making appropriate senior officers of the Company available to participate in a reasonable number of lender or investor meetings, due diligence sessions, meetings with ratings agencies and road shows, in each case, at reasonable times (which shall be limited to normal business hours) and locations mutually agreed and upon reasonable prior notice (it being understood that any such meetings may take place via videoconference or web conference at the Company’s option);

(ii) provide reasonable and customary assistance to Parent in Parent’s preparation of customary confidential information memoranda, private placement memoranda, offering memoranda, prospectuses, lender and investor presentations and similar documents customarily required in connection with financings of a type similar to the Debt Financing and as may be reasonably requested by Parent, in each case, solely with respect to historical information relating to the Company and its Subsidiaries (to the extent related to its business) in connection with such marketing efforts for the Debt Financing;

(iii) request that the Company’s independent accountants provide customary consents and comfort letters (including “negative assurance” comfort) to the extent required in connection with the marketing and syndication of the Debt Financing and customarily required in an offering of securities of the type contemplated by the Debt Financing;

(iv) to the extent contemplated by or required under the Debt Commitment Letter, provide customary authorization letters to the Debt Financing Entities to accompany customary marketing materials in respect of the Debt Financing, including making a customary 10b-5 representation with respect to the information contained therein (in each case, including customary exculpatory provisions with respect to the Company, each of its Subsidiaries and each of their respective Affiliates and Representatives);

(v) cooperate with the Debt Financing Entities’ due diligence efforts, to the extent reasonable and customary for financings similar to the Debt Financing;

(vi) assist Parent in obtaining any customary corporate or facility ratings (but not any specific rating) from any rating agencies contemplated by the Debt Financing;

(vii) assist the Debt Financing Parties in benefiting from the existing lending and investment banking relationships of the Company and the Company Subsidiaries; and

(viii) furnish all documentation and other information required in connection with the Debt Financing by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) and the requirements of 31 C.F.R. §1010.230, at least four (4) Business Days prior to the anticipated Closing Date, in each case, to the extent reasonably requested by Parent at least nine (9) Business Days prior to the anticipated Closing Date.

(b) Notwithstanding anything to the contrary contained in this Agreement (including this Section 5.05), nothing in this Agreement (including this Section 5.05) shall require any such cooperation to the extent that it could or could reasonably be expected to (i) require the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives to pay any commitment or other fees, make any other payment, reimburse any expenses or otherwise incur any liability or obligation in connection with the Debt Financing, agree to give any indemnities or otherwise incur any obligation under any certificate, instrument, agreement or other documentation related to the Debt Financing or its cooperation hereunder, in each case, that would be effective prior to the Closing, (ii) unreasonably interfere with the ongoing business or operations of the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives, (iii) other than solely to the extent required by the Consent Solicitations with respect to the Specified Debt Agreements or as expressly contemplated by Section 5.06, require the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives to enter into, execute, deliver or approve any certificate (including any certificate as to solvency), instrument, agreement or other documentation (other than customary authorization letters in connection with the marketing efforts for the Debt Financing; provided that any such information distributed in connection with the foregoing shall contain customary language which shall exculpate the Company, its Affiliates and their respective Subsidiaries and Representatives with respect to any liability related to the unauthorized use or misuse of the contents of such information or related marketing materials by the recipients thereof) or agree to any change or modification of any existing certificate, instrument, agreement or other documentation, (iv) conflict with or result in any violation of the Company Certificate, the Company Bylaws or the Organizational

Documents of any of its Subsidiaries or any of their respective Affiliates, (v) result in a violation or breach of, or a default (with or without notice, lapse of time or both) under, any Contract to which the Company, any of its Subsidiaries or any of their respective Affiliates is a party, including this Agreement and any applicable confidentiality obligation, in each case, entered into with a Person that is not an Affiliate of the Company, (vi) result in a violation of applicable Law (including with respect to privacy of employees), (vii) threaten any attorney-client privilege or other applicable legal privilege of the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives, in each case, as reasonably determined by the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives, (viii) cause any Representative of the Company or any of its Affiliates to incur any personal liability, (ix) cause any representation or warranty in this Agreement to be breached by the Company or any of its Affiliates or cause any condition to the Closing to fail to be satisfied or otherwise cause any breach of this Agreement, (x) require the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives to prepare or deliver any pro forma financial information, projections or other forward-looking financial information, (xi) other than solely to the extent required by the Consent Solicitations with respect to the Specified Debt Agreements, require the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives to deliver any legal opinion or reliance letter or (xii) require the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives to deliver (1) other than to the extent contemplated by the Required Financial Information, any audited financial information or any financial information prepared in accordance with Regulation S-K or Regulation S-X under the Securities Act of 1933, as amended, or any financial information in a form not customarily prepared by the Company with respect to such period or (2) any financial information with respect to a month or fiscal period that has not yet ended or has ended less than forty (40) days prior to the date of such request. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided, however, that such logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives or the reputation or goodwill of any of the foregoing.

(c) Parent shall (i) promptly upon request by the Company, reimburse the Company for all of its reasonable and documented out-of-pocket fees and expenses (including reasonable and documented out-of-pocket fees and expenses of counsel and accountants) incurred by the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives in connection with the Debt Financing or Section 5.05(i), including any cooperation related thereto and (ii) indemnify and hold harmless the Company and its Affiliates and any of their respective Subsidiaries or Representatives against any claim, loss, damage, injury, liability, judgment, award, penalty, fine, cost (including cost of investigation), expense (including fees and expenses of counsel and accountants) or settlement payment incurred as a result of, or in connection with this Section 5.05 (including the obligation to deliver payoff or similar notices in respect of any Indebtedness, regardless of whether the applicable payoff or similar event may be conditioned upon the occurrence of the Closing) or the Debt Financing and any information used or misused in connection therewith other than those claims, losses, damages, injuries, liabilities, judgments, awards, penalties, fines, costs, expenses and settlement payment arising out of or resulting from the fraud, gross negligence or willful misconduct of the Company or its Subsidiaries or their respective Affiliates and Representatives as finally determined by a court of competent jurisdiction.

(d) The Parties acknowledge and agree that the provisions contained in this Section 5.05 and Section 5.06 represent the sole obligation of the Company and its Affiliates and any of their respective Subsidiaries or Representatives with respect to any financing (including the Debt Financing) to be obtained by Parent with respect to the transactions contemplated by this Agreement (including the Debt Letters) or, except as provided in Section 5.01(a)(xi), any Specified CoC Credit Support Contract, and no other provision of this Agreement (including the Exhibits and Schedules hereto) or any Debt Letter shall be deemed to expand or modify such obligations.

(e) All nonpublic or otherwise confidential information regarding the Company, any of its Subsidiaries or any of their respective Affiliates obtained by Parent or any of its Representatives or any of their respective Affiliates pursuant to this Section 5.05 shall be deemed subject to the applicable Confidentiality Agreement.

(f) Notwithstanding anything in this Agreement to the contrary, in no event shall the receipt by, or availability to, Parent or any of its Affiliates of any funds or financing or any other financing transaction (including the Debt Financing), or any waiver in respect of any Specified CoC Credit Support Contract be a condition to Parent’s or Merger Sub’s obligations to effect the Closing.

(g) The Company and its Subsidiaries shall deliver payoff or similar notices (which applicable payoff or similar event may be expressly conditioned upon the occurrence of the Closing) with respect to any Indebtedness requested by Parent at least ten (10) Business Days prior to the anticipated Closing Date to the applicable agents, trustees or financing sources thereunder, if applicable, within the time frames required by the terms of such Indebtedness. The Company and its Subsidiaries shall use reasonable best efforts to deliver to Parent at least two (2) Business Days prior to the Closing Date a copy of payoff letters with respect to any such Indebtedness for borrowed money or letter of credit facilities (and to deliver at least five (5) Business Days prior to the Closing Date drafts of such payoff letters), setting forth the total amounts payable thereunder to fully satisfy all principal, interest, fees, costs, and expenses owed to each holder of such Indebtedness as of the anticipated Closing Date (and the daily accrual thereafter), together with appropriate wire instructions, and the agreement from the administrative agent, trustee or other debtholder that upon payment in full of all such amounts owed to such holder, all Indebtedness with respect thereto shall be discharged and satisfied in full and, if applicable, all liens on the Company or its applicable Subsidiaries and their respective assets and equity shall be released and terminated, together with any applicable documents reasonably necessary to evidence the release and termination of all liens on the Company or its applicable Subsidiaries and their respective assets and equity securing such Indebtedness. The Company shall reasonably cooperate with Parent in replacing, backstopping or cash collateralizing any letters of credit issued pursuant to any such Indebtedness and novating or unwinding any hedge documentation secured pari passu with any such Indebtedness.

(h) From the date of this Agreement until the Closing (or, if earlier, the valid termination of this Agreement pursuant to Section 8.01), if requested by the Company, Parent will reasonably cooperate with the Company in connection with communications by the Company with customers and suppliers regarding post-Closing matters.

(i) The Company shall use reasonable best efforts to obtain a waiver of the “change of control” or other similar trigger-events caused by the consummation of the Merger or other transactions contemplated herein with respect to each Specified CoC Credit Support Contract and shall consult with the Parent and keep the Parent informed of the status of such waivers. To the extent such a waiver is not obtained from the applicable counterparty or is not reasonably expected to be obtained by the Closing Date, the Company shall reasonably cooperate with Parent (at Parent’s reasonable request) to replace, supplement or implement other credit support pursuant to such Specified CoC Credit Support Contract as the Parent may reasonably elect on or before the Closing Date. Each of Parent and the Company shall, and shall cause each of its Subsidiaries to, and shall use its reasonable best efforts to cause its and their Representatives to, to provide all reasonable and customary cooperation as may be requested by the other party in writing to assist the Company and Parent in connection with such waivers and credit support. Notwithstanding any provision to the contrary, nothing in this Section 5.05(i) shall require any efforts or actions that would be inconsistent with the provisions of Section 5.05(b) as applied to each Specified CoC Credit Support Contract mutatis mutandis.

(j) If a Company Downgrade Event occurs and additional or new credit support is required pursuant to any Specified Ratings Credit Support Contract, the Company shall (i) use reasonable best efforts to obtain a waiver from the applicable counterparty with respect to the requirement for additional or new credit support and (ii) consult and collaborate with Parent with respect to implementing any additional or replacing any existing credit support, including the form and amount of such credit support.

SECTION 5.06 Treatment of Indebtedness.

(a) If requested by Parent in writing and at Parent’s expense, the Company shall or shall cause one or more of its Subsidiaries to (or, in connection with any municipal bonds, use commercially reasonable efforts to cause any municipality on their behalf to), use commercially reasonable efforts to commence and conduct, as promptly as practicable following receipt of such request or at any other commercially practicable time specified by Parent in such request, and Parent or any of its Affiliates may commence and conduct any of the following: (A) one or more offers to purchase, including any “Change of Control Offer” (as such term is defined in the respective instrument or agreement governing such Indebtedness) and/or any tender offers, with respect to any or all of the outstanding Indebtedness issued by the Company or any of its Subsidiaries (the “Offers to Purchase”), (B) one or more offers to exchange any or all of the outstanding Indebtedness issued by the Company or any of its Subsidiaries for securities issued by the Person making such offer (including a municipality if such securities are supported by an agreement by Parent or any of its Affiliates to make payments sufficient to pay the principal of and interest on such securities) (the “Offers to Exchange”) or (C) consent solicitations or amendments with respect to Indebtedness issued or otherwise owing by the Company or any of its Subsidiaries regarding certain proposed amendments to the applicable instrument or agreement governing such Indebtedness or otherwise seek or obtain such proposed amendments (including in connection with a related Offer to Purchase or Offer to Exchange) and to waive any “change of control” (or similar term, any default or event of default or any mandatory prepayment or prepayment right or offer for prepayment right arising under any such Indebtedness) (the “Consent Solicitations” and together with the Offers to Purchase and Offers to Exchange, if any, each a “Debt Offer” and collectively, the “Debt Offers”); provided that, other than with respect to any

Indebtedness constituting a credit facility (the “Specified Debt Agreements”), including those listed on Section 5.06(a) of the Company Disclosure Letter, the closing of any such transaction shall be conditioned on the occurrence of, and shall not be consummated until, the Closing and any such transaction shall be funded solely using consideration provided by Parent. Any Debt Offers shall be made on such terms and conditions (including price to be paid, conditionality and amendments sought, if any) as are proposed by Parent and which are permitted by the terms of the applicable instrument or agreement governing such Indebtedness and applicable Laws, including, to the extent applicable, SEC rules and regulations. Notwithstanding the foregoing, the economic terms (including, but not limited to, any consent fees and pricing terms) and amendments sought (if any) in any Debt Offers shall be as specified by Parent, and Parent and the Company shall consult with each other in good faith regarding the other terms and conditions of any Debt Offers, including the timing and commencement of any Debt Offers and any tender deadlines. Parent shall prepare, and Parent and the Company shall cooperate in the preparation of, any necessary or appropriate offers to purchase, offers to exchange, consent solicitation statements, letters of transmittal and press releases, if any, in connection therewith, and each other document relevant to the transaction that will be distributed in the applicable Debt Offers (collectively, the “Debt Offer Documents”) providing a reasonable period of time in advance of commencing the applicable Debt Offers to allow each other party and its counsel a reasonable opportunity to review and comment on such Debt Offer Documents, and Parent shall give reasonable and good faith consideration to any comments made or input provided by the Company and its legal counsel; provided that such Debt Offer Documents shall not include any nonpublic information provided by the Company or its Subsidiaries or any of their respective Representatives unless the Company approves such disclosures in writing (which approval may be withheld in the Company’s sole discretion). Subject to the receipt of any requisite consents, in connection with any Consent Solicitation, the Company and/or any of its Subsidiaries shall execute a supplemental indenture, amendment or other supplemental documentation to the applicable instrument or agreement governing such Indebtedness in accordance with the terms thereof amending the terms and provisions of such instrument or agreement governing such Indebtedness as described in the applicable Debt Offer Documents in a form as is reasonably satisfactory to each of the Company and Parent, and the Company shall use reasonable best efforts to the cause any trustee, collateral agent or any other requisite third-party (if any) to execute the same; provided that the amendments effected by such supplemental indenture, amendment or other document shall not become effective until the Closing. Each of Parent and the Company shall, and shall cause each of its Subsidiaries to, and shall use its reasonable best efforts to cause its and their Representatives to, to provide all reasonable and customary cooperation as may be requested by the other party in writing to assist Parent in connection with any Debt Offers (including, upon Parent’s written request, the Company using reasonable best efforts to cause the Company’s or its Subsidiary’s, as applicable, legal counsel to provide any customary legal opinions and the Company’s or its Subsidiary’s, as applicable, independent accountants to provide customary consents for use of their reports, in each case, to the extent required in connection with any Debt Offers). The dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with any Debt Offers will be selected by Parent in consultation with the Company and their fees and out-of-pocket expenses will be paid directly by, or with funds provided by, Parent or its Affiliates. If, at any time prior to the completion of the Debt Offers, the Company or any of its Subsidiaries, on the one hand, or Parent or any of its Affiliates, on the other hand, discovers any information that should be set forth in an amendment or supplement to the Debt Offer Documents, so that the Debt Offer

Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, such Party that discovers such information shall use commercially reasonable efforts to promptly notify the other Party, and an appropriate amendment or supplement prepared by Parent (which shall be in form and substance reasonably satisfactory to the Company) describing such information shall be disseminated to the holders of the applicable notes, debentures or other debt securities of the Company or any of its Subsidiaries outstanding under the applicable instrument or agreement governing such Indebtedness.

(b) If reasonably requested by Parent in writing, in lieu of or in addition to Parent or the Company commencing any Debt Offers (and without duplication of any obligations under Section 5.05), the Company shall use its reasonable best efforts, and shall cause any of its Subsidiaries to, as applicable, to the extent permitted by any instrument or agreement governing the Company’s or any of its Subsidiaries’ Indebtedness constituting notes or bonds, to (A) issue one or more notices of optional redemption for all or a portion of the outstanding aggregate principal amount of the notes or bonds (which may be delivered at Parent’s request in advance of the Closing Date so long as the redemption of such notes or bonds is expressly conditioned upon the occurrence of the Closing), pursuant to the redemption provisions of the respective instrument or agreement governing such Indebtedness and (B) take any other actions reasonably requested by Parent to facilitate the satisfaction and discharge, defeasance or other similar action of the notes or bonds pursuant to the satisfaction and discharge, defeasance or other similar provisions of the respective instrument or agreement governing such Indebtedness and the other provisions of each such instrument or agreement governing such Indebtedness applicable thereto; provided that (1) any such redemption or satisfaction and discharge shall be consummated using funds provided by Parent and (2) consummation of any such redemption or satisfaction and discharge, defeasance or other similar action shall not be a condition to Closing. If reasonably requested by Parent, the Company shall use its reasonable best efforts to cause its legal counsel to provide all customary legal opinions required in connection with the redemptions contemplated by this Section 5.06(b) to the extent such legal opinions are required to be delivered prior to the Effective Time.

(c) If requested by Parent in writing reasonably in advance of the anticipated Closing Date, the Company shall deliver to Parent on or prior to the Closing Date evidence that any commercial paper facilities of the Company or its Subsidiaries are terminated (or will be repaid in full when due after the Closing) on or prior to the Closing.

(d) Without limiting the foregoing, the Company and Parent shall reasonably cooperate with each other with respect to customary actions for transactions of this type that are reasonably requested by the other party under any of the outstanding Indebtedness of the Company or its Subsidiaries (including as obligor under municipal bonds) in connection with the Merger, including in connection with any Debt Offer, the execution of any supplemental indentures, amendment or other supplemental documentation described in the Debt Offer Documents and any notice of redemption (including the delivery of any customary officers’ certificates under the applicable indenture(s) in connection with any of the foregoing). Notwithstanding any provision in this Section 5.06 to the contrary, nothing in this Section 5.06 shall require any cooperation that would be inconsistent with the provisions of Section 5.05(b) (other than clauses (i), (iii) and (xi) thereof) as applied to the Debt Offers mutatis mutandis.

(e) Parent shall (i) promptly upon written request by the Company, reimburse the Company for all of its reasonable and documented out-of-pocket fees and expenses (including reasonable and documented out-of-pocket fees and expenses of counsel and accountants) incurred by the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives in connection with any cooperation provided by the Company under this Section 5.06 and (ii) indemnify and hold harmless the Company and its Affiliates and any of their respective Subsidiaries or Representatives against any claim, loss, damage, injury, liability, judgment, award, penalty, fine, cost (including cost of investigation), expense (including fees and expenses of counsel and accountants) or settlement payment incurred as a result of, or in connection with any cooperation provided by the Company under this Section 5.06 and any information used or misused in connection therewith; provided, however, that Parent shall not have any obligation to indemnify and hold harmless any such party or person to the extent such claims, losses, damages, injuries, liabilities, judgments, awards, penalties, fines, costs, expenses or settlement payments arise out of or result from the fraud, gross negligence or willful misconduct of the Company or its Subsidiaries or their respective Affiliates and Representatives as finally determined by a court of competent jurisdiction. This Section 5.06(e) shall survive the Closing and any termination of this Agreement, regardless of whether or not the Merger is consummated, and is intended to benefit, and may be enforced by, the Representatives of the Company and its Subsidiaries, who are each third-party beneficiaries of this Section 5.06(e).

(f) The Parties acknowledge and agree that the provisions contained in this Section 5.06 represent the sole obligation of the Company and its Affiliates and any of their respective Subsidiaries or Representatives with respect to the Debt Offers, and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations.

(g) All nonpublic or otherwise confidential information regarding the Company, any of its Subsidiaries or any of their respective Affiliates obtained by Parent or any of its Representatives or any of their respective Affiliates pursuant to this Section 5.06 shall be deemed subject to the applicable Confidentiality Agreement.

(h) Notwithstanding anything in this Agreement to the contrary, in no event shall successfully obtaining the agreement or consent of lenders, noteholders or bondholders, as applicable, in connection with any Debt Offer or the consummation of a Debt Offer be a condition to Parent’s or Merger Sub’s obligations to effect the Closing. The Company shall be deemed to have complied with this Section 5.06 for the purpose of any condition set forth in Article VII, unless the Company is in Willful Breach of its obligations under this Section 5.06.

SECTION 5.07 Parent Financing Cooperation.

(a) From the date of this Agreement until the Closing (or, if earlier, the valid termination of this Agreement pursuant to Section 8.01), subject to the limitations set forth in this Section 5.07, and unless otherwise agreed by Company, Parent will use its reasonable best efforts, and will use its reasonable best efforts to cause GIP and EQT to use reasonable best efforts, to provide customary cooperation to the Company, as reasonably requested by Company as may be necessary or desirable for Company’s arrangement of Indebtedness that the Company is permitted to incur pursuant to Section 5.01(a)(x) and any of the Company’s interactions with rating agencies

(each, a “Permitted Financing Activity”). Such cooperation will include using reasonable best efforts, upon Company’s reasonable request, to the extent applicable, to:

(i) cooperate with any marketing efforts of the Company solely in connection with the applicable Permitted Financing Activity, including making appropriate members of the management team of GIP and EQT available to participate in a reasonable number of lender or investor meetings at reasonable times (which shall be limited to normal business hours) and locations mutually agreed and upon reasonable prior notice (it being understood that any such meetings may take place via videoconference or web conference at Parent’s option);

(ii) provide reasonable and customary assistance to the Company in the Company’s preparation of documents customarily required in connection with the applicable Permitted Financing Activity and as may be reasonably requested by the Company in connection with any marketing efforts for such Permitted Financing Activity; and

(iii) furnish all documentation and other information reasonably required in connection with the Indebtedness by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) and the requirements of 31 C.F.R. §1010.230 to the extent readily available to Parent, the applicable Sponsor Entity or any of their respective Representatives and not subject to confidentiality restrictions in respect of limited partners in investment funds or similar vehicles.

(b) Notwithstanding anything to the contrary contained in this Agreement (including this Section 5.07): nothing in this Agreement (including this Section 5.07) shall require any such cooperation to the extent that it would or would reasonably be expected to (i) require Parent or any of its Affiliates or any of their respective Subsidiaries or Representatives to pay any commitment or other fees, make any other payment, reimburse any expenses or otherwise incur any liability or obligation in connection with any Permitted Financing Activity, agree to give any indemnities or otherwise incur any obligation under any certificate, instrument, agreement or other documentation, (ii) unreasonably interfere with the ongoing business or operations of Parent or any of its Affiliates or any of their respective Subsidiaries or Representatives, (iii) require Parent or any of its Affiliates or any of their respective Subsidiaries or Representatives to enter into, execute, deliver or approve any certificate (including any certificate as to solvency), instrument, agreement or other documentation, (iv) conflict with or result in any violation of the Organizational Documents of Parent or any of its Subsidiaries or any of their respective Affiliates, (v) result in a violation or breach of, or a default (with or without notice, lapse of time or both) under, any Contract to which Parent, any of its Subsidiaries or any of their respective Affiliates is a party, including this Agreement and any applicable confidentiality obligation, in each case, entered into with a Person that is not an Affiliate of Parent, (vi) result in a violation of applicable Law (including with respect to privacy of employees), (vii) threaten any attorney-client privilege or other applicable legal privilege of Parent or any of its Affiliates or any of their respective Subsidiaries or Representatives, in each case, as reasonably determined by Parent or any of its Affiliates or any of their respective Subsidiaries or Representatives, (viii) cause any Representative of Parent or any of its Affiliates to incur any personal liability, (ix) cause any representation or warranty in this Agreement to be breached by Parent or Merger Sub or any of their Affiliates or cause any condition to the Closing to fail to be satisfied or otherwise cause any breach of this Agreement, (x) require Parent or any of its Affiliates or any of their respective Subsidiaries or Representatives to prepare or deliver any financial information, projections or other forward-looking financial information that is not reasonably available, (xi) except as set forth in Section 5.07(a)(iii), require Parent or any of its Affiliates to provide information in respect of limited partners in any investment fund or similar vehicle (it being understood that the Company shall use commercially reasonable efforts to avoid or mitigate any such requirement) or (xii) require Parent or any of its Affiliates or any of their respective Subsidiaries or Representatives to deliver any legal opinion or reliance letter.

(c) The Company shall (i) promptly upon request by Parent, reimburse Parent and its Affiliates for all of its reasonable and documented out-of-pocket fees and expenses (including reasonable and documented out-of-pocket fees and expenses of counsel and accountants) incurred by Parent or any of its Affiliates or any of their respective Subsidiaries or Representatives in connection with any Permitted Financing Activity, including any cooperation related thereto and (ii) indemnify and hold harmless Parent and its Affiliates and any of their respective Subsidiaries or Representatives against any claim, loss, damage, injury, liability, judgment, award, penalty, fine, cost (including cost of investigation), expense (including fees and expenses of counsel and accountants) or settlement payment incurred as a result of, or in connection with this Section 5.07 or any Permitted Financing Activity and any information used or misused in connection therewith other than those claims, losses, damages, injuries, liabilities, judgments, awards, penalties, fines, costs, expenses and settlement payment arising out of or resulting from the fraud, gross negligence or willful misconduct of Parent or its Subsidiaries or their respective Affiliates and Representatives as finally determined by a court of competent jurisdiction.

(d) The Parties acknowledge and agree that the provisions contained in this Section 5.07 represent the sole obligation of Parent and its Affiliates and any of their respective Subsidiaries or Representatives with respect to any Permitted Financing Activity, and no other provision of this Agreement (including the Exhibits and Schedules hereto) or any agreement governing such financing shall be deemed to expand or modify such obligations.

(e) All nonpublic or otherwise confidential information regarding Parent, any of its Subsidiaries or any of their respective Affiliates obtained by the Company, the Subsidiaries or any of their respective Representatives or any of their respective Affiliates pursuant to this Section 5.07 shall be deemed subject to the Confidentiality Agreements.

(f) Notwithstanding anything in this Agreement to the contrary, in no event shall the receipt by, or availability to, the Company or any of its Subsidiaries or Affiliates of any funds or financing or any financing transaction be a condition to the Company’s obligations to effect the Closing. Parent shall be deemed to have complied with this Section 5.07 for the purpose of any condition set forth in Article VII, unless Parent is in Willful Breach of its obligations under this Section 5.07.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.01 Preparation of the Proxy Statement; Company Stockholders Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, and in any event, no later than forty-five (45) Business Days after the date of this Agreement, unless the Parties otherwise agree in writing, unless the Company Board has made a Company Adverse Recommendation Change in accordance with Section 5.03, the Company shall prepare and cause to be filed with the SEC a proxy statement to be mailed to the stockholders of the Company relating to the Company Stockholders Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) in preliminary form. Parent shall furnish all information concerning itself and its Affiliates to the Company, and provide such other assistance, as may be reasonably requested by the Company or its outside legal counsel in connection with the preparation, filing and distribution of the Proxy Statement.

(b) The Company agrees that (i) assuming the truth, accuracy and completeness of the information supplied in writing to the Company by Parent for inclusion or incorporation by reference in the Proxy Statement (subject to any necessary amendment or supplement pursuant to Section 6.01(e)), the Proxy Statement will not, at the date it is first mailed to the Company’s stockholders and at the time of the Company Stockholders Meeting (subject to any necessary amendment or supplement pursuant to Section 6.01(f)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) assuming the truth, accuracy and completeness of the information supplied in writing to the Company by Parent for inclusion or incorporation by reference in the Proxy Statement (subject to any necessary amendment or supplement pursuant to Section 6.01(e)), the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. Parent and Merger Sub agree that none of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company Stockholders and at the time of the Company Stockholders Meeting (subject to any necessary amendment or supplement pursuant to Section 6.01(e)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) The Company shall promptly notify Parent after the receipt of any comments from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement and shall provide Parent with copies of all correspondence with respect thereto between it and its Affiliates and Representatives, on the one hand, and the SEC, on the other hand. Unless the Company Board has made a Company Adverse Recommendation Change in accordance with Section 5.03, the Company shall:

(i) use its reasonable best efforts (1) to respond as promptly as reasonably practicable to any comment from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement and (2) to have the SEC advise the Company as promptly as reasonably practicable that the SEC has no further comments on the Proxy Statement;

(ii) file the Proxy Statement in definitive form with the SEC and cause such definitive Proxy Statement to be mailed to the stockholders of the Company as promptly as reasonably practicable after the SEC advises the Company that the SEC has no further comments on the Proxy Statement;

(iii) unless the Company Board has made a Company Adverse Recommendation Change, include the Company Board Recommendation in the preliminary and definitive Proxy Statement; and

(iv) prior to filing the Proxy Statement in preliminary form with the SEC, responding to any comment from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement or mailing the Proxy Statement in definitive form to the stockholders of the Company, provide Parent with a reasonable opportunity to review and comment on such document or response and consider in good faith any of Parent’s comments thereon.

(d) Unless the Company Board has made a Company Adverse Recommendation Change in accordance with Section 5.03, the Company shall, as soon as practicable after mailing of the definitive Proxy Statement to the stockholders of the Company, duly convene and hold the Company Stockholders Meeting and, subject to Section 5.03(c), solicit the Company Stockholder Approval; provided, however, that the Company may postpone or adjourn the Company Stockholders Meeting (i) with the prior written consent of Parent; (ii) if a quorum has not been established; (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholders Meeting; (iv) to allow reasonable additional time to solicit additional proxies, if and to the extent the requisite Company Stockholder Approval would not otherwise be obtained; or (v) if required by Law; provided, further, that without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed), the Company Stockholders Meeting will not be postponed or adjourned (y) on more than two (2) separate occasions or (z) by more than ten (10) Business Days for each such event giving rise to a postponement or adjournment. The Company shall keep Parent reasonably informed with respect to proxy solicitation results as reasonably requested by Parent.

(e) If, prior to the Company Stockholders Meeting, any event occurs with respect to Parent, or any change occurs with respect to other information supplied by Parent for inclusion in the Proxy Statement, that is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall promptly notify the Company of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s stockholders. Nothing in this Section 6.01(e) shall limit the obligations of any Party under Section 6.01(a).

(f) If prior to the Company Stockholders Meeting, any event occurs with respect to the Company or any Company Subsidiary, or any change occurs with respect to other information in the Proxy Statement (other than information provided by Parent regarding Parent or Merger Sub for inclusion in the Proxy Statement), that is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly notify Parent of such event, and the Company shall promptly file with the SEC any necessary amendment or supplement to the Proxy Statement so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s stockholders. Nothing in this Section 6.01(f) shall limit the obligations of any Party under Section 6.01(a).

SECTION 6.02 Access to Information; Confidentiality.

(a) Subject to applicable Law and the Confidentiality Agreements, the Company shall, and shall cause the Company Subsidiaries to, afford to Parent and its Representatives reasonable access (at such Parent’s sole cost and expense) in the presence of at least one (1) Representative of the Company, during normal business hours and upon reasonable advance notice, during the period from the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to Section 8.01, to the material properties, books, records, Contracts, commitments, officers, employees and other personnel and records of the Company, and during such period, the Company shall, and shall cause its respective Subsidiaries to, make available promptly to Parent (i) to the extent not publicly available, a copy of each material Filing made, or material Filing or document received, by it during such period pursuant to the requirements of securities Laws or filed with or sent to or received from the SEC, the FERC, the PUCO, the IURC, the NYPSC or any other Governmental Entity and (ii) all other material information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that, in each case, such access and furnishing of information shall not unreasonably disrupt the operations of the Company or any of its Subsidiaries; provided, further, that (x) the Company may withhold from Parent or its Representatives any document or information that the Company reasonably believes is subject to the terms of a confidentiality agreement with a third party (provided that the Company shall use its commercially reasonable efforts to obtain the required consent of such third party to disclose such document or information) or subject to any attorney–client privilege (provided that the Company shall use its commercially reasonable efforts to allow the disclosure of such document or information (or as much of it as possible) in a manner that does not result in a loss of attorney–client privilege) or is commercially sensitive or is considered a trade secret (in each case, as determined in the Company’s reasonable discretion) and (y) neither Parent nor its Representatives shall have the right to collect any air, soil, surface water or ground water samples or perform any invasive or destructive environmental sampling on, under, at or from any of the properties owned, leased or operated by the Company or its Subsidiaries without the Company’s prior written consent. Except for incidents caused by the Company’s or its Affiliate’s or Representative’s willful misconduct or gross negligence, Parent shall indemnify the Company and its Affiliates and Representatives from, and hold the Company and its Affiliates and Representatives harmless against, any and all Claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs, expenses, including attorneys’ fees and disbursements, and the cost of enforcing this indemnity arising out of or resulting from any access provided pursuant to this Section 6.02(a).

(b) All documents and information exchanged pursuant to this Section 6.02 shall be subject to, as applicable (i) that certain letter agreement, dated as of July 4, 2025, by and among the Company, GIP and the other parties thereto (the “GIP Confidentiality Agreement”), (ii) that certain Confidentiality Agreement, dated as of July 22, 2025, by and between the Company and EQT Partners Inc. (the “EQT Confidentiality Agreement”) and (iii) that certain Confidentiality Agreement, dated as of the date hereof, by and among the Company, EQT Partners Inc. and GIP (the “Tri-Party Confidentiality Agreement” and together with the GIP Confidentiality Agreement and the EQT Confidentiality Agreement, the “Confidentiality Agreements”). If this Agreement is terminated pursuant to Section 8.01, each Confidentiality Agreement shall remain in effect in accordance with its terms.

(c) Notwithstanding the foregoing, nothing in this Section 6.02 or the Confidentiality Agreements shall limit any customary disclosures made by Parent or its Affiliates to the Debt Financing Parties and Parent’s or its existing or prospective direct and indirect general or limited partners, equityholders, members, managers, investors, and its and their respective underwriters, initial purchasers, solicitation agents, existing and potential lenders (and related agents) or otherwise in connection with efforts or activities by Parent, Sponsors or the Debt Financing Parties or their respective Affiliates to obtain the Financing or as otherwise permitted pursuant to Section 6.07; provided, however, that prior to any such disclosure the recipients, other than any recipient that is subject to customary confidentiality restrictions, of such information and other information contemplated to be provided by the Company pursuant to Section 5.05 agree to customary confidentiality arrangements reasonably satisfactory to the Company (which shall include “click through” or other affirmative actions by the intended recipient agreeing to be bound thereby).

SECTION 6.03 Further Actions; Regulatory Approvals; Required Actions.

(a) Subject to the terms and conditions of this Agreement, including, for the avoidance of doubt, Section 6.03(e), each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary to cause the conditions to the Closing set forth in Article VII to be satisfied as promptly as reasonably practicable and to effect the Closing as promptly as reasonably practicable thereafter as well as to make all submissions and obtain all additional consents set forth on Sections 3.05(b)(ii)(2) and 3.05(b)(v) of the Company Disclosure Letter, including (i) making, and in the case of Parent, causing the Sponsor Entities to make, all necessary or advisable Filings with Governmental Entities or third parties, (ii) obtaining the Required Consents and any third-party Consents that are necessary, proper or advisable to consummate the Merger, (iii) obtaining the Required Approvals and all other Consents of Governmental Entities that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated hereby and (iv) executing and delivering any additional instruments that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated hereby.

(b) In connection with and without limiting the generality of Section 6.03(a) and subject to the obligations of Section 6.06:

(i) each of Parent and the Company shall make or cause to be made, in consultation and cooperation with the other, as promptly as reasonably practicable, and in any event within ninety (90) days, after the date of this Agreement, (1) an appropriate filing of a Notification and Report Form pursuant to the HSR Act relating to the Merger, (2) all other necessary Filings relating to the Merger with other Governmental Entities under any other Antitrust Law, Foreign Investment Control and Energy Regulation Laws, and (3) all necessary filings with the FCC;

(ii) each of Parent and the Company shall use reasonable best efforts to obtain CFIUS Approval, which shall include (1) preparing and filing a draft joint voluntary notice with CFIUS with respect to the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement and in any event within twenty (20) Business Days and (2) as promptly as practicable after the resolution of all questions and comments received from CFIUS regarding such draft joint voluntary notice (or receipt of confirmation that CFIUS has no such questions or comments), filing a final joint voluntary notice with CFIUS with respect to the transactions contemplated by this Agreement, in each case pursuant to the DPA;

(iii) the Company and Parent shall make or cause to be made, in consultation and cooperation with each other, as soon as practicable after the date of this Agreement, all necessary Filings required to obtain the FERC Approval and PUCO Approval, provided, that any such Filings shall not be made later than ninety (90) days following the date of this Agreement;

(iv) other than those filings referenced in Section 6.03(b)(i), Section 6.03(b)(ii) and Section 6.03(b)(iii), the Company and Parent shall make or cause to be made, in consultation and cooperation with and upon consent of each other (such consent not to be unreasonably withheld, conditioned or delayed), as promptly as reasonably practicable after the date of this Agreement, all necessary Filings with other Governmental Entities relating to the Merger, including any such Filings necessary to obtain any Required Approval, provided, that any such Filings shall not be made later than ninety (90) days following the date of this Agreement;

(v) each of Parent and the Company shall furnish to the other all assistance, cooperation and information reasonably required for any such Filing made by such Party (including for the avoidance of doubt the Filings set forth on Sections 3.05(b)(ii)(2) and 3.05(b)(v) of the Company Disclosure Letter and in order to achieve the effects set forth in this Section 6.03);

(vi) unless prohibited by applicable Law or by a Governmental Entity, each of Parent and the Company shall give the other Parties reasonable prior notice of any such Filing and, to the extent reasonably practicable, of any written or oral communication with any Governmental Entity relating to the Merger (including with respect to any of the actions referred to in this Section 6.03(b)) and, to the extent reasonably practicable, permit the other to review and discuss in advance, and consider in good faith the views and comments of, and secure the participation of (including supplying appropriate witnesses to the extent necessary or advisable), the other in connection with any such Filing (except for HSR filings) or communication;

(vii) each of Parent and the Company shall make an appropriate response as promptly as reasonably practicable under the circumstances (and, in any event, no later than the applicable timeline established by the applicable Governmental Entity) to any inquiries directed to such Party received from any Governmental Entity or any other authority enforcing the DPA or applicable Antitrust Laws, Foreign Investment Control and Energy Regulation Laws for additional information or documentation in connection with the CFIUS Approval, antitrust, competition, Foreign investment control and energy regulations or similar matters (including a “second request” under the HSR Act) and not enter into any agreement with any such Governmental Entity or other authorities not to consummate the Merger, except with the prior written consent of the other Parties, such consent not to be unreasonably withheld, conditioned or delayed; provided, further, that Parent may “pull and refile” its filing under the HSR Act one time pursuant to 16 C.F.R. § 801.12 without the consent of the Company;

(viii) each of Parent and the Company shall make an appropriate response to any requests made of such Party by any Governmental Entity in connection with any review or investigation of the transactions contemplated by this Agreement; and

(ix) unless prohibited by applicable Law or a Governmental Entity, to the extent reasonably practicable, each of Parent and the Company shall (1) not participate in or attend any meeting, substantive telephone call or conference or engage in any substantive conversation with any Governmental Entity (including any member or representative of any Governmental Entity’s staff) regarding specific approval of the Merger without providing the other Party the opportunity to participate in accordance with clause (2) below; provided that the Company may respond to unsolicited inquiries or outreach from regulators in the ordinary course of business (but in no event shall the Company make any clarification of or commitments related to the Merger or any commitments on behalf of Parent or that could ultimately obligate Parent in connection therewith), (2) to the extent reasonably practicable, give the other reasonable prior notice of and invitation to any such meeting, substantive telephone call or conference or conversation (in each case, with full participation rights) and consider in good faith the views of the other Party in connection therewith, and, in the event one Party is unable to participate or attend or is prohibited by applicable Law or by the applicable Governmental Entity from participating in or attending any such meeting or engaging in any such conversation, keep such Party reasonably apprised (including by providing summaries, if applicable) with respect thereto, (3) cooperate in the filing of any substantive memoranda, white papers, filings, pleadings, correspondence, responses or other written communications explaining or defending or otherwise in connection with this Agreement or the Merger, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity or any intervenor in any proceeding relating to a Required Approval and (4) furnish the other Parties with copies (including any drafts submitted to a Governmental Entity) of all substantive correspondence, Filings (except HSR filings) and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement or the Merger; provided that the Parties shall be permitted, to the extent permitted by applicable Law or a Governmental Entity, to designate any correspondence, Filing or communication as “outside counsel only” to the extent such correspondence, Filing or communication contains commercially sensitive information and the receiving outside counsel shall not provide these materials to the Party it represents; provided, further, any information required to be provided pursuant to this Section 6.03(b)(ix) may be redacted (A) to remove references concerning the valuation of the Company, (B) as necessary to comply with contractual arrangements, (C) as necessary to comply with applicable Law, and (D) as necessary to address reasonable privilege or confidentiality concerns. Parent and the Company shall jointly (x) control the strategy for obtaining and lead the effort to obtain all necessary actions, nonactions, or approvals from Governmental Entities in connection with this Agreement or the Merger and (y) coordinate the overall development of the positions to be taken and regulatory actions to be requested in any filing or submission with a Governmental Entity in connection with this Agreement or the Merger and in connection with any investigation or other inquiry or litigation by or before, or any negotiations with, a Governmental Entity relating to this Agreement and the Merger and of all other regulatory matters incidental thereto.

For the avoidance of doubt, this Section 6.03(b) shall not apply to Tax matters.

(c) Parent shall not, and shall not knowingly cause the Sponsor Entities to, enter into any transaction to acquire any assets or equity in any Person that would reasonably be expected to materially increase the risk of not obtaining any Required Approval or materially delay the receipt of any Required Approval or the obtaining of any Consent or making of any Filing contemplated by this Section 6.03, in each case except as set forth on Section 6.03(c) of the Parent Disclosure Letter.

(d) In furtherance of and without limiting any of Parent’s covenants and agreements under this Section 6.03 and Section 6.06, Parent and the Company shall use their respective reasonable best efforts to avoid or eliminate each and every impediment that may be asserted by a Governmental Entity so as to enable the Closing to occur as soon as reasonably practicable and in any event before the End Date, which such reasonable best efforts shall include the following:

(i) as to Parent, the Company, and the Company Subsidiaries, defending through litigation on the merits, any Claim asserted in any court or other proceeding by any Person, including any Governmental Entity, that seeks to or could prevent or prohibit or impede, interfere with or materially delay the consummation of the Closing, and shall have the right, but not the obligation, to appeal an adverse decision on the merits;

(ii) as to Parent, proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets or businesses of Parent, the Company or the Company Subsidiaries, including entering into customary ancillary agreements on commercially reasonable terms relating to any such sale, divestiture, licensing or disposition;

(iii) as to Parent, agreeing to any limitation on the conduct of Parent (including, after the Closing, the Surviving Corporation and the Company Subsidiaries); and

(iv) as to Parent, agreeing to take any other action as may be required by a Governmental Entity in order to effect each of the following: (1) obtaining all Required Approvals as soon as reasonably practicable and in any event before the End Date, (2) avoiding the entry of, or having vacated, lifted, dissolved, reversed or overturned any Judgment, whether temporary, preliminary or permanent, that is in effect that prohibits, prevents or restricts consummation of, or impedes, interferes with or delays, the Closing and (3) effecting the expiration or termination of any waiting period, which would otherwise have the effect of preventing, prohibiting or restricting consummation of the Closing or impeding, interfering with or delaying the Closing (each of (ii)-(iv) a “Remedial Action”);

(e) Notwithstanding anything to the contrary, including Section 6.03(d), the provisions of this Section 6.03 shall not be construed to (x) require Parent, Merger Sub or any Subsidiary or Affiliate of Parent to undertake any efforts or take, or agree or commit to take, any action (including any Remedial Action or other action contemplated by this Section 6.03) if the taking of such action(s), individually or in the aggregate, has resulted or would reasonably be expected to result in a Burdensome Condition or (y) permit the Company to take any Remedial Action without the prior written consent of Parent. Nothing in Section 6.03(a) through this Section 6.03(e) shall obligate Parent, the Company, the Company Subsidiaries or any of their respective Affiliates to take any action that is not conditioned on the Closing. For the avoidance of doubt, in no event shall Parent be required to take any Remedial Action with regard to any Sponsor Entity or Affiliate of any Sponsor Entity (other than Parent, Merger Sub, the Company or any Company Subsidiary) nor shall any Sponsor Entity or any Affiliate of any Sponsor Entity (except for Parent, Merger Sub, the Company or any Company Subsidiary) be required to undertake any Remedial Action.

(f) Parent shall promptly notify the Company and the Company shall notify Parent of any notice or other communication from any Person alleging that such Person’s Consent is or may be required in connection with the Merger, and the Parties shall reasonably cooperate with respect to any response thereto.

SECTION 6.04 Transaction Litigation. The Company shall reasonably promptly (and in any event within five (5) Business Days) notify Parent of any stockholder litigation arising from this Agreement or the Merger that is brought against the Company or members of the Company Board (“Transaction Litigation”) and shall keep Parent reasonably informed with respect to the status thereof, including by reasonably promptly furnishing Parent with copies of all documents and pleadings relating to such Transaction Litigation, and shall give consideration to

Parent’s advice with respect to such Transaction Litigation. The Company shall (a) give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any Transaction Litigation, and (b) reasonably consult with Parent with respect to the defense or settlement of any Transaction Litigation and shall not compromise, settle or come to an arrangement regarding any Transaction Litigation without Parent’s consent (not to be unreasonably withheld, conditioned or delayed); provided that the Company shall not be required to take any action to the extent doing so would reasonably be expected to threaten the loss of any attorney-client privilege or other applicable legal privilege. For purposes of this Section 6.04, “participate” means that Parent will be kept reasonably apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company, and Parent will be provided an opportunity to review, and the Company will provide Parent with an opportunity to review, and Parent may offer comments or suggestions with respect to, all filings or material written responses to be made by the Company with respect to such Transaction Litigation (and the Company shall give good-faith consideration to any such comments or suggestions).

SECTION 6.05 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) directly resulting from the Merger by each individual who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.06 Governance Matters.

(a) The Company, Parent and Merger Sub agree that (i) the application submitted to the PUCO with respect to the Merger shall include the information concerning the Merger, the Company, Parent and Merger Sub required by the laws of the State of Ohio and (ii) such application and any amendments or supplements thereto shall include the commitments and agreement set forth in Section 6.06(b), and subject to Section 6.03(e), any other additional agreements or commitments that the Company, in consultation with and subject to the consent of Parent, may deem advisable from time to time to obtain prompt approval of such applications.

(b) The Company, Parent and Merger Sub agree that, with respect to the U.S. Utilities, the following specific commitments and agreements shall apply, and the application submitted to the PUCO with respect to the Merger shall include:

(i) Local and Management Commitments.

(A) Headquarters. The U.S. Utilities will maintain their headquarters in Dayton, Ohio and Indianapolis, Indiana, respectively.

(B) Local/Independent Directors. The board of directors of the Ohio Utility will have at least one member from Ohio and at least the majority of the board of directors of the Indiana Utility will be residents and citizens of Indiana. The senior officer of each U.S. Utility will be a member of the board of directors of the U.S. Utility, respectively.

(C) Budgets. Capital budgets of the U.S. Utilities, including material variances of such budgets, shall be approved by a majority of the applicable U.S. Utility Board.

(D) Management. The U.S. Utilities will agree to maintain their current senior management teams consistent with the terms otherwise set forth in Section 6.10, subject to changes to account for voluntary departures or terminations in the ordinary course, including termination for failure to be in good standing with the Company or any Company Subsidiary or any of their respective policies or any agreement with Parent or its Subsidiaries.

(ii) Community Commitments. Each U.S. Utility will maintain historic levels of economic development and charitable contributions, including contributions made on its behalf, in its service territories.

(iii) Rate and Cost Impacts.

(A) No Acquisition Premium. Each U.S. Utility will not attempt to recover the acquisition premium of the transactions contemplated by this Agreement from its U.S. Utilities customers.

(B) Transaction Costs. Each U.S. Utility will not attempt to recover the costs of executing the transactions contemplated by this Agreement from its U.S. Utilities customers.

(iv) Separateness. The Company will agree to continue to comply with applicable Laws regarding corporate separateness with respect to the U.S. Utilities.

(v) Company Employees. Each U.S. Utility will agree to the obligations with respect to Company Employees of such U.S. Utility set forth in Section 6.10.

SECTION 6.07 Public Announcements. Except with respect to (a) a Company Adverse Recommendation Change, a Company Recommendation Change Notice, a Company Takeover Proposal, a Superior Company Proposal or any matter related to any of the foregoing, in each case, that is made in compliance with Section 5.03, (b) any dispute between or among the Parties regarding this Agreement or the transactions contemplated hereby, and (c) a public statement that is consistent in all material respects with previous press releases, public disclosures or public statements made by a Party in accordance with this Agreement, including in investor conference calls, Company Reports, Q&As or other publicly disclosed documents, in each case under this clause (c), to the extent such disclosure is still factually accurate (and not materially misleading), Parent and the Company shall consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other written public statement with respect to this Agreement or the transactions contemplated hereby, including the Merger, and shall not issue any such press release or make any such written public statement prior to such consultation, except as such Party reasonably concludes (based upon advice of its outside legal counsel) may be required by applicable Law, court process or by obligations pursuant to the rules of any national securities exchange or national securities quotation system. The

Company and Parent agree that the initial press release to be issued with respect to this Agreement or the Merger shall be in a form agreed to by the Parties. Nothing in this Section 6.07 shall limit the ability of any Party to make internal announcements to its respective employees or potential or existing investors that are consistent in all material respects with the prior public disclosures regarding the transactions contemplated by this Agreement.

SECTION 6.08 Fees, Costs and Expenses. Except as provided otherwise in this Agreement, including Section 8.02(b), all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs or expenses, whether or not the Closing occurs. Parent shall bear the cost of any filing fees associated with the CFIUS Approval.

SECTION 6.09 Indemnification, Exculpation and Insurance.

(a) Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company and the Company Subsidiaries as provided in their respective Organizational Documents and any indemnification or other similar Contracts of the Company or any Company Subsidiary, in each case, as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their terms (it being agreed that after the Closing such rights shall be mandatory rather than permissive, if applicable), and Parent shall cause the Surviving Corporation and the Company Subsidiaries to perform their respective obligations thereunder. Without limiting the foregoing, from and after the Effective Time, the Surviving Corporation agrees that it will indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time a director, officer or employee of the Company or any Company Subsidiary or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of the Company or any Company Subsidiary as a director, officer or employee of another Person (the “Company Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any Claim, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)), arising out of or pertaining to the fact that the Company Indemnified Party is or was a director, officer or employee of the Company or any Company Subsidiary or is or was serving at the request of the Company or any Company Subsidiary as a director, officer or employee of another Person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any Claim covered under this Section 6.09, each Company Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such Claim from Parent; provided that (i) any Person seeking advancement of expenses shall first provide an undertaking, if and only to the extent required by applicable Law or the Surviving Corporation’s Organizational Documents, to Parent to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification and (ii) the Surviving Corporation shall cooperate in good faith in the defense of any such matter.

(b) In the event that Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent or the Surviving Corporation, as the case may be, shall cause proper provision to be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the covenants and agreements set forth in this Section 6.09.

(c) For a period of six (6) years from and after the Effective Time, the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company or its Subsidiaries or provide substitute policies for the Company and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company, in either case, of not less than the existing coverage and having other terms not materially less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance and fiduciary liability insurance), except that in no event shall the Surviving Corporation be required to pay with respect to such insurance policies in respect of any one (1) policy year more than three hundred percent (300%) of the aggregate annual premium most recently paid by the Company prior to the date of this Agreement (the “Maximum Amount”), and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.09(c) it shall obtain as much comparable insurance as possible for the years within such six (6) year period for an annual premium equal to the Maximum Amount, in respect of each policy year within such period. In lieu of such insurance, prior to the Closing Date the Company may, at its option, purchase a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy for the Company and its current and former directors, officers and employees who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not materially less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time for a period of not less than six (6) years; provided that in no event shall the cost of any such tail policy in respect of any one policy year exceed the Maximum Amount. The Surviving Corporation shall maintain such policies in full force and effect and continue to honor the obligations thereunder.

(d) The provisions of this Section 6.09 (i) shall survive consummation of the Merger for six years, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Company Indemnified Parties), their heirs and their representatives and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

SECTION 6.10 Employee Matters.

(a) During the period commencing at the Effective Time and ending on the one (1) year anniversary of the Effective Time (or, if earlier, on the date of termination of employment of the relevant Company Employee (as defined below)) (the “Continuation Period”), Parent shall, and shall cause the Surviving Corporation to, provide each individual who is employed by the Company or a Company Subsidiary immediately prior to the Effective Time and who the Surviving Corporation, Parent or any of their Subsidiaries employ immediately following the Effective Time (each, a “Company Employee”) who is not a Represented Employee with (i) a base salary or wage rate that is no less favorable than that provided to the Company Employee immediately prior to the Effective Time, (ii) target annual cash incentive compensation opportunities that are no less favorable than those provided to the Company Employee immediately prior to the Effective Time, (iii) (x) base salary or wage rate, (y) target annual cash incentive compensation opportunities and (z) target long term incentive compensation opportunities that are substantially comparable in the aggregate to those provided to the Company Employee immediately prior to the Effective Time, and (iv) employee benefits (excluding any defined benefit pension, post-employment health or welfare, nonqualified deferred compensation, retention, change in control, or transaction benefits) that are substantially comparable in the aggregate to those provided to the Company Employee immediately prior to the Effective Time. During the Continuation Period, Parent also shall, and shall cause the Surviving Corporation to, (A) maintain post-retirement welfare arrangements that are no less favorable than those post-retirement welfare arrangements in place for the Company’s current or former employees as of the Effective Time and (B) subject to Section 6.10(a) of the Company Disclosure Letter, provide each Company Employee who experiences a termination of employment with the Surviving Corporation during such period (other than for “cause”) severance benefits that are no less favorable than those applicable to terminations occurring immediately prior to the Effective Time.

(b) Annual cash bonuses earned with respect to performance periods that begin or end during the period from the date of this Agreement until the Effective Time will be operated, administered and treated as set forth on Section 5.01(a)(vi) of the Company Disclosure Letter.

(c) With respect to each Company Employee who is covered by a Company Union Contract (each, a “Represented Employee”), Parent shall cause the Surviving Corporation to continue to honor the Company Union Contracts, in each case as in effect at the Effective Time, in accordance with their terms until the expiration, modification or termination of such Company Union Contract in accordance with its terms or applicable Law (it being understood that this sentence shall not be construed to limit the ability of Parent or the Surviving Corporation to amend, modify, negotiate, or terminate any such Company Union Contract, to the extent permitted by the terms of the applicable Company Union Contract and applicable Law). The provisions of this Section 6.10 shall be subject to any applicable provisions of the Company Union Contracts and applicable Law in respect of such Represented Employee, to the extent the provisions of this Section 6.10 are inconsistent with or otherwise in conflict with the provisions of any such Company Union Contract or applicable Law.

(d) At the Effective Time, Parent shall, or shall cause the Surviving Corporation to, continue to honor and cause to be performed in accordance with their terms all of the Company’s and all of the Company Subsidiaries’ employment, severance, retention, termination and change-in-control plans, policies, programs, agreements, arrangements and guidelines (including any change-in-control severance agreement or other arrangement between the Company and any Company Employee) maintained by the Company or any Company Subsidiary, in each case, as in effect at the Effective Time and set forth on Section 6.10(d) of the Company Disclosure Letter, including with respect to any payments, benefits or rights arising as a result of the Merger

(either alone or in combination with any other event), it being understood that this sentence shall not be construed to limit the ability of Parent or the Surviving Corporation or any applicable Subsidiary to amend, modify, negotiate or terminate any such plans, policies, programs, agreements, arrangements and guidelines after the Effective Time in accordance with their terms. For purposes of any Company Benefit Plan or Company Benefit Agreement containing a definition of “change in control,” “change of control” or similar term that relates to a transaction at the level of the Company, the Closing shall be deemed to constitute a “change in control,” “change of control” or such similar term.

(e) With respect to all employee benefit plans of Parent, the Surviving Corporation or any of their Subsidiaries, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (including any vacation, paid time-off and severance plans), each Company Employee’s service with the Company or any Company Subsidiary (as well as service with any predecessor employer of the Company or any such Company Subsidiary, to the extent service with the predecessor employer was recognized by the Company or such Company Subsidiary) shall be treated as service with Parent, the Surviving Corporation or any of their Subsidiaries for purposes of determining eligibility to participate, level of benefits, vesting and benefit accruals, except (i) to the extent that such service was not recognized for the same purpose under the corresponding Company Benefit Plan immediately prior to the Effective Time, (ii) for purposes of any defined benefit plan accruals or (iii) to the extent that such recognition would result in any duplication of benefits for the same period of service.

(f) Parent shall, and shall cause the Surviving Corporation to, use commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any group welfare benefit plan maintained by Parent, the Surviving Corporation or any of their Subsidiaries in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the corresponding Company Benefit Plan immediately prior to the Effective Time. Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each Company Employee (and their eligible dependents) during the calendar year in which the Effective Time occurs and credited to such person, for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate during such year after the Effective Time.

(g) Notwithstanding anything to the contrary herein, the provisions of this Section 6.10 are solely for the benefit of the parties to this Agreement, and no provision of this Section 6.10 is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit or compensation plan, policy, program, agreement or arrangement for purposes of ERISA or otherwise and no Company Personnel or any other individual associated therewith or any other Person shall be regarded for any purpose as a third-party beneficiary of this Agreement or have the right to enforce the provisions hereof including in respect of continued employment (or resumed employment). Nothing contained herein shall alter the at-will employment relationship of any Company Employee as applicable or prohibit or limit the ability of Parent or any of its Affiliates to amend, modify, or terminate any benefit or compensation plan, program, policy, agreement, or arrangement.

SECTION 6.11 Parent; Merger Sub.

(a) Prior to the Effective Time, neither Parent nor Merger Sub shall engage in any activity of any nature except for activities related to or in furtherance of the Merger or the Financings or otherwise related to maintaining its organizational matters.

(b) Parent hereby (i) guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and compliance by Merger Sub with, all of the covenants and agreements of Merger Sub under this Agreement and (ii) agrees to take all actions necessary, proper or advisable to ensure such payment, performance and discharge by Merger Sub hereunder.

(c) Merger Sub hereby (i) guarantees the due, prompt and faithful payment performance and discharge by Parent of, and compliance by Merger Sub with, all of the covenants and agreements of Parent under this Agreement with respect to payment and (ii) agrees to take all actions necessary, proper or advisable to ensure such payment, performance and discharge by Parent hereunder.

SECTION 6.12 Takeover Statutes. If any Takeover Statute or similar statute or regulation becomes applicable to this Agreement or the Merger, the Company shall use reasonable best efforts to obtain such approvals and take such actions to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement.

SECTION 6.13 Stock Exchange Delisting. The Company shall cooperate with Parent and take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from the NYSE and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and, in any event, no more than ten (10) days after the Closing Date. Prior to the Closing, the Company shall in the ordinary course of business consistent with past practice prepare quarterly and annual reports pursuant to the Exchange Act such that if any such reports are required to be filed after the Closing, the Company will be reasonably capable of timely filing such reports.

SECTION 6.14 Parent Approval. Immediately following the execution and delivery of this Agreement, Parent shall adopt this Agreement in its capacity as the sole stockholder of Merger Sub and shall promptly provide evidence of such adoption to the Company.

SECTION 6.15 Transition Planning. As soon as reasonably practicable after the date of this Agreement, each of the Company, GIP and EQT will designate two (2) individuals reasonably acceptable to each other to a working committee (the “Transition Committee”) for the purpose of, subject to the Confidentiality Agreements and compliance with applicable Law, coordinating with respect to transition planning, Material Regulatory Proceedings, Required Approvals and any other regulatory matters in connection with the transactions contemplated hereby. In the event that any such Transition Committee member is unable to attend a meeting of the Transition Committee or is otherwise temporarily unavailable to discharge his or her duties in connection with the Transition Committee, the Company, GIP or EQT, as applicable, shall have the right to designate one “alternate” individual to the Transition Committee. Such “alternate” individual shall be entitled to attend meetings of the Transition Committee in place of the originally designated committee member for so long as such Transition Committee member is unable to attend meetings of the Transition Committee or is otherwise unavailable to discharge his or her duties in connection therewith. The Transition Committee will meet at least monthly until the earlier of the termination of this Agreement and the Effective Time (and such meeting may be by telephonic or video conference in lieu of an in-person meeting). The Company will use commercially reasonable efforts to prepare and deliver three (3) Business Days prior to such meeting a reasonable agenda for each meeting of the Transition Committee and shall provide Parent with a reasonable opportunity to review such agenda and consider in good faith any reasonable addition or modification proposed by Parent to such agenda; provided that the matters to be discussed at any such meeting shall not be limited to the matters set forth on the agenda for such meeting. Notwithstanding anything herein to the contrary, the Company shall be permitted to invite additional Company Personnel to attend any meeting of the Transition Committee as reasonably necessary or appropriate. Notwithstanding the foregoing, and for the avoidance of doubt, the obligations of the Parties under this Section 6.15 are in addition to any other obligations of the Parties in this Agreement.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.01 Conditions to Each Party’s Obligation to Effect the Transactions. The obligation of each Party to effect the Closing is subject to the satisfaction or written waiver (by such Party, to the extent such waiver is permitted by Law) at or prior to the Closing of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Required Approvals. (i) The waiting period applicable to the Merger under the HSR Act shall have expired or been terminated, (ii) CFIUS Approval shall have been obtained, (iii) all applicable approvals under Antitrust Law, Foreign Investment Control and Energy Regulation Laws as set forth on Section 3.05(b)(ii)(1) of the Company Disclosure Letter shall have been obtained and any mandatory waiting period related thereto shall have expired or been terminated, (iv) in the case of clauses (i)-(iii), any commitment or agreement between a Party and a Governmental Entity to delay the consummation of, or not to consummate before a certain date, the Merger shall have expired or been terminated and (v) the Required Approvals shall have been obtained at or prior to the Effective Time and such approvals shall have become Final Orders. For purposes of this Section 7.01(b), a “Final Order” means a Judgment by the relevant Governmental Entity that (1) has not been reversed, stayed, enjoined, set aside, annulled or suspended and is in full force and effect, (2) with respect to which, if applicable, any mandatory waiting period prescribed by Law before the Merger may be consummated has expired or been terminated, and (3) as to which all conditions to the consummation of the Merger prescribed by Law have been satisfied.

(c) No Legal Restraints. No Law and no Judgment, whether preliminary, temporary or permanent, shall be in effect that prevents, makes illegal or prohibits the consummation of the Merger (any such Law or Judgment, a “Legal Restraint”).

SECTION 7.02 Conditions to Obligations of the Company. The obligation of the Company to effect the Closing is further subject to the satisfaction or waiver (by the Company, to the extent such waiver is permitted by Law) at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The (i) representations and warranties of Parent and Merger Sub contained herein (except for the representations and warranties contained in Section 4.01 and Section 4.02) shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) as of the date of this Agreement and the Closing Date as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representation or warranty to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect and (ii) the representations and warranties of Parent and Merger Sub contained in Section 4.01 and Section 4.02 shall be true and correct as of the date hereof and as of the Closing Date as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representation or warranty to be true and correct would be de minimis.

(b) Performance of Covenants and Agreements of Parent and Merger Sub. Subject to Section 5.05(f), Parent and Merger Sub shall have complied with or performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing.

(c) Officer’s Certificate. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent certifying the satisfaction by Parent and Merger Sub of the conditions set forth in Section 7.02(a) and Section 7.02(b).

SECTION 7.03 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Closing are further subject to the satisfaction or waiver (by Parent and Merger Sub, to the extent such waiver is permitted by Law) at or prior to the Closing of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company contained herein (except for the representations and warranties contained in Section 3.03, Section 3.04, Section 3.08(b) and Section 3.21) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) as of the date of this Agreement and the Closing Date as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representation or warranty to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (ii) the representations and warranties of the Company contained in Section 3.03, Section 3.04 and Section 3.21 shall be true and correct as of the date of this Agreement and the Closing Date as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representation or warranty to be true and correct would be de minimis, and (iii) the representations and warranties of the Company contained in Section 3.08(b) shall be true and correct in all respects as of the Closing Date as if made as of such date.

(b) Performance of Covenants and Agreements of the Company. The Company shall have complied with or performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.

(c) Absence of Company Material Adverse Effect. Since the date of this Agreement, no fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect shall have occurred.

(d) Absence of Burdensome Condition. No Law, Judgment (to the extent arising in connection with the Required Approvals) or any Required Approvals shall impose or require any undertakings, terms, conditions, liabilities, obligations, commitments or sanctions, or any structural or remedial actions that constitute, or would reasonably be expected to constitute, a Burdensome Condition.

(e) Officer’s Certificate. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company certifying the satisfaction by the Company of the conditions set forth in Section 7.03(a), Section 7.03(b) and Section 7.03(c).

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01 Termination Rights.

(a) Termination by Mutual Consent. The Company and Parent shall have the right to terminate this Agreement at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval, by mutual written consent.

(b) Termination by Either the Company or Parent. Each of the Company and Parent shall have the right to terminate this Agreement, at any time prior to the Effective Time, whether before or after the receipt of the Company Stockholder Approval, if:

(i) the Closing shall not have occurred by 5:00 p.m. New York City time on June 1, 2027 (as such date may be extended the “End Date”); provided, that if, prior to the End Date, all of the conditions to the Closing set forth in Article VII have been satisfied or waived, as applicable (except for any conditions set forth in Section 7.01(b) (Required Approvals) or Section 7.01(c) (No Legal Restraints) (only if such Legal Restraint is in respect of a Required Approval)) and those conditions that by their nature are to be satisfied at the Closing, but provided that such conditions shall be capable of being satisfied if the Closing were to take place on such date, the End Date shall automatically be extended for up to two (2) successive three (3) month periods after the End Date (and if so extended pursuant to this clause or Section 1.03, such later date being the End Date); provided, further, that neither the Company nor Parent may terminate this Agreement pursuant to this Section 8.01(b)(i) if it (or, in the case of Parent, Parent or Merger Sub) is in breach of any of its covenants or agreements and such breach has caused or resulted in either (1) the failure to satisfy the conditions to its obligations to consummate the Merger set forth in Article VII prior to the End Date or (2) the failure of the Closing to have occurred prior to the End Date;

(ii) the condition set forth in Section 7.01(c) (No Legal Restraints) is not satisfied and the Legal Restraint giving rise to such nonsatisfaction has become final and nonappealable, provided, that the right to terminate this Agreement under this Section 8.01(b)(ii) shall not be available to any Party if a failure to comply with its obligations pursuant to Section 6.03 is the primary cause of the failure to satisfy the condition set forth in Section 7.01(c); or

(iii) the Company Stockholder Approval is not obtained at the Company Stockholders Meeting duly convened and at which a vote on the approval of this Agreement was taken (unless such Company Stockholders Meeting has been adjourned, in which case at the final adjournment thereof).

(c) Termination by the Company. The Company shall have the right to terminate this Agreement:

(i) if the Company has received a Superior Company Proposal and the Company Board shall have approved, and concurrently with the termination hereunder, the Company shall have entered into a Company Acquisition Agreement providing for the implementation of a Superior Company Proposal, so long as (1) the Company has complied in all material respects with its obligations under Section 5.03(c) and (2) the Company prior to or concurrently with such termination pays to Parent the Company Termination Fee in accordance with Section 8.02(c)(i) and the termination pursuant to this Section 8.01(c)(i) shall not be effective and the Company shall not enter into any such Company Acquisition Agreement until Parent is in receipt of the Company Termination Fee; provided, however, that the Company shall not have the right to terminate this Agreement under this Section 8.01(c)(i) after the Company Stockholder Approval is obtained at the Company Stockholders Meeting;

(ii) if Parent or Merger Sub breaches or fails to perform any of its covenants or agreements contained herein, or if any of the representations or warranties of Parent or Merger Sub contained herein fails to be true and correct, which breach or failure to perform (1) would give rise to the failure of a condition set forth in Section 7.02(a) (Parent/Merger Sub Representations and Warranties) or Section 7.02(b) (Parent/Merger Sub Covenants), as applicable, and (2) is not reasonably capable of being cured by Parent or Merger Sub by the End Date (as it may be extended pursuant to Section 8.01(b)(i)) or is not cured by Parent within thirty (30) days after receiving written notice from the Company of such breach or failure; provided, however, that the Company shall not have the right to terminate this Agreement under this Section 8.01(c)(ii) if the Company is then in breach of any covenant or agreement contained herein or any representation or warranty of the Company contained herein then fails to be true and correct such that the conditions set forth in Section 7.03(a) (Company Representations and Warranties) or Section 7.03(b) (Company Covenants), as applicable, could not then be satisfied; or

(iii) if (1) all of the conditions set forth in Section 7.01, Section 7.02 and Section 7.03 have been satisfied or waived in accordance with this Agreement as of the date that the Closing should have been consummated pursuant to Section 1.03 (except for those conditions that by their terms are to be satisfied at the Closing so long as such conditions would be able to be satisfied if the Closing Date were the date the notice in clause (3) of this Section 8.01(c)(iii) is received by Parent), (2) Parent and Merger Sub do not complete the Closing on the day that the Closing should have been consummated pursuant to Section 1.03, (3) the Company shall have delivered to Parent an irrevocable written notice that it stands ready, willing and able to consummate the Closing on the date such notice is delivered and through the end of the next succeeding five (5) Business Days and confirms the Closing is required to be consummated pursuant to Section 1.03, and (4) Parent and Merger Sub fail to consummate the Closing within five (5) Business Days following their receipt of such notice from the Company.

(d) Termination by Parent. Parent shall have the right to terminate this Agreement:

(i) in the event that the Company Board or a committee thereof has made a Company Adverse Recommendation Change; provided, however, that Parent shall not have the right to terminate this Agreement under this Section 8.01(d)(i) after the Company Stockholder Approval is obtained at the Company Stockholders Meeting; or

(ii) if the Company breaches or fails to perform any of its covenants or agreements contained herein, or if any of the representations or warranties of the Company contained herein fails to be true and correct, which breach or failure (1) would give rise to the failure of a condition set forth in Section 7.03(a) (Company Representations and Warranties) or Section 7.03(b) (Company Covenants), as applicable, and (2) is not reasonably capable of being cured by the Company by the End Date (as it may be extended pursuant to Section 8.01(b)(i)) or is not cured by the Company within thirty (30) days after receiving written notice from Parent of such breach or failure; provided, however, that Parent shall not have the right to terminate this Agreement under this Section 8.01(d)(ii) if Parent or Merger Sub is then in breach of any representation, covenant or agreement contained herein such that the conditions set forth in Section 7.02(a) (Parent/Merger Sub Representations and Warranties) or Section 7.02(b) (Parent/Merger Sub Covenants), as applicable, could not then be satisfied.

SECTION 8.02 Effect of Termination; Termination Fees.

(a) In the event of a valid termination of this Agreement by either Parent or the Company as provided in Section 8.01, this Agreement shall forthwith become void and have no force or effect, without any liability or obligation on the part of the Company or Parent (or any stockholder, Affiliate or Representative thereof), whether arising before or after such termination, based on, arising out of or relating to this Agreement or the negotiation, execution, performance or subject matter hereof (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity), except for (i) Section 5.05(c), Section 5.07(c), the last sentence of Section 6.02(a), the last sentence of Section 6.02(b), Section 6.08, this Section 8.02 and Article IX, which provisions shall survive such termination, (ii) subject to Section 8.02(e) and the Liability Limitation, liability of any Party (whether or not the terminating Party) for any Willful Breach of this Agreement prior to such termination but solely to the extent such liability arises out of a Willful Breach by such Party of any covenant or agreement set forth herein that gave rise to the failure of a condition set forth in Article VII or (iii) liability of any Party for damages to another Party for fraud. The liabilities described in the preceding sentence shall survive the termination of this Agreement provided that, in each instance, any such liabilities with respect to Parent and Merger Sub, in the aggregate, shall not exceed the Liability Limitation. Without limitation of the foregoing, neither the Company nor any Company Related Party shall be entitled to bring, and in no event shall the Company or any Company Related Party support, facilitate, encourage or take any action against Parent or any Parent Related Party with respect to, arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby, other than (x) a claim for payment of monetary damages in accordance with this Section 8.02 following the termination of this Agreement (subject, for the avoidance of doubt, to the Liability Limitation and Section 9.16) and (y) prior to the termination of this Agreement, a claim for specific performance pursuant to, and on the terms and subject to the conditions set forth in, Section 9.10 (the foregoing clauses (x) and (y) being the sole and exclusive remedies for the Company and any Company Related Party in connection herewith).

(b) Parent Termination Fees.

(i) If (A) either Parent or the Company terminates this Agreement pursuant to Section 8.01(b)(i) (End Date) and, at the time of such termination, any of the conditions set forth in Section 7.01(b) (Required Approvals), Section 7.03(d) (Absence of Burdensome Condition) or Section 7.01(c) (No Legal Restraints), in each case, solely with respect to the Termination Fee Approvals, shall have not been satisfied or waived or (B) either Parent or the Company terminates this Agreement pursuant to Section 8.01(b)(ii) (Legal Restraint) (solely if the applicable Legal Restraint giving rise to such termination arises in connection with the Termination Fee Approvals) and in each case of the foregoing clauses (A) and (B), at the time of such termination, all other conditions to the Closing set forth in Section 7.01 (other than the conditions set forth in Section 7.01(b) (Required Approvals) and Section 7.01(c) (No Legal Restraints), in each case, solely with respect to the Termination Fee Approvals) and Section 7.03 (other than the conditions set forth in Section 7.03(d) (Absence of Burdensome Condition), solely with respect to the Termination Fee Approvals) shall have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing but which conditions would be satisfied or would be capable of being satisfied if the Closing Date were the date of such termination), Parent shall pay the Parent Regulatory Termination Fee to the Company. Parent shall pay the Parent Regulatory Termination Fee to the Company (to an account designated in writing by the Company) prior to or concurrently with such termination of this Agreement by Parent or no later than three (3) Business Days after the date of the applicable termination by the Company.

(ii) If (A) the Company terminates this Agreement in accordance with Section 8.01(c)(ii) (Parent Terminable Breach) or (B) the Company terminates this Agreement in accordance with Section 8.01(c)(iii) (Parent Failure to Close), then Parent shall pay the Parent General Termination Fee to the Company. Parent shall pay the Parent General Termination Fee to the Company (to an account designated in writing by the Company) no later than three (3) Business Days after the date of the applicable termination by the Company.

(c) Company Termination Fee.

(i) If the Company terminates this Agreement in accordance with Section 8.01(c)(i) (Superior Company Proposal) or Parent terminates this Agreement pursuant to Section 8.01(d)(i) (Company Adverse Recommendation Change), the Company shall pay to Parent the Company Termination Fee. The Company shall pay the Company Termination Fee to Parent (to an account designated in writing by Parent) prior to or concurrently with such termination of this Agreement by the Company in accordance with Section 8.01(c)(i) (provided, in furtherance of Section 8.01(c)(i), the receipt of the Company Termination Fee by Parent shall be required to validly terminate this Agreement) or no later than three (3) Business Days after the date of such termination of this Agreement by Parent pursuant to Section 8.01(d)(i).

(ii) If (1) either (A) Parent or the Company terminates this Agreement pursuant to Section 8.01(b)(i) (End Date) (but only if a Parent Termination Fee is not also payable under Section 8.02(b)) or Section 8.01(b)(iii) (No Company Stockholder Approval) or (B) Parent terminates this Agreement pursuant to Section 8.01(d)(ii) (Company Terminable Breach), (2) a Company Takeover Proposal shall have been publicly disclosed or made to the Company or Company Board and in the case of a publicly disclosed Company Takeover Proposal, is not publicly withdrawn, (A) in the case of a termination pursuant to Section 8.01(b)(i) (End Date) or Section 8.01(d)(ii) (Company Terminable Breach), prior to the date of such termination, or (B) in the case of a termination pursuant to Section 8.01(b)(iii) (No Company Stockholder Approval), prior to the date of the Company Stockholders Meeting, and (3) within twelve (12) months after the termination of this Agreement, the Company shall have entered into any Company Acquisition Agreement, or consummated any Company Takeover Proposal, then the Company shall pay the Company Termination Fee to Parent (to an account designated in writing by Parent) within three (3) Business Days after the earlier of the date the Company enters into such Company Acquisition Agreement or the consummation of such transaction. For purposes of clause (3) of this Section 8.02(c)(ii), the term “Company Takeover Proposal” shall have the meaning assigned to such term in Section 5.03(g)(i), except that the applicable percentage in the definition of “Company Takeover Proposal” shall be “more than fifty percent (50%)” rather than “twenty percent (20%) or more.”

(d) The Parties acknowledge that the agreements contained in Section 8.02(b) and Section 8.02(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. If the Company fails to promptly pay an amount due pursuant to Section 8.02(c)(i) or Section 8.02(c)(ii) or Parent fails to promptly pay an amount due pursuant to Section 8.02(b)(i) or Section 8.02(b)(ii) and, in

order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Claim that results in a Judgment against the Company for the amount set forth in Section 8.02(c)(i) or Section 8.02(c)(ii) or any portion thereof, or a Judgment against Parent for the amount set forth in Section 8.02(b)(i) or Section 8.02(b)(ii), or any portion thereof, the Company shall pay to Parent, on the one hand, or Parent shall pay to the Company, on the other hand, its costs and expenses (including reasonable attorneys’ fees and the fees and expenses of any expert or consultant engaged by the Company or Parent, as applicable, provided that in no event shall attorneys’ fees that are based on a contingency fee, “success” fee or any other type of fee arrangement dependent on the outcome of the suit be deemed to be reasonable attorneys’ fees) in connection with such Claim, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the U.S. prime rate as quoted by The Wall Street Journal in effect on the date such payment was required to be made. Notwithstanding anything to the contrary, the Company acknowledges and agrees that in no event shall Parent’s liability under this Agreement, or otherwise in connection with the transactions contemplated hereby, exceed, in all cases (including for failure to complete the Closing on the day that the Closing should have been consummated pursuant to Section 1.03 or any Willful Breach), the Liability Limitation. Any amount payable pursuant to Section 8.02(b) or Section 8.02(c) shall be paid by the applicable Party by wire transfer of same-day funds prior to or on the date such payment is required to be made under such section.

(e) The Company acknowledges and agrees that the Parent Termination Fee, as applicable, is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which such applicable Parent Termination Fee is due and payable, for the efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger and the other transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. Without limiting the rights of the Company under Section 9.10 prior to the termination of this Agreement in accordance with Section 8.01, if this Agreement is terminated under circumstances in which Parent is obligated to pay any Parent Termination Fee under Section 8.02(b)(i) or Section 8.02(b)(ii), upon payment of the applicable Parent Termination Fee, and, if applicable, the costs and expenses of the Company pursuant to Section 8.02(d) (but subject, in all cases, to the Liability Limitation) in accordance herewith, Parent, Merger Sub, the Sponsors or any of their respective Affiliates or any of its or their respective former, current or future general or limited partners, direct and indirect equityholders, managers, members, directors, officers or Representatives and the Debt Financing Parties (collectively, the “Parent Related Parties”) shall have no further liability or obligation with respect to this Agreement or the transactions contemplated hereby to the Company the Company Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates (collectively, “Company Related Parties”), and payment of the applicable fee and such costs and expenses by Parent shall be the Company’s sole and exclusive remedy for any Claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by the Company Related Parties based on, arising out of or related to this Agreement, the Debt Letters, the Equity Commitment Agreements, the transactions contemplated hereby or any matter forming the basis for such termination, and the Company shall not have, and expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity).

Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that Parent, if required to pay a Parent Termination Fee, shall only be required to pay the Parent Regulatory Termination Fee or the Parent General Termination Fee (and never both), and in no event shall Parent be required to pay such Parent Termination Fee on more than one occasion, whether or not such Parent Termination Fee may be payable pursuant to more than one provision of this Agreement at the same time or at different times and upon the occurrence of different events.

(f) Parent acknowledges and agrees that the Company Termination Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which the Company Termination Fee is due and payable, for the efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger and the other transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. If this Agreement is terminated under circumstances in which the Company is obligated to pay the Company Termination Fee under Section 8.02(c)(i) or Section 8.02(c)(ii), upon payment of the Company Termination Fee and, if applicable, the costs and expenses of Parent pursuant to Section 8.02(d) in accordance herewith, the Company shall have no further liability or obligation with respect to this Agreement or the transactions contemplated hereby to the Parent Related Parties, and payment of the Company Termination Fee and such costs and expenses by the Company shall be the Parent Related Parties’ sole and exclusive remedy against the Company Related Parties for any Claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by the Parent Related Parties and any other Person in connection with this Agreement, the transactions contemplated hereby (and the termination thereof) or any matter forming the basis for such termination, and Parent and Merger Sub shall not have, and each expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity); provided that, notwithstanding anything to the contrary in this Agreement, regardless of whether the Company pays or is obligated to pay the Company Termination Fee, nothing in this Section 8.02(f) shall release the Company from, or limit the Company’s liability for a Willful Breach of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same time or at different times and upon the occurrence of different events.

(g) Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Parent and Merger Sub together for any losses, damages, costs or expenses of the Company or its Affiliates related to the failure of the transactions contemplated by this Agreement, or a breach of this Agreement by Parent or Merger Sub or otherwise (including for failure to complete the Closing on the day that the Closing should have been consummated pursuant to Section 1.03 or any Willful Breach) shall be as set forth in Section 8.02(g) of the Parent Disclosure Letter (the “Liability Limitation”), and in no event shall the Company, its Subsidiaries or its Affiliates seek any amount in excess of the Liability Limitation (including consequential, indirect or punitive damages) in connection with this Agreement or the transactions contemplated by this Agreement or in respect of any other documents, whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity; provided that, notwithstanding anything to the contrary, the Company and the Company Related Parties shall be deemed to irrevocably waive their right to any amounts due and owing under this Section 8.02 or otherwise in excess of the Liability Limitation, and none of Parent, Merger Sub or any other Parent Related Party shall have any payment obligations in respect of any Parent Termination Fee in excess of the Liability Limitation. In furtherance of the foregoing, in no event shall Parent, any of its Affiliates or Representatives or the Debt Financing Parties be required to pay any amount of monetary losses under this Agreement if the Company is entitled to or has received any Parent Termination Fee.

(h) For purposes of this Agreement, “Willful Breach” means a breach that is a consequence of a deliberate act or deliberate failure to act undertaken by the breaching Party with the Knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of any covenants or agreements contained in this Agreement; provided that, without limiting the meaning of Willful Breach, the Parties acknowledge and agree that any failure by any Party to consummate the Merger and the other transactions contemplated hereby in accordance with Section 1.03 after the applicable conditions to the Closing set forth in Article VII have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing, which conditions would be capable of being satisfied at the time of such failure to consummate the Merger) shall constitute a Willful Breach of this Agreement.

SECTION 8.03 Amendment. This Agreement may be amended by the Parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that (a) after receipt of the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders, (b) no amendment shall be made to this Agreement after the Effective Time, and (c) except as provided above, no amendment of this Agreement shall require the approval of the stockholders of Parent or the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

SECTION 8.04 Extension; Waiver. At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant to this Agreement, (c) subject to Section 8.03(a), waive compliance with any covenants and agreements contained herein or (d) waive the satisfaction of any of the conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

SECTION 8.05 Procedures for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require, in the case of the Company, Parent or Merger Sub, action by such Party’s board of directors. Termination of this Agreement prior to the Effective Time shall not require the approval of the stockholders of any Party. The Party desiring to terminate this Agreement pursuant to Section 8.01 shall give written notice of such termination to the other Parties in accordance with Section 9.02, specifying the provision of this Agreement pursuant to which such termination is effected.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01 Nonsurvival of Representations, Warranties, Covenants and Agreements; Contractual Nature of Representations and Warranties. None of the representations or warranties contained herein or in any instrument delivered pursuant to this Agreement shall survive, and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) with respect thereto shall terminate at the Closing. Except for any covenant or agreement that by its terms expressly contemplates performance after the Closing, none of the covenants or agreements of the Parties contained herein shall survive, and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity) with respect to such covenants and agreements shall terminate at, the Closing.

SECTION 9.02 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email (to the extent no “bounce back” or similar message indicating non-delivery is received with respect thereto) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (providing proof of delivery to the proper address), in each case, at the following addresses and email addresses (or to such other address or email address as a Party may have specified by notice given to the other Party pursuant to this provision):

To Parent or Merger Sub:

c/o Global Infrastructure Management, LLC

50 Hudson Yards, 18th Floor

New York, NY 10001

Attention: Jonathan Bram; GIP Legal

Email: Jonathan.Bram@blackrock.com; GIPLegal@blackrock.com

and

c/o EQT Partners Inc.

245 Park Avenue

34th Floor

10167 New York, NY

Attention: Alexander Greenbaum

Email: alex.greenbaum@eqtpartners.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

4550 Travis Street

Dallas, TX 75205

Attention: Melissa D. Kalka, P.C.

Email: melissa.kalka@kirkland.com

and

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

Attention: Andrew T. Calder, P.C.; Zach Savrick

Email: andrew.calder@kirkland.com; zach.savrick@kirkland.com

To the Company:

The AES Corporation

4300 Wilson Boulevard

Arlington, VA 22203

Attention: Paul Freedman

Email: paul.freedman@aes.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

Attention: Pankaj Sinha; Katherine Ashley; Erik Elsea

Email: psinha@skadden.com; kashley@skadden.com;

eelsea@skadden.com

To GIP:

c/o Global Infrastructure Management, LLC

50 Hudson Yards, 18th Floor

New York, NY 10001

Attention: Jonathan Bram; GIP Legal

Email: Jonathan.Bram@blackrock.com; GIPLegal@blackrock.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

4550 Travis Street

Dallas, TX 75205

Attention: Melissa D. Kalka, P.C.

Email: melissa.kalka@kirkland.com

and

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

Attention: Andrew T. Calder, P.C.; Zach Savrick

Email: andrew.calder@kirkland.com; zach.savrick@kirkland.com

To EQT:

c/o EQT Partners Inc.

245 Park Avenue

34th Floor

10167 New York, NY

Attention: Alexander Greenbaum

Email: alex.greenbaum@eqtpartners.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, California 94304

Attention: Robert Langdon; Frederick de Albuquerque; Julie Siegel

Email: robert.langdon@stblaw.com; fred.dealbuquerque@stblaw.com;

julie.siegel@stblaw.com

SECTION 9.03 Definitions. For purposes of this Agreement, each capitalized term has the meaning given to it, or specified, in Exhibit A.

SECTION 9.04 Interpretation.

(a) Time Periods. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day.

(b) Dollars. Unless otherwise specifically indicated, any reference herein to $ means U.S. dollars.

(c) Gender and Number. Any reference herein to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(d) Articles, Exhibits, Sections and Headings. When a reference is made herein to an Article, Exhibit or a Section, such reference shall be to an Article, Exhibit or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained herein or in any Exhibit are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Include. Whenever the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.”

(f) Hereof. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular Article, section or other provision of this Agreement.

(g) Extent. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(h) Contracts; Laws. Any Contract or Law defined or referred to herein means such Contract or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated.

(i) Persons. References to a person are also to its permitted successors and assigns.

(j) Or. Unless otherwise specifically provided herein, the term “or” shall not be deemed to be exclusive.

(k) Exhibits and Disclosure Letters. The Exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that the Company Disclosure Letter and the Parent Disclosure Letter are “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein. Each of the Company and Parent may, at its option, include in the Company Disclosure Letter or the Parent Disclosure Letter, respectively, items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts herein or in the Disclosure Letters, shall not be deemed to be an acknowledgment or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any matter set forth in any section of the Disclosure Letters shall be deemed to be referred to and incorporated in any section to which it is specifically referenced or cross-referenced. Any matter set forth in any section of Article III of the Company Disclosure Letter shall be deemed to be referred to and incorporated in any other section of Article III of the Company Disclosure Letter to which such matter’s application or relevance is reasonably apparent on the face of such matter. Any matter set forth in any section of Article IV of the Parent Disclosure Letter shall be deemed to be referred to and incorporated in any other section of Article IV of the Parent Disclosure Letter to which such matter’s application or relevance is reasonably apparent on the face of such matter. Any capitalized term used in any Exhibit or any Disclosure Letter but not otherwise defined therein shall have the meaning given to such term herein.

(l) Made Available. The words “made available to Parent,” “delivered to Parent,” “furnished,” “provided” and words of similar import refer to documents (i) posted to the “Horizon” data room hosted by Ideals by or on behalf of the Company at least two (2) days prior to the execution of this Agreement or (ii) delivered in person or electronically (including by providing a hyperlink to publicly available material) to Parent or a Representative thereof at least three (3) days prior to the execution of this Agreement.

(m) Reflected On or Set Forth In. An item arising with respect to a specific representation, warranty, covenant or agreement set forth in Article III hereof shall be deemed to be “reflected on” or “set forth in” the Company Financial Statements included in the Company Reports, to the extent any such phrase appears in such representation, warranty, covenant or agreement if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statement reasonably related to the subject matter of such representation or (ii) such item and the amount thereof is otherwise reasonably identified on such balance sheet or financial statement (or the notes thereto).

SECTION 9.05 Severability. If any term or other provision of this Agreement is finally determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any applicable rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party or such Party waives its rights under this Section 9.05 with respect thereto. Upon any determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the extent possible.

SECTION 9.06 Counterparts. This Agreement may be executed in one or more counterparts (including by means of email in “.pdf” format), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

SECTION 9.07 Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter, the Parent Disclosure Letter and the exhibits hereto and other instruments referred to herein, the Financing Commitment Letters, the Termination Agreements and the Confidentiality Agreements, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between or among the Parties with respect to the transactions contemplated by this Agreement, including the Merger. Except as provided in this sentence and in Section 9.14, each Party agrees that (a) its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided, however, that after the Effective Time, (i) the rights of the holders of Company Common Stock or Company Equity Awards to receive the Merger Consideration and payments pursuant to Article II shall be for the benefit of, and shall be enforceable by, each such holder, (ii) the provisions of Section 6.09 shall inure to the benefit of the Persons benefiting therefrom who are intended to be third-party beneficiaries thereof and (iii) the limitations on liability set forth in Section 8.02(e), Section 8.02(g) and Section 9.16 shall inure to the benefit of Parent and the Company, and the respective Affiliates and Representatives, as applicable, and the Debt Financing Parties.

SECTION 9.08 Governing Law. This Agreement, and all Claims or causes of action of the Parties (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity) that may be based on, arise out of or relate to this Agreement or the negotiation, execution, performance or subject matter hereof, including matters of validity, construction, effect, performance and remedies, shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflict of laws.

SECTION 9.09 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void, provided that Parent may make a collateral assignment of its rights (but may not assign any obligations) under this Agreement to any Debt Financing Party without the prior written consent of the Company. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

SECTION 9.10 Specific Enforcement.

(a) The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, at any time prior to the termination of this Agreement pursuant to Article VIII, each of the Company, Parent and Merger Sub shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement (including the right of a Party to cause each other Party to consummate the Merger and the other transactions contemplated by this Agreement), the Financing Commitment Letters and the Termination Agreements, in any court referred to in Section 9.11 or Section 9.14, as applicable, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

(b) Notwithstanding anything to the contrary in Section 9.10(a), it is explicitly agreed that the Company shall be entitled to seek specific performance of Parent’s and Merger Sub’s obligation to cause the Equity Financing to be funded in accordance with terms of the Equity Commitment Agreements and to cause the consummation of the Merger, as applicable, to occur only if (i) this Agreement has not been terminated, (ii) Parent and Merger Sub do not consummate the Closing on the date the Closing should have been consummated pursuant to Section 1.03, (iii) the Debt Financing or Substitute Financing with respect to the Debt Financing is funded or the Debt Financing Parties have confirmed in writing that the Debt Financing or Substitute Financing with respect to the Debt Financing will be funded at the Closing if the Equity Financing is funded at the Closing (for purposes of this clause (iii), if any amounts committed with respect to the Debt Financing have been funded into escrow, such amounts will be considered funded when the amounts under the Equity Commitment Agreements are funded (to the extent all other conditions to be satisfied under the Debt Commitment Letter for release from escrow have been satisfied)), and (iv) the Company has irrevocably confirmed in a written notice to Parent and Merger Sub that (x) all of the conditions set forth in Section 7.01, Section 7.02 and Section 7.03 have been satisfied or waived in accordance with this Agreement as of the date that the Closing should have been consummated pursuant to Section 1.03 (except for those conditions that by their terms are to be satisfied at the Closing so long as such conditions would be able to be satisfied if the Closing Date were the date the notice in this Section 9.10(b)(iv) is received by Parent) and (y) the Company stands ready, willing and able to consummate the Closing if specific performance is granted and the Equity Financing and Debt Financing are funded, then it will take such actions that are required of it by the terms of this Agreement to cause the Closing to occur. For the avoidance of doubt, the availability or unavailability of financing for the transactions contemplated by this Agreement shall have no effect on Parent’s or Merger Sub’s obligations hereunder.

(c) For the avoidance of doubt, in no event shall the exercise of the Company’s, Parent’s or Merger Sub’s right to seek specific performance pursuant to this Section 9.10 reduce, restrict or otherwise limit the Company’s or Parent’s, as applicable, right to terminate this Agreement pursuant to Article VIII or pursue all applicable remedies at law, including seeking payment of a Parent Termination Fee or the Company Termination Fee, as applicable. Notwithstanding the foregoing, while the Company may pursue both a grant of specific performance and payment of a Parent Termination Fee, in no event shall the Company be entitled to both a grant of specific performance resulting in the closing of the transactions contemplated hereby and payment of any monetary damages, including a Parent Termination Fee. As a result, the Company shall not be entitled to receive any monetary damages, including a Parent Termination Fee if the Company has been granted specific performance of this Agreement, the Closing actually occurs and Parent and Merger Sub make all of the payments contemplated by Article II.

SECTION 9.11 Jurisdiction; Venue. Each of the Parties irrevocably agrees that all Claims or causes of action (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity) that may be based on, arise out of or relate to this Agreement, the transactions contemplated hereby, including the Merger, or the negotiation, execution, performance or subject matter hereof, including matters of validity, construction, effect, performance and remedies shall be brought and exclusively determined by the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, to whose jurisdiction and venue the Parties unconditionally consent and submit. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of Claim based upon, arising out of or relating to this Agreement, the transactions contemplated hereby, including the Merger, or the negotiation, execution, performance or subject matter hereof, including matters of validity, construction, effect, performance and remedies, in such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Claim brought in any such court has been brought in an inconvenient forum. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.02 shall be effective service of process for any Claim brought against such Party in any such court. Each of the Parties agrees not to commence any action, suit or proceeding based upon, arising out of or relating to this Agreement, the transactions contemplated hereby, including the Merger, or the negotiation, execution, performance or subject matter hereof, including matters of validity, construction, effect, performance and remedies, except in the aforementioned courts, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein.

SECTION 9.12 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING THE MERGER, OR THE NEGOTIATION, EXECUTION, PERFORMANCE OR SUBJECT MATTER HEREOF, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (C) MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (D) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.12.

SECTION 9.13 Construction. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

SECTION 9.14 Certain Debt Financing Provisions. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself and its Affiliates, hereby: (a) agrees that any legal action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Parties, arising out of or relating to, this Agreement or the Debt Financing, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof, and the Company irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such court and irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such legal action in any such court; (b) agrees that any such legal action shall be governed by and construed in accordance with the Laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any agreement relating to the Debt Financing and except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in any Debt Letter or any Definitive Agreement with respect to the Debt Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with any other Law); (c) agrees not to bring or support any legal action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Parties, arising out of or relating to, this Agreement, the Debt Financing, or any of the agreements (including, the Debt Letters, any Definitive Agreement or any other document related thereto)

entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York; (d) KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY LEGAL ACTION BROUGHT AGAINST THE DEBT FINANCING PARTIES IN ANY WAY ARISING OUT OF OR RELATING TO, THIS AGREEMENT OR THE DEBT FINANCING; (e) agrees that none of the Debt Financing Parties will have any liability to the Company, any Company Subsidiary or any of their respective Affiliates or shareholders relating to or arising out of this Agreement or the Debt Financing, nor shall the Company, any Company Subsidiary or any of their respective Affiliates or shareholders be entitled to specific performance of any commitment letter or similar agreement entered into by Parent for any Debt Financing against the Debt Financing Entities providing such Debt Financing (subject to the last sentence of this Section 9.14); and (f) agrees that (and each other party hereto agrees that) the Debt Financing Parties are express third-party beneficiaries of, and may enforce, any of the provisions of this Section 9.14, and that this Section 9.14 may not be amended in any manner adverse to any Debt Financing Party without the written consent of such adversely affected Debt Financing Party. Notwithstanding the foregoing, nothing in this Section 9.14 shall in any way limit or modify the rights and obligations of Parent or Merger Sub under this Agreement or any Debt Financing Party’s obligation to Parent or Merger Sub under any Debt Letter or Definitive Agreement with respect to the Debt Financing or the rights, if any, of the Company or any of its Subsidiaries or any of their respective Affiliates and Representatives against the Debt Financing Parties with respect to the Debt Financing or any of the transactions contemplated thereby or any services thereunder following the Closing.

SECTION 9.15 No Reliance.

(a) Except for the representations and warranties expressly set forth in Article IV (as modified by the Parent Disclosure Letter) and in any certificate delivered by Parent to the Company in accordance with the terms hereof, the Company (a) specifically acknowledges and agrees that none of Parent, Merger Sub nor any of their respective Affiliates, Representatives or shareholders or any other Person makes, or has made, any other express or implied representation or warranty whatsoever (whether at law, including at common law, or by statute, or in equity), including with respect to Parent or Merger Sub or any of Parent or Merger Sub’s respective businesses, assets, employees, Permits, liabilities, operations, regulatory matters, prospects or condition (financial or otherwise), and hereby expressly waives and relinquishes any and all rights, Claims or causes of action (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity) based on, arising out of or relating to any such other representation or warranty and (b) specifically acknowledges and agrees to Parent’s and Merger Sub’s express disclaimer and negation of any such other representation or warranty and of all liability and responsibility for any such other representation or warranty. The Company acknowledges and agrees that (A) it has conducted to its satisfaction its own independent investigation of the transactions contemplated hereby (including with respect to the Parent and Merger Sub and their respective businesses, operations, assets and liabilities) and, in making its determination to enter into this Agreement and proceed with the transactions contemplated hereby, has relied solely on the results of such independent investigation and the representations and warranties of Parent and Merger Sub expressly set forth in Article IV (as modified by the Parent Disclosure Letter), and (B) except for the representations and warranties of Parent and Merger Sub expressly set forth in Article IV (as modified by the Parent Disclosure Letter) and in any certificate delivered by the Parent to the Company in accordance with the terms hereof, it has not relied on, or been induced by, any representation, warranty or other statement of or by Parent, Merger Sub or any of their respective Affiliates, Representatives or shareholders or any other Person, with respect to Parent or Merger Sub or any of Parent’s or Merger Sub’s respective businesses, assets, employees, Permits, liabilities, operations, prospects or condition (financial or otherwise), in determining to enter into this Agreement and proceed with the transactions contemplated hereby.

(b) Except for the representations and warranties expressly set forth in Article III (as modified by the Company Disclosure Letter) and in any certificate delivered by the Company to Parent in accordance with the terms hereof, Parent (a) specifically acknowledges and agrees that neither the Company nor any of its Affiliates, Representatives or shareholders or any other Person makes, or has made, any other express or implied representation or warranty whatsoever (whether at law, including at common law, or by statute, or in equity), including with respect to the Company or any of its businesses, assets, employees, Permits, liabilities, operations, regulatory matters, prospects or condition (financial or otherwise), and hereby expressly waives and relinquishes any and all rights, Claims or causes of action (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity) based on, arising out of or relating to any such other representation or warranty and (b) specifically acknowledges and agrees to the Company’s express disclaimer and negation of any such other representation or warranty and of all liability and responsibility for any such other representation or warranty. Parent acknowledges and agrees that (A) it has conducted to its satisfaction its own independent investigation of the transactions contemplated hereby (including with respect to the Company and its businesses, operations, assets and liabilities) and, in making its determination to enter into this Agreement and proceed with the transactions contemplated hereby, has relied solely on the results of such independent investigation and the representations and warranties of the Company expressly set forth in Article III (as modified by the Company Disclosure Letter), and (B) except for the representations and warranties of the Company expressly set forth in Article III (as modified by the Company Disclosure Letter) and in any certificate delivered by the Company to Parent in accordance with the terms hereof, it has not relied on, or been induced by, any representation, warranty or other statement of or by the Company or any of its Affiliates, Representatives or shareholders or any other Person, with respect to the Company or any of the Company’s businesses, assets, employees, Permits, liabilities, operations, prospects or condition (financial or otherwise), in determining to enter into this Agreement and proceed with the transactions contemplated hereby.

SECTION 9.16 Non-Recourse. The Company, on behalf of itself and each of its Affiliates and Subsidiaries, hereby (a) waives any and all rights or claims against the Debt Financing Parties, the Sponsor and their respective Affiliates in connection with this Agreement, the Debt Financing, the Equity Financing or any of the agreements entered into in connection with the Debt Financing, the Equity Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or equity, contract, tort or otherwise (except to the extent the Company has third-party beneficiary rights under the Equity Commitment Agreements), (b) agrees not to commence (and if commenced agrees to dismiss or otherwise terminate) any proceeding or legal or equitable action against any Debt Financing Party, the Sponsor, or their respective Affiliates in connection with this Agreement, the Debt Financing or the Equity Financing, as applicable, or any of the agreements entered into in connection with the

Debt Financing, Equity Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder (except to the extent the Company has third-party beneficiary rights under the Equity Commitment Agreements) and (z) agrees that no Debt Financing Party, Sponsor or any of their respective Affiliates shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature in connection with this Agreement, the Debt Financing, the Equity Financing, the Debt Commitment Letter, the Equity Commitment Agreements or any of the transactions contemplated hereby or thereby or the performance of any services thereunder. For the avoidance of doubt, nothing in this Section 9.16 shall limit the rights of Parent (or, after the Merger Closing, the Surviving Corporation or any of its Subsidiaries) against the Debt Financing Parties under this Agreement, the Debt Financing, the Equity Financing, the Debt Commitment Letter, the Equity Commitment Agreements or any of the transactions contemplated hereby or thereby or the performance of any services thereunder.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, each as of the date first written above.

THE AES CORPORATION

By:	/s/ Andrés R. Gluski
Name: Andrés R. Gluski
Title: President & Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, each as of the date first written above.

HORIZON PARENT, L.P.

BY: GIP V HORIZON GP, LLC, ITS GENERAL PARTNER

By:	/s/ Gregg Myers
Name: Gregg Myers
Title: Chief Financial Officer

HORIZON MERGER SUB, INC.

By:	/s/ Gregg Myers
Name: Gregg Myers
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

DEFINED TERMS

Section 1.01 Certain Defined Terms. For purposes of this Agreement, each of the following terms has the meaning specified in this Section 1.01 of Exhibit A:

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise provided that, notwithstanding the foregoing, for purposes of Section 6.03(b), (a) none of the Sponsor Entities or their respective Affiliates or direct or indirect portfolio companies owned, managed, advised or controlled by any of the Sponsor Entities or their respective Affiliates shall be considered an Affiliate of Parent or Merger Sub, (b) none of the limited partners or other direct or indirect investors or shareholders in any investment fund or other arrangement affiliated with, advised, operated or managed by GIP, EQT, any Sponsor Entity or any of their respective Affiliates, or any of the respective Affiliates of any such limited partners, investors or shareholders, shall be considered Affiliates of Parent or Merger Sub and (c) none of the direct or indirect equityholders of EQT AB, a publicly listed company organized under the laws of Sweden, shall be considered Affiliates of EQT, any Sponsor Entity, Parent or Merger Sub or any of their respective Affiliates.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, as amended, and all Laws of any jurisdiction applicable to the Company and its Affiliates concerning or relating to bribery or corruption.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable state, foreign or supranational antitrust Laws and all other applicable Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Backstopped Debt Facility” means the Indebtedness facilities governed by the Contracts listed as (i) items 2, 13, 14, 15, 16, 17, 18, 19 and 20 listed under the heading “Indebtedness – The AES Corporation”, (ii) items 1 and 2 listed under the heading “Indebtedness – IPALCO Enterprises, Inc.”, (iii) item 1 listed under the heading “Indebtedness – DPL LLC f/k/a DPL Inc.” and (iv) item 1 listed under the heading “Indebtedness – AES Ohio”, in each case, of Section 3.05(a)(ii) of the Company Disclosure Letter.

“Burdensome Condition” means any terms, conditions, liabilities, obligations, commitments, sanctions imposed on or otherwise affecting Parent, its Affiliates, the Company and their respective Subsidiaries in any Claim, judgment or order of any Governmental Entity with respect to the transactions contemplated by this Agreement, including the HSR Act, that, (a) solely to the extent directly relating to or directly affecting the U.S. Utilities, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the financial condition, assets, liabilities, businesses or results of operations (i) of the Company and its Subsidiaries, taken as a whole, or (ii) of Parent and its Affiliates, taken as a whole; provided, however, that for purposes of this definition only, Parent, the Company and their respective Subsidiaries shall be deemed a consolidated group of entities of the size and scale of a hypothetical company that is the size of the U.S. Utilities taken as a whole as of the date of this Agreement or (b) would require Parent, the Company or their respective Affiliates to, or to agree to, sell, divest, hold separate or otherwise convey to a third party, or to agree to, terminate, relinquish, modify or waive existing relationships, ventures, contractual rights (including the fund formation documents of the Sponsor Entities) or obligations or take or agree or commit to take any other action (including any Remedial Action) relating to, in each case, any of the Sponsor Assets; provided, further, that the terms, conditions, obligations, commitments and other measures set forth in Section 6.06(b) shall not in and of themselves, individually or in the aggregate, constitute a Burdensome Condition, but, for the avoidance of doubt, each such term, condition, obligation, commitment and other measure set forth in Section 6.06(b) shall be taken into account, together with any other terms, conditions, obligations, commitments, liabilities, undertakings, sanctions or other measures, in determining whether there has been or is a Burdensome Condition.

“Business Day” means any day except for (a) a Saturday or a Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York, New York.

“CFIUS Approval” means (a) CFIUS has concluded that none of the transactions contemplated hereunder are a “covered transaction” and not subject to review under the DPA; (b) CFIUS has issued a written notice that it has completed a review or investigation of the notification voluntarily provided pursuant to the DPA with respect to the transactions contemplated by this Agreement, and has concluded all action under the DPA; or (c) if CFIUS has sent a report to the President of the United States requesting the President’s decision and (i) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement or (ii) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after fifteen (15) days from the earlier of the date the President received such report from CFIUS or the end of the investigation period.

“Citi Credit Agreement” means that certain Credit Agreement dated September 24, 2021 between, amongst others, the Company, Citibank, N.A., as the administrative agent and the lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time).

“Claim” means any demand, claim, petition, charge, cause of action, complaint, grievance, litigation, suit, audit, investigation, inquiry, action, legal proceeding (whether at law or in equity, civil, criminal, administrative or investigative and whether public or nonpublic), mediation or arbitration.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Business Silo” means (a) with respect to any Company Subsidiaries in the United States, a common strategic business unit, (b) with respect to AES Andes, Mercury Chile Holdco LLC and its Subsidiaries, and (c) with respect to any Company Subsidiaries (and their associated holding companies) in any country other than the United States (and other than a Company Subsidiary referenced in clause (b)), a common country; provided that the Company shall not be considered to be part of any Common Business Silo.

“Company Benefit Agreement” means each employment, consulting, bonus, incentive or deferred compensation, equity or equity-based (including stock purchase and phantom equity) compensation, severance, change-in-control, retention, termination or other material Contract between the Company or any Company Subsidiary, on the one hand, and any Company Personnel, on the other hand.

“Company Benefit Plan” means each (a) employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) or retiree, post-retirement or post-employment health or medical, life or other welfare plan, program, policy or arrangement, (b) bonus, incentive, commission or deferred compensation or equity or equity-based (including stock purchase and phantom equity) compensation plan, program, policy or arrangement, (c) employment, consulting, severance, termination, change-in control, retention or termination plan, program, policy or arrangement or (d) other compensation, pension, retirement, savings or other benefit plan, program, policy or arrangement, in each case, sponsored, maintained, contributed to or required to be maintained or contributed to by the Company or any Company Subsidiary for the benefit of any Company Personnel, or for which the Company or any Company Subsidiary has any direct or indirect liability or obligation, other than a Multiemployer Plan.

“Company Commonly Controlled Entity” means any person or entity that, together with the Company or any Company Subsidiary, is (at any relevant time) treated as a single employer under Section 414 of the Code.

“Company Downgrade Event” means the Company (i) receives a senior unsecured long-term debt rating from S&P that is lower than BBB- or no longer has a senior unsecured long-term debt rating from S&P and/or (ii) receives a senior unsecured long-term debt rating from Fitch that is lower than BBB- or no longer has a senior unsecured long-term debt rating from Fitch.

“Company Equity Awards” means the Company Restricted Stock Units, the Company Performance Cash Units, the Company Performance Stock Units and the Company Stock Options.

“Company Financial Advisors” means J.P. Morgan Securities LLC and Wells Fargo Securities, LLC.

“Company Material Adverse Effect” means any fact, circumstance, effect, change, event or development that has or would reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided that no fact, circumstance, effect, change, event or development resulting from or arising out of any of the following, individually or in the aggregate, shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred: (a) any change or condition affecting any industry in which the Company or any Company Subsidiary or any Material Company Joint Venture operates, including renewable generation, including solar and wind, battery storage, electric generation, transmission or distribution, natural gas (including liquified natural gas) transmission, distribution, storage and regasification, construction and performance contracting industries (including, in each case, any changes in the operations thereof); (b) any change affecting any economic, legislative or political condition or any change affecting any securities, credit, financial or other capital markets condition, in each case in the United States, in any foreign jurisdiction, including Argentina, Bulgaria, Chile, Colombia, Dominican Republic, El Salvador, Mexico, Panama, Puerto Rico and Vietnam, or in any specific geographical area; (c) any failure in and of itself by the Company or any Company Subsidiary or any Material Company Joint Venture to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taking into account in determining whether there has or will be, a Company Material Adverse Effect); (d) any change attributable to the announcement, execution or delivery of this Agreement or the pendency of the Merger, including (i) any action taken by the Company or any Company Subsidiary that is expressly required pursuant to this Agreement (excluding the requirement that the Company comply with Section 5.01, except to the extent Parent has withheld its consent under Section 5.01), or is taken at the written direction of Parent, or any action taken by Parent or any Affiliate thereof to obtain any Consent from any Governmental Entity to the consummation of the Merger and the result of any such actions, (ii) any Claim arising out of or related to this Agreement (including stockholder litigation), (iii) any adverse change in supplier, financing source, stockholder, regulatory, partner or similar commercial relationships resulting therefrom or (iv) any change that arises out of or relates to the identity of Parent or any of its Affiliates as the acquirer of the Company; (e) any change or condition affecting the market for commodities or energy market products, including any change in the price or availability of commodities or energy market products; (f) any change in and of itself in the market price, credit rating or trading volume of shares of Company Common Stock on the NYSE or any change affecting the ratings or the ratings outlook for the Company or any Company Subsidiary or any Material Company Joint Venture (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has or will be, a Company Material Adverse Effect); (g) any change in applicable Law, regulation or GAAP (or authoritative interpretation thereof or application by a Governmental Entity thereof) or any action or failure to take action by a Governmental Entity affecting any industry in which the Company or any Company Subsidiary or any Material Company Joint Venture operates; (h) geopolitical conditions, the outbreak or escalation of hostilities, any act of war, sabotage or terrorism, or any escalation or worsening of any such act of war, sabotage or terrorism threatened or underway as of the date of this Agreement; (i) any fact, circumstance, effect, change, event or development resulting from or arising out of or affecting the national, regional, state or local engineering or construction industries or the wholesale or retail markets for commodities, materials or supplies (including equipment supplies, steel, concrete, electric power, fuel, coal, natural gas (including liquified natural gas), water or coal transportation) or the hedging markets therefor, including any change in commodity prices; (j) any hurricane, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural disaster or severe weather-related event, circumstance or development; or (k) any epidemic, pandemic or disease outbreak, or other public health condition, or any other force majeure event, or any escalation or worsening thereof; provided, however, that any fact, circumstance, effect, change, event or development set forth in clauses (a), (b), (e), (g), (h), (i), (j) and (k) above may be taken into account in determining whether a Company Material Adverse Effect has occurred solely to the extent such fact, circumstance, effect, change, event or development has a disproportionate adverse effect on the Company and the Company Subsidiaries, taken as a whole, as compared to other entities (if any) engaged in the relevant business in the geographic area affected by such fact, circumstance, effect, change, event or development (in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been, or would be, a Company Material Adverse Effect, to the extent such change is not otherwise excluded from being taken into account by clauses (a)–(k) of this definition).

“Company Performance Cash Unit” means an award entitling the holder to receive payment in cash upon the attainment of designated performance objectives.

“Company Performance Stock Unit” means an award to acquire shares of Company Common Stock (including those attributable to dividend equivalents) that were granted under any of the Company Stock Plans and are subject to performance-based vesting.

“Company Personnel” means any current or former director, officer, employee or individual independent contractor of the Company or any Company Subsidiary.

“Company Restricted Stock Unit” means any outstanding restricted stock units that were granted under either of the Company Stock Plans and which represent the right to receive shares of Company Common Stock subject exclusively to time-based vesting (including those attributable to dividend equivalents converted into stock units).

“Company Stock Options” means an award granted under a Company Stock Plan to purchase Company Common Stock at a designated exercise price per share.

“Company Stock Plans” means (i) The AES Corporation 2001 Plan for Outside Directors, The AES Corporation 2001 Non-Officer Stock Option Plan, The AES Corporation 2003 Long Term Compensation Plan and The AES Corporation 2025 Equity and Incentive Compensation Plan, each as amended and in effect from time to time and (ii) solely with respect to certain deferred stock units granted to the Company’s non-employee directors prior to 2010, the AES Corporation Amended and Restated Deferred Compensation Plan for Directors.

“Company Termination Fee” means an amount in cash equal to $320,651,487.

“Contract” means any written or oral contract, lease, license, evidence of indebtedness, loan, debenture, note, bond, mortgage, indenture, purchase order, binding bid, letter of credit, security agreement, undertaking or other agreement that is legally binding.

“Converted Cash Award Interest Rate” means the mid-term Applicable Federal Rate, assuming annual compounding, determined under Section 1274(d) of the Code, as in effect from time to time.

“Debt Financing Entities” has the meaning ascribed to such term in the definition of “Debt Financing Parties.”

“Debt Financing Parties” means each debt provider (including each agent and arranger) that commits to provide Debt Financing pursuant to the Debt Commitment Letter or any Definitive Agreement with respect to the Debt Financing or any replacement or Substitute Financing in connection with the transactions contemplated hereby (collectively, the “Debt Financing Entities”), and their respective Representatives and other Affiliates; provided that neither Parent, Merger Sub, nor any Affiliate thereof shall be a Debt Financing Party.

“Designated Person” means any Person listed on a Sanctions List.

“Disclosure Letters” means, collectively, the Company Disclosure Letter and the Parent Disclosure Letter.

“DPA” means Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations issued and effective thereunder.

“Encumbrance” means, with respect to real property, any mortgage, deed of trust, pledge, lien, encumbrance, charge, encroachment, security interest or other similar encumbrance.

“Environmental Attribute” means (a) renewable energy credits associated with the generation of energy by a renewable energy facility, offsets or similar benefits, (b) any emissions, air quality or other environmental attribute, aspect, characteristic, claim, credit, benefit, reduction, offset or allowance, howsoever entitled or designated, resulting from, attributable to or associated with the generation of the energy by a renewable energy facility or resulting from the reduction or removal of emissions and (c) the reporting rights related to any such attributes, aspects, characteristics, claims, credits, benefits, reductions, offsets or allowances, including federal, state and local Tax credits and credits issued under any voluntary emissions reduction or removal program.

“Environmental Claim” means any Claim against, or any investigation as to which the Company or any Company Subsidiary has received written notice of, the Company or any Company Subsidiary asserted by any Person alleging liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) or responsibility arising out of, based on or resulting from (a) the presence or Release of or exposure to any Hazardous Materials at any location, whether or not owned or operated by the Company or any Company Subsidiary, or (b) any violation or alleged violation of Environmental Law or any Environmental Permit.

“Environmental Laws” means all Laws relating to Environmental Attributes, pollution or protection of the environment (including ambient air, surface water, groundwater, land surface, subsurface and sediments), natural resources, endangered or threatened species, the climate or human health and safety as it relates to exposure to Hazardous Materials or toxic materials, including Laws relating to the generation, use, treatment, storage, handling, disposal, transportation or Release of, or exposure to, Hazardous Materials.

“EQT” means EQT Fund Management S.à r.l.1 acting in its capacity as the manager (gérant) of EQT Infrastructure VI EUR SCSp and EQT Infrastructure VI USD SCSp.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Financing Commitment Letters” means, collectively, the Equity Commitment Agreement and the Debt Letters.

“Foreign Investment Control and Energy Regulation Laws” means any federal, state, provincial or foreign investment Law or energy regulation Law that provides for national security, energy security, or public order reviews in connection with the acquisition of any interests in or assets of a business, including energy assets.

“GIP” means Global Infrastructure Management, LLC, a Delaware limited liability company.

“Governmental Entity” means any supra-national U.S. or foreign federal, state, provincial or local governmental authority, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing, including any governmental, quasi-governmental or nongovernmental body administering, regulating, or having general oversight over any energy-related markets, or any court, arbitrator, or arbitration panel (whether public or private) or similar judicial body including for the avoidance of doubt, any regional transmission organization, independent system operator and NERC.

“Hazardous Materials” means (a) petroleum, coal tar and other hydrocarbons and any derivatives or by-products, coal, coal combustion products, residues or emissions, bottom ash, flue gas desulfurization material, explosive or radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls, per- and poly fluoroalkyl substances, urea formaldehyde insulation, chlorofluorocarbons and other ozone-depleting substances and (b) any other chemical, material, substance or waste that is listed, defined, classified or regulated as a pollutant, contaminant, hazardous substance, toxic substance, hazardous waste or special waste or words of similar meaning or regulatory effect under any applicable Environmental Law.

“Indebtedness” means, with respect to any Person, without duplication, and other than obligations among the Company and its Subsidiaries, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person evidenced by letters of credit, bankers’

[1]

EQT Fund Management S. à r.l. is a Luxembourg limited liability company (société à responsabilité limitée) with registered office at 51A, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg), under number B167972, and acts as manager (gérant) of the various investment vehicles comprising the fund known as EQT Infrastructure VI, including EQT Infrastructure VI EUR SCSp and EQT Infrastructure VI USD SCSp, each a Luxembourg special limited partnership (société en commandite spéciale) with its registered office at 51A, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under numbers B267825 and B267826 respectively.

acceptances or similar facilities, whether drawn or undrawn, (d) all financing lease obligations of such Person, (e) all off-balance sheet financings and similar arrangements, including (i) non-ordinary course vendor financings, (ii) receivables “factoring” or other receivables monetization or financing arrangements and (iii) sale-leaseback arrangements, (f) hedging, swap and derivative arrangements, including hedging, swap and derivative arrangements with embedded leverage components, (g) supplier financing arrangements and (h) all guarantees or other assumptions of liability for any of the foregoing.

“Indiana Utility” means Indianapolis Power & Light Company d/b/a AES Indiana, an Indiana corporation, together with its Subsidiaries.

“Insolvent” means, with respect to any Person, (a) the present fair saleable value of such Person’s assets is less than the amount required to pay such person’s total liabilities, including contingent liabilities, (b) the present fair saleable value of such Person’s assets is less than the amount required to pay the probable liability (subordinated, contingent or otherwise) of such Person on its debts, as such debts and liabilities become absolute and matured, (c) such Person intends to incur or believes that it will incur debts or liabilities that would be beyond its ability to pay such debts and liabilities as they mature, or (d) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

“Intellectual Property” means all intellectual property and industrial property rights of any kind or nature, including all U.S. and foreign trademarks, service marks, service names, internet domain names, trade dress and trade names, and all goodwill associated therewith and symbolized thereby, patents and all related continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions, and extensions thereof, trade secrets, registered and unregistered copyrights and works of authorship, proprietary rights in databases to the extent recognized in any given jurisdiction, and registrations and applications for registration of any of the foregoing.

“IURC” means the Indiana Utility Regulatory Commission.

“Judgment” means any decision, verdict, judgment, order, injunction, award, decree, ruling, writ, subpoena, assessment or arbitration award of a Governmental Entity of competent jurisdiction.

“Knowledge” means (a) with respect to the Company, the actual knowledge of the individuals listed in Section 1.01(a) of the Company Disclosure Letter and (b) with respect to Parent or Merger Sub, the actual knowledge of the individuals listed in Section 1.01(a) of the Parent Disclosure Letter.

“Law” means any U.S. or non-U.S., federal, state, provincial or local statute, law, principles of common law, act, code, ordinance, rule, regulation, agency requirement, executive order, Judgment or other requirement of any Governmental Entity, including the orders, rules and regulations of the NYSE, the FERC, the PUCO, the IURC, the NYPSC and the SIGET.

“Material Company Joint Venture” means any entity (other than a Company Subsidiary) in which the Company or any of the Company Subsidiaries hold an equity interest or joint venture, partnership or similar interest the book value of which interest, as of December 31, 2025, exceeds $100 million.

“Material Company Subsidiary” means a Subsidiary of the Company that (i) is significant as determined in accordance with Section 1-02(w)(1)(iii)(A)(2) of Regulation S-X, provided that for purposes of this definition, the applicable percentage in such provision shall be “two and one-half percent” rather than “ten percent”, determined as of the fiscal year ended December 31, 2024.

“Material Regulatory Proceeding” means (i) any Regulatory Proceeding that is not in the ordinary course of business of the Company, any Material Company Subsidiary or any other Company Subsidiary if such Regulatory Proceeding would be material to the Company taken as a whole, (ii) any Regulatory Proceeding or any settlement or stipulation in respect of any Regulatory Proceeding that, solely with respect to clause (ii), could reasonably be expected to (a) prevent or prohibit or impede or interfere with or delay or otherwise adversely affect the consummation of the transactions contemplated by this Agreement or (b) materially adversely affect (1) the business or operations of the Company, any Material Company Subsidiary or any other Company Subsidiary if such Regulatory Proceeding or any settlement or stipulation in respect of such Regulatory Proceeding would be material to the Company taken as a whole, or (2) any tax equity partnerships of the Company or any Company Subsidiary or (3) to the Knowledge of the Company, Parent or any of Parent’s Affiliates, following the consummation of the transactions contemplated by this Agreement or (iii) any Regulatory Proceeding or any settlement or stipulation in respect of any Regulatory Proceeding set forth on Section 1.01(c)(i) of the Company Disclosure Letter; provided that any Regulatory Proceeding or any settlement or stipulation in respect of any Regulatory Proceeding set forth on Section 5.02(a) of the Company Disclosure Letter shall be deemed not to be a Material Regulatory Proceeding, unless such Regulatory Proceeding would otherwise be a Material Regulatory Proceeding pursuant to the foregoing clause (ii).

“Multiemployer Plan” means any “multiemployer plan” as defined in Section (3(37)) of ERISA.

“NERC” means the North American Electric Reliability Corporation and any “Regional Entity” delegated with authority thereto pursuant to 18 C.F.R. § 39.8.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control.

“Ohio Utility” means The Dayton Power and Light Company, an Ohio corporation, together with its Subsidiaries.

“Organizational Documents” means any corporate, partnership or limited liability organizational documents, including certificates or articles of incorporation, bylaws, certificates of formation, operating agreements (including limited liability company agreement and agreements of limited partnership), certificates of limited partnership, partnership agreements, stockholder agreements and certificates of existence, or other similar agreements governing the rights and privileges of equityholders, as applicable.

“Parent General Termination Fee” means an amount in cash equal to $587,861,060.

“Parent Material Adverse Effect” means any fact, circumstance, effect, change, event or development that has or would reasonably be expected to have a material and adverse effect on the ability of Parent or Merger Sub to consummate, or that would reasonably be expected to prevent or materially impede, interfere with or delay Parent or Merger Sub’s consummation of, the transactions contemplated by this Agreement.

“Parent Regulatory Termination Fee” means an amount in cash equal to $100,000,000.

“Parent Termination Fee” means the Parent General Termination Fee and the Parent Regulatory Termination Fee, as applicable.

“Permit” means a franchise, license, permit, authorization, variance, exemption, registration, clearance, certificate, order, waiver or approval of a Governmental Entity.

“Permitted DevCo Equity Transaction Documents” means any agreement or arrangement entered into between the Company (or any Company Subsidiary) and another Person for the purpose of such other Person investing “bridge” equity into an entity that indirectly owns one or more project company(ies), which equity is anticipated to be redeemed at or around the relevant project’s substantial completion at a price reflecting approximately an agreed rate of return (including any limited liability company agreement or other operating agreement of a partnership), including any agreement or arrangement relating thereto (including any equity capital contribution agreement or purchase and sale agreement) in each case (x) relating to a project set forth on Section 5.01(a)(i) of the Company Disclosure Letter or otherwise acquired in accordance with Section 5.01(a)(x), or (y) consented to by Parent.

“Permitted Encumbrances” means any (a) mechanic’s, materialmen’s, laborer’s, workmen’s, repairmen’s, carrier’s and similar liens, including all statutory liens, in each case arising or incurred in the ordinary course of business and not yet due and delinquent, (b) liens for Taxes not yet due and payable or being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (c) purchase money liens and liens securing financing lease arrangements securing obligations not exceeding $50 million in the aggregate, (d) deposits in connection with bids, tenders, leases, contracts or other agreements, including rent security deposits, (e) pledges or deposits to secure public or statutory obligations or appeal bonds, (f) Encumbrances referred to in the Company Reports, (g) Encumbrances that would be disclosed on current title reports or an accurate survey or by an inspection of such real property, in each case, that, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect, (h) Encumbrances securing mortgage financing (including mortgage bonds) or project financing or other financing permitted hereunder, in each case, granted by any Company Subsidiary (provided, that no Company Subsidiary shall secure any such financing of a Company Subsidiary that is not in a Common Business Silo), (i) easements, covenants, rights-of-way, zoning ordinances and other similar Encumbrances or imperfections of title that, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect, (j) non-monetary Encumbrances consisting of (i) rights reserved to or vested in any Governmental Entity to control or regulate any property of the Company or any Company Subsidiary, or to limit the use of such property in any manner which does not materially impair the use of such property for the purposes for which it is held by the Company or such Company Subsidiary, or (ii) obligations or duties to any Governmental Entity with respect to any franchise, grant, license, lease or permit, and the rights reserved or vested in any Governmental Entity to terminate any such franchise, grant, license, lease or permit, or to condemn or expropriate any property, (k) Encumbrances arising under or created by any Real Property Lease (other than as a result of any breach thereof by the Company or any Company Subsidiary), (l) mineral rights and other subsurface rights in favor of third parties, (m) any liens or other Encumbrances affecting solely the landlord’s or any superior holder’s interest in any Real Property, (n) other non-monetary Encumbrances arising in the ordinary course of business consistent with past practice, (o) Encumbrances arising under this Agreement and (p) Encumbrances listed on Section 1.01(b) of the Company Disclosure Letter.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

“Personal Information” means any information or data, in any form, that is considered “personal information,” “personal data,” “protected health information” or any similar term under Privacy Laws.

“Privacy Laws” means all Laws related to the privacy, security or processing of Personal Information; website and mobile application privacy policies and practices; wiretapping; the interception of electronic communications; the tracking or monitoring of online activity; and email, text message or telephone communications.

“Regulatory Proceeding” means any proceeding (including any rate case) with a Governmental Entity (other than a Governmental Entity responsible for the administration, determination, collection, imposition or assessment of any Tax).

“Release” means any release, spill, emission, leaking, emptying, dumping, injection, pouring, disposal, discharge, dispersal, leaching or migration into, on, under or through the environment (including ambient air, surface water, groundwater, land surface, the subsurface, sediments and any other environmental media).

“Representatives” means, with respect to any Person, such Person’s Affiliates or any of its and their respective officers, directors, principals, partners, managers, members, attorneys, accountants, agents, employees, consultants, financial advisors or other authorized representatives.

“Required Financial Information” means the financial statements required by Section 5 of Exhibit C to the Debt Commitment Letter.

“Sanctioned Country” means a country or territory which is at any time subject to Sanctions (including, as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

“Sanctions” means (a) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government and administered by OFAC, (b) economic or financial sanctions imposed, administered or enforced from time to time by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury, and (c) economic or financial sanctions imposed, administered or enforced from time to time by the United Nations Security Council, the European Union, or His Majesty’s Treasury.

“Sanctions List” means any of the lists of specially designated nationals or designated persons or entities (or equivalent) held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or any similar list maintained by any other U.S. government entity, the United Nations Security Council, the European Union, or His Majesty’s Treasury, in each case as the same may be amended, supplemented or substituted from time to time.

“SIGET” means the El Salvador General Superintendence of Electricity and Telecommunications.

“Specified ISDA” means the Contracts listed in Section 1.01(d) of the Company Disclosure Letter.

“Specified LC Facilities” means (i) that certain Continuing Letter of Credit Agreement, dated December 1, 2022, between The AES Corporation and BNP Paribas and (ii) that certain Continuing Letter of Credit Agreement (Uncommitted), dated June 29, 2023 between The AES Corporation and Sociéte Générale.

“Sponsor Assets” means any assets, business or investment of Parent, the Sponsor Entities or any of their respective Affiliates (other than, after the Closing, the Company and the Company Subsidiaries), including their respective direct or indirect portfolio companies owned, managed, advised or controlled by any of GIP, EQT, the Sponsor Entities or their respective Affiliates.

“Sponsor Entities” means, collectively, the Sponsors, and shall not include, for the avoidance of doubt, (i) any direct or indirect portfolio companies owned, managed, advised or controlled by such Persons or any of their Affiliates (other than Parent, Merger Sub and, after the Closing, the Company and the Company Subsidiaries) or (ii) any successor or other investment funds, entities, vehicles or other arrangements affiliated with, or advised, operated or managed by such Persons or any of their Affiliates.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than fifty percent (50%) of the equity interests of which) is owned directly or indirectly by such first Person.

“Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation.

“Tax” (and, with correlative meaning, “Taxes”) means any taxes, customs, tariffs, imposts, levies, duties, fees, and other like assessments or charges in the nature of a tax imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts, including income, franchise, profits, corporations, gross receipts, transfer, excise, property, sales, use, value-added, ad valorem, license, capital, wage, employment, payroll, estimated, withholding, social security, severance, occupation, import, custom, stamp, alternative, add-on minimum, environmental or other governmental taxes.

“Tax Credit” means a “renewable electricity production credit” under Section 45 of the Code, an “energy credit” under Section 48 of the Code, a “clean electricity investment credit” under Section 48E of the Code, or a “clean electricity production credit” under Section 45Y of the Code or any successor section.

“Tax Credit Transfer Document” means any agreement or arrangement entered into between the Company (or any of its Affiliates) and another Person for the purpose of transferring Tax Credits pursuant to Section 6418 of the Code.

“Tax Equity Transaction Document” means any agreement or arrangement entered into between the Company (or any Company Subsidiary) and another Person for the purpose of such other Person investing in any tax equity partnership, including any cash equity or step-up partnership, (including any limited liability company agreement or other operating agreement of any tax equity partnership) or relating to the lease of any energy property (as defined in Section 48(a) of the Code) or qualified facility (within the meaning of Section 45(d) of the Code), including in all cases any agreement or arrangement relating thereto (including any equity capital contribution agreement or purchase and sale agreement) and all amendments, waivers or other changes thereto.

“Tax Return” means any return, declaration, statement, report, schedule, form, document or similar statement filed or required to be filed with a Governmental Entity with respect to any Tax, including any claim for refund or amended return or any schedule or attachment thereto.

“Termination Fee Approvals” means (i) the PUCO Approval and (ii) the FERC Approval and any required Filings under, and the expiration or termination of any applicable waiting period under, the HSR Act, in each case of this clause (ii), if the proximate cause of the failure to obtain such approval or the applicable Burdensome Condition giving rise to such termination primarily relates to the Ohio Utility.

“Treasury Regulations” means the regulations promulgated under the Code by the U.S. Department of the Treasury.

“U.S. Utilities” means the Indiana Utility and the Ohio Utility.

Section 1.02 Other Defined Terms. In addition to the defined terms set forth in Section 1.01 of this Exhibit A, each of the following capitalized terms has the respective meaning specified in the Section set forth opposite such term below:

Acceptable Confidentiality Agreement	Section 5.03(g)(iii)
Acquisition Debt	Section 5.01(a)(xi)(2)
Agreement	Preamble
Bankruptcy and Equity Exceptions	Section 3.04
Book-Entry Shares	Section 2.03(b)(iv)
Cancelled Shares	Section 2.01(b)
Capital Plan	Section 5.01(a)(xii)
Capitalization Date	Section 3.03(a)
Certificate	Section 2.03(b)(i)
Certificate of Merger	Section 1.02

CFIUS	Section 3.05(b)(vi)
Closing	Section 1.03
Closing Date	Section 1.03
Company	Preamble
Company Acquisition Agreement	Section 5.03(b)
Company Adverse Recommendation Change	Section 5.03(b)
Company Board	Recitals
Company Board Recommendation	Section 3.04
Company Bylaws	Section 3.01
Company Certificate	Section 3.01
Company Common Stock	Section 2.01(a)
Company Contract	Section 3.15(a)
Company Disclosure Letter	Article III
Company Employee	Section 6.10(a)
Company Financial Statements	Section 3.06(a)
Company Indemnified Parties	Section 6.09(a)
Company Intervening Event	Section 5.03(g)(ii)
Company Projections	Section 3.24
Company Recommendation Change Notice	Section 5.03(c)
Company Related Parties	Section 8.02(e)
Company Reports	Section 3.06(a)
Company Required Approvals	Section 3.05(b)(v)
Company Required Consents	Section 3.05(a)
Company Stockholder Approval	Section 3.04
Company Stockholders Meeting	Section 3.04
Company Subsidiaries	Section 3.01
Company Subsidiary Reports	Section 3.15(a)
Company Systems	Section 3.17(b)
Company Takeover Proposal	Section 5.03(g)
Company Union Contracts	Section 3.11
Company Voting Debt	Section 3.03(b)
Confidentiality Agreements	Section 6.02(b)
Consent	Section 3.05(b)
Consent Solicitations	Section 5.06(a)
Continuation Period	Section 6.10(a)
Controlled Group Liability	Section 3.10(d)
Converted Cash Award	Section 2.04(a)
Debt Commitment Letter	Section 4.07(b)
Debt Financing	Section 4.07(b)
Debt Letters	Section 4.07(b)
Debt Offer	Section 5.06(a)
Debt Offer Documents	Section 5.06(a)
Definitive Agreements	Section 5.04(a)
DGCL	Recitals
Dissenting Shares	Section 2.05
Effective Time	Section 1.02

End Date	Section 8.01(b)(i)
Environmental Permit	Section 3.14(a)(i)
EQT Confidentiality Agreement	Section 6.02(b)
Equity Commitment Agreements	Recitals
Equity Financing	Recitals
Equity Securities	Section 3.03(b)
Exchange Act	Section 3.05(b)(i)
Exchange Fund	Section 2.03(a)
FCC	Section 3.05(b)(v)
Fee Letter	Section 4.07(b)
FERC	Section 3.05(b)(v)
FERC Approval	Section 3.05(b)(v)
Filing	Section 3.05(b)
Final Order	Section 7.01(b)
Financing	Section 4.07(b)
Fitch	Section 5.01(a)(xi)(1)
Foreign Benefit Plan	Section 3.10(g)
FPA	Section 3.05(b)(v)
GAAP	Section 3.06(a)
GIP Confidentiality Agreement	Section 6.02(b)
Guarantee Exceptions	Section 5.01(a)(xi)(3)
HSR Act	Section 3.05(b)(ii)
Import Laws	Section 3.13(d)
Insurance Policies	Section 3.18
IRS	Section 3.10(b)
Legal Restraint	Section 7.01(c)
Liability Limitation	Section 8.02(g)
Liens	Section 3.02
Maximum Amount	Section 6.09(c)
Merger	Recitals
Merger Consideration	Section 2.01(a)
Merger Sub	Preamble
NYPSC	Section 3.05(b)(v)
Offers to Exchange	Section 5.06(a)
Offers to Purchase	Section 5.06(a)
Operational Emergencies	Section 5.01(b)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Related Parties	Section 8.02(e)
Parent Required Approvals	Section 4.03(b)(v)
Parent Required Consents	Section 4.03(a)
Parties	Preamble
Paying Agent	Section 2.03(a)
Permitted Expenditures	Section 5.01(a)(xii)
Permitted Financing Activity	Section 5.07(a)
Permitted Tax Equity Transaction Documents	Section 5.01(a)(i)

Permitted Tax Equity Transactions	Section 5.01(a)(i)
Preferred Stock	Section 3.03(a)
Privacy Policies	Section 3.17(c)
Privacy Requirements	Section 3.17(c)
Prohibited Modification	Section 5.04(d)
Prohibited Terms	Section 5.01(a)(xi)(7)
Proxy Statement	Section 6.01(a)
PUCO	Section 3.05(b)(v)
PUCO Approval	Section 3.05(b)(v)
Rating Agencies	Section 5.01(a)(xi)(1)
Real Property	Section 3.16
Real Property Leases	Section 3.16
Remedial Action	Section 6.03(d)(iv)
Represented Employee	Section 6.10(c)
Required Amount	Section 4.07(c)
Required Approvals	Section 4.03(b)(v)
Required Consents	Section 4.03(a)
Required Debt Terms	Section 5.01(a)(xi)(3)
S&P	Section 5.01(a)(xi)(1)
Sarbanes-Oxley Act	Section 3.06(a)
SEC	Section 3.05(b)(i)
Securities Act	Section 3.05(b)(i)
Specified CoC Credit Support Contracts	Section 3.05(c)
Specified Debt Agreements	Section 5.06(a)
Specified Ratings Credit Support Contracts	Section 3.05(c)
Sponsors	Recitals
Substitute Financing	Section 5.04(e)
Superior Company Proposal	Section 5.03(g)(i)
Surviving Corporation	Section 1.01
Termination Agreements	Recitals
Title IV Plan	Section 3.10(d)
Transaction Litigation	Section 6.04
Transition Committee	Section 6.15
Tri-Party Confidentiality Agreement	Section 6.02(b)
Willful Breach	Section 8.02(h)

Exhibit 99.1

Press Release

Investor Contact: Susan Harcourt 703-682-1204, susan.harcourt@aes.com

Media Contact: Amy Ackerman 703-682-6399, amy.ackerman@aes.com

Consortium Led by Global Infrastructure Partners and EQT Agrees to Acquire AES

Transaction Positions AES to Accelerate Growth as a Leading Clean Energy Platform Across the Americas

•	AES stockholders to receive $15.00 per share in cash

•	Transaction represents a 40.3% premium to the 30-day volume weighted average share price prior to July 8, 2025, the last full day of trading prior to the first media report of a potential acquisition

•	AES to have increased financial flexibility as a private company to advance its strategy and meet the needs of its customers and communities with reliable, affordable and sustainable energy solutions

•

Acquisition to address AES’ significant need for capital to support its growth beyond 2027; absent this transaction, funding for future growth investments would likely require a reduction or elimination of the dividend and/or significant new equity issuances

•	AES Indiana and AES Ohio will continue as locally operated and managed regulated utilities

•	Transaction is expected to close in late 2026 or early 2027

ARLINGTON, Va., NEW YORK, and STOCKHOLM – March 2, 2026 — The AES Corporation (NYSE: AES) (“AES” or “the Company”), Global Infrastructure Partners (“GIP”), a part of BlackRock, and the EQT Infrastructure VI fund (“EQT”), along with co-underwriters California Public Employees’ Retirement System (“CalPERS”) and Qatar Investment Authority (“QIA”) (collectively “the Consortium”), today announced they have entered into a definitive agreement under which the Consortium will acquire AES for $15.00 per share in cash, representing a total equity value of $10.7 billion and an enterprise value of approximately $33.4 billion1, including the assumption of existing debt. The transaction represents a 40.3% premium to the 30-day volume weighted average share price prior to July 8, 2025, the last full day of trading prior to the first media report of a potential acquisition.

This transaction will better position AES to drive long-term growth across its business units, including regulated electric utilities and competitive clean energy in the U.S. and critical energy infrastructure assets in Latin America. The Consortium has deep experience investing in energy infrastructure businesses and shares AES’ commitment to safety, affordability and customer service. With the support of the Consortium, AES will have improved access to capital to invest in critical energy infrastructure assets, deliver reliable energy solutions for its customers and create long-term value for all stakeholders, including its workforce and local communities.

[1]	Enterprise value based on proportional net debt of $22,724 million and a share count of 712 million, as of December 31, 2025. Consolidated net debt was $27,561 million as of December 31, 2025.

In the United States, AES’ electric utilities in Indiana and Ohio are experiencing significant demand growth and remain focused on maintaining reliable service and affordable rates for all customers. As a private company, AES will continue to invest prudently in utility assets to meet the growing energy needs of all 1.1 million customers. AES Indiana and AES Ohio will remain locally operated and managed regulated utilities, with continued community commitment and investment.

Through this acquisition, AES is expected to expand its leadership as a premier clean energy platform across the Americas. Underpinned by proven capabilities and one of the largest development pipelines in the industry, AES is the largest supplier of clean energy to corporations globally, including 11.8 GW of signed agreements to date to supply power to major technology firms.

Under private ownership, AES will benefit from enhanced financial flexibility that will enable the Company to accelerate its growth strategy. The Consortium recognizes that AES’ employees and capabilities are central to the Company’s success and long-term value strategy and will support business continuity and stability with an emphasis on retaining and developing talent. In partnership with the management team, the Consortium will continue the Company’s disciplined capital allocation strategy and consistent operational excellence across the diversified businesses. The Consortium also expects to maintain an investment grade profile aligned with the Company’s financing strategy.

Executive Commentary

Jay Morse, Chairman of AES’ Board of Directors, said, “Following a rigorous review of strategic options, the AES Board determined that this transaction with the Consortium maximizes value for stockholders and provides compelling cash value. We ran a robust process that included several parties and evaluated the transaction with the Company’s standalone prospects in mind. AES has a significant need for capital to support growth beyond 2027, particularly given the significant new investments in both US generation and utilities businesses. In the absence of a transaction with the Consortium, the Company would likely require a plan that includes reduction or elimination of the dividend and/or substantial new equity issuances. After extensive work and deliberation, we concluded that this transaction is in the best interest of AES stockholders.”

Andrés Gluski, President and Chief Executive Officer of AES, said, “Over the course of our 45-year history of powering industries and shaping the future of energy, AES has built a diverse portfolio to meet the evolving power needs of our customers and communities. We believe this transaction maximizes value for existing stockholders and positions the Company for long-term success as we continue delivering on our commitments to customers, communities and people. We look forward to partnering with the Consortium, which has expressed an appreciation for the value of AES’ innovation, global reach and diverse portfolio.”

Bayo Ogunlesi, Chairman and Chief Executive Officer of Global Infrastructure Partners, a Part of BlackRock, said, “We are excited to announce our acquisition of AES, a market leader in the power generation and supply business with a long and storied history. AES is a leader in competitive generation, and at a time in which there is a need for significant investments in new capacity in electricity generation, transmission and distribution, especially in the United States of America, we look forward to utilizing GIP’s experience in energy infrastructure investing, as well as our operational capabilities to help accelerate AES’ commitment to serve the market needs for affordable, safe and reliable power.”

Masoud Homayoun, Head of EQT Infrastructure, said, “As one of the largest energy infrastructure investors globally, we are seeing first-hand the increasing need for a secure energy supply amid expanding power demand worldwide. EQT’s acquisition of AES will support the growth and modernization of essential energy infrastructure that underpins energy security, electrification, digitalization and resilient power systems across key markets. We look forward to working with the AES team to strengthen its operating platform, including enhancing reliability and long-term competitiveness, while supporting a responsible and sustainable energy transition.”

Sarah Corr, Managing Investment Director for Real Assets for CalPERS, said, “We are pleased to participate in this landmark investment in AES. The Company’s strong market position and exposure to long-term demand trends make it a natural fit within our Infrastructure portfolio, and we value the partnership with our consortium members.”

Mohammed Saif Al-Sowaidi, Chief Executive Officer of QIA, said, “QIA is committed to making energy transition a reality by providing long-term capital to companies with proven capabilities in delivering operational excellence to the communities they serve. We are proud to support AES as the Company grows and expands its leadership in the clean energy space across the Americas.”

Transaction Details

The Consortium will fund 100% of the purchase price to acquire the Company with equity.

This acquisition is not expected to impact customer rates in AES’ regulated utilities. Following the close of the transaction, AES’ regulated businesses, including AES Indiana and AES Ohio, will continue to be regulated by local, state and federal/national authorities.

For additional information and resources, including an investor presentation, please visit TheFutureofAES.com.

Fairness Opinions

J.P. Morgan Securities LLC and Wells Fargo Securities LLC provided fairness opinions to AES.

Timing and Approvals

The transaction was unanimously approved by AES’ Board of Directors and is expected to close in late 2026 or early 2027, subject to approval by AES stockholders, the receipt of applicable federal, state and foreign regulatory approvals and the satisfaction of other customary closing conditions.

Dividends payable to AES stockholders are expected to continue in the ordinary course until the closing, subject to approval by AES’ Board of Directors. Upon completion of the acquisition, AES common stock will no longer trade on the New York Stock Exchange and AES will become a private company.

AES Fourth Quarter and Full Year 2025 Financial Review Update

As a result of today’s announcement, AES has cancelled its previously announced conference call to discuss its fourth quarter and full year 2025 financial results, which had been rescheduled for Tuesday, March 3, 2026, at 10:00 a.m. ET. The Company expects to file its 2025 Annual Report on Form 10-K today.

Advisors

J.P. Morgan Securities LLC is acting as lead financial advisor to AES, and Wells Fargo Securities LLC is also acting as financial advisor to AES. Skadden, Arps, Slate, Meagher & Flom LLP acted as lead transaction counsel to AES. In addition, Davis Polk & Wardwell acted as legal advisor to AES with respect to certain debt matters.

Goldman Sachs & Co. LLC is acting as financial advisor to GIP, CalPERS and QIA, and Citi is acting as financial advisor to EQT. Kirkland & Ellis acted as Consortium counsel and legal advisor to GIP. Simpson Thacher & Bartlett acted as legal advisor to EQT.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global energy company accelerating the future of energy. Together with our many stakeholders, we’re improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

About Global Infrastructure Partners (GIP), a Part of BlackRock

Global Infrastructure Partners (GIP), a part of BlackRock, is a leading infrastructure investor that specializes in investing in, owning and operating some of the largest and most complex assets across the energy, transport, digital infrastructure and water and waste management sectors.

GIP’s scaled platform has over $193 billion in assets under management. We believe that our focus on real infrastructure assets, combined with our deep proprietary origination network and comprehensive operational expertise, enables us to be responsible stewards of our clients’ capital and create positive economic impact for communities. For more information, visit www.global-infra.com.

About EQT

EQT is a purpose-driven global investment organization with EUR 270 billion in total assets under management (EUR 141 billion in fee-generating assets under management) as of 31 December 2025, within two business segments – Private Capital and Real Assets. EQT owns portfolio companies and assets in Europe, Asia Pacific and the Americas and supports them in achieving sustainable growth, operational excellence and market leadership.

More info: www.eqtgroup.com

Follow EQT on LinkedIn, X, YouTube and Instagram

About CalPERS

CalPERS is the largest defined benefit public pension fund in the U.S., with a net position of $563 billion in its Public Employees’ Retirement Fund as of June 30, 2025. The portfolio invests in stocks, bonds, real estate, infrastructure, private equity, inflation-linked assets and other public and private investment vehicles, with a goal to generate total returns on a long-term basis while managing risk. Headquartered in Sacramento, California, CalPERS serves nearly 2.4 million members, providing retirement benefits to state, school, and public employees, along with health benefit services to 1.5 million members.

About QIA

QIA is the sovereign wealth fund of the State of Qatar. QIA was founded in 2005 to invest and manage the state reserve funds. QIA is among the largest and most active sovereign wealth funds globally. QIA invests across a wide range of asset classes and regions as well as in partnership with leading institutions around the world to build a global and diversified investment portfolio with a long-term perspective that can deliver sustainable returns and contribute to the prosperity of the State of Qatar.

Important Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between AES and Horizon Parent, L.P. In connection with the proposed transaction, AES expects to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”). AES also may file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document AES has filed or may file with the SEC and send to its stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents that are filed or will be filed with the SEC by AES through the SEC’s website at www.sec.gov or through AES’ website at https://www.aes.com/investors/ or by contacting AES’ Investor Relations Team at invest@aes.com.

Participants in the Solicitation

AES, its directors and officers and other employees may be deemed to be participants in the solicitation of proxies from AES’ stockholders in connection with the proposed transaction. Additional information regarding the identity of the participants, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction (if and when they become available). Information relating to the foregoing can also be found in the “Compensation Discussion & Analysis,” “Security Ownership of Certain Beneficial Owners, Directors, and Executive Officers” and “Proposal 1: Election of Directors” sections in AES’ proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 19, 2025 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on AES’ Initial Statements of Beneficial Ownership on Form 3 and Statements of Change in Ownership on Form 4 that are filed or will be filed with the SEC. You may obtain free copies of these documents (when available) using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed transaction between AES and Horizon Parent, L.P. (the “Transaction”), including financial estimates and statements as to the expected timing, completion and effects of the Transaction. These forward-looking statements are based on AES’ current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by AES, all of which are subject to change. Forward-looking statements involve a number of risks and uncertainties, because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing; (ii) the risk that the conditions to the completion of the Transaction, including obtaining required stockholder and regulatory approvals, are not satisfied in a timely manner or at all; (iii) potential litigation relating to the Transaction, including resulting expense or delay, and the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction will harm AES’ business, including current plans and operations; (v) the ability of AES to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) continued availability of capital and financing and rating agency actions; (viii) certain restrictions during the pendency of the Transaction that may impact AES’ ability to pursue certain business opportunities or strategic transactions; (ix) significant transaction costs associated with the Transaction; (x) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring AES to pay a termination fee or other expenses; (xii) competitive responses to the Transaction; and (xiii) the risks and uncertainties pertaining to AES’ business, including those set forth in Part I, Item 1A of AES’ most recent Annual Report on Form 10-K and Part II, Item 1A of AES’ subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by AES with the SEC. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the proxy statement to be provided to AES’ stockholders in connection with the Transaction. While the list of factors presented here is, and the list of factors to be presented in the proxy statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. These forward-looking statements speak only as of the date they are made, and AES does not undertake to and specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

AES Investor Contact:

Susan Harcourt 703-682-1204, susan.harcourt@aes.com

AES Media Contact:

Amy Ackerman 703-682-6399, amy.ackerman@aes.com

GIP Contact:

Mustafa Riffat, 917-747-4156, mustafa.riffat@blackrock.com

EQT Contact:

Mathilde Milch, 917-510-6626, mathilde.milch@eqtpartners.com

Exhibit 99.2

The AES Corporation

Transaction Overview & Considerations

maximo

March 2, 2026

aes

The AES Corporation Transaction Overview & Considerations March 2, 2026 Exhibit 99.2

Transaction Summary Terms $15.00 per share price represents an enterprise value of approximately $33.4 billion1, including the assumption of debt Transaction represents 40.3% premium to AES’ 30-day volume weighted average share price prior to July 8, 20252 Dividends payable to AES stockholders are expected to continue in the ordinary course until the closing, subject to approval by AES’ Board of Directors Consortium Members Investor consortium is led by Global Infrastructure Partners (GIP) and EQT (through the EQT Infrastructure VI fund) with CalPERS and Qatar Investment Authority (QIA) as co-underwriters GIP and EQT are both leading organizations with deep experience investing in energy infrastructure businesses Financing Consortium will fund 100% of the purchase price to acquire the Company with equity and no financing contingency No incremental debt will be issued as a result of the transaction Leverage/Investment Grade Profile The Consortium intends to maintain AES’ existing capital structure The Consortium expects to maintain an investment grade credit profile, aligned with the Company’s financing strategy Timing and Approvals Transaction expected to close in late 2026 or early 2027 Subject to AES stockholder approval; the receipt of regulatory approvals including by the Public Utilities Commission of Ohio (PUCO), Federal Energy Regulatory Commission (FERC), New York Public Service Commission (NYPSC), CFIUS and certain foreign approvals; as well as the satisfaction of other customary closing conditions Advisors J.P. Morgan Securities LLC served as lead financial advisor; Wells Fargo Securities LLC also acted as financial advisor to the Company AES retained Skadden, Arps, Slate, Meagher & Flom LLP as lead transaction counsel; Davis Polk & Wardwell LLP acted as legal advisor with respect to certain debt matters 1. Enterprise value based on proportional net debt of $22,724 million and a share count of 712 million, as of December 31, 2025. Consolidated net debt was $27,561 million as of December 31, 2025. 2. The last full day of trading prior to the first media report of a potential acquisition.

Considerations for Stakeholders The last full day of trading prior to the first media report of a potential acquisition.. Stockholders $15.00 per share price represents 40.3% premium to the 30-day volume weighted average share price prior to July 8, 20251 Transaction avoids the need to materially reduce or eliminate dividend and/or issue significant equity at potentially unfavorable terms, possibly as soon as 2026 Substantial capital needed to fund US renewables and utilities growth beyond 2027 and achieve balance sheet objectives New generation, primarily to serve data centers, requires significant capital for growth, particularly with increased equipment costs and future expiration of tax credits Ability to fund growth through asset sales and cash generation is constrained While previous capital requirements have been funded in part through extensive asset sales, the potential pool of remaining sale candidates is limited, with valuations subject to significant price/timing variability Cash flow generation of the US renewables business is still maturing as it continues to scale While renewable project IRRs are attractive, cash generation in the US is modest in the early years due to the allocation of cash to tax equity investors and the leverage profile At the portfolio level, cash requirements for development remain high relative to the scale of the mature operating portfolio Debt Investors Consortium has indicated each of the following: Transaction 100% equity-financed with no financing contingency Capital structure expected to remain unchanged with no back leverage Expect to maintain diverse operating businesses across Renewables, Utilities and Energy Infrastructure Strategic Business Units Continued focus on US-centric growth and delivering renewables in key Latin American markets Consortium is committed to maintaining AES’ investment grade credit profile and will continue to manage balance sheets in a manner consistent with past practice AES will cease paying fixed quarterly dividends at closing and the Consortium intends to have a flexible dividend policy going forward that is supportive of an investment grade credit profile and the Company’s growth objectives

Communities Transaction enables AES to continue to invest in critical energy infrastructure and create long-term value for all stakeholders, including its workforce and local communities The Consortium values AES’ community partnership activities and the Company expects to maintain its partnerships and stakeholder engagement programs The Consortium is committed to maintaining the utilities’ local headquarters, charitable giving, economic development initiatives, low-income customer support programs, and broader community partnerships in Indiana and Ohio Employees The Consortium recognizes that AES’ employees and capabilities are central to the Company’s success and long-term value creation and will support business continuity and stability, with an emphasis on retaining and developing talent AES will keep local offices and local presence in place, ensuring decisions remain community-focused Agreement has no effect on union contracts Considerations for Stakeholders Customers The Consortium will provide significant, patient capital and long-term partnership to enhance the Company’s ability to meet society’s growing demand for electricity by delivering innovative, customer-focused energy solutions across its platform Acquisition is not expected to impact customer rates in AES’ regulated utilities Following transaction close, AES’ regulated businesses, including AES Indiana and AES Ohio, will continue to be regulated by local, state and federal/national authorities

Important Information and Where to Find It This communication may be deemed to be solicitation material in respect of the proposed transaction between AES and Horizon Parent, L.P. In connection with the proposed transaction, AES expects to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”). AES also may file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document AES has filed or may file with the SEC and send to its stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents that are filed or will be filed with the SEC by AES through the SEC’s website at www.sec.gov or through AES’ website at https://www.aes.com/investors/ or by contacting AES’ Investor Relations Team at invest@aes.com. Participants in the Solicitation AES, its directors and officers and other employees may be deemed to be participants in the solicitation of proxies from AES’ stockholders in connection with the proposed transaction. Additional information regarding the identity of the participants, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction (if and when they become available). Information relating to the foregoing can also be found in the “Compensation Discussion & Analysis,” “Security Ownership of Certain Beneficial Owners, Directors, and Executive Officers” and “Proposal 1: Election of Directors” sections in AES’ proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 19, 2025 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on AES’ Initial Statements of Beneficial Ownership on Form 3 and Statements of Change in Ownership on Form 4 that are filed or will be filed with the SEC. You may obtain free copies of these documents (when available) using the sources indicated above. Cautionary Statement Regarding Forward-Looking Statements This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed transaction between AES and Horizon Parent, L.P. (the “Transaction”), including financial estimates and statements as to the expected timing, completion and effects of the Transaction. These forward-looking statements are based on AES’ current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by AES, all of which are subject to change. Forward-looking statements involve a number of risks and uncertainties, because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing; (ii) the risk that the conditions to the completion of the Transaction, including obtaining required stockholder and regulatory approvals, are not satisfied in a timely manner or at all; (iii) potential litigation relating to the Transaction, including resulting expense or delay, and the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction will harm AES’ business, including current plans and operations; (v) the ability of AES to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) continued availability of capital and financing and rating agency actions; (viii) certain restrictions during the pendency of the Transaction that may impact AES’ ability to pursue certain business opportunities or strategic transactions; (ix) significant transaction costs associated with the Transaction; (x) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring AES to pay a termination fee or other expenses; (xii) competitive responses to the Transaction; and (xiii) the risks and uncertainties pertaining to AES’ business, including those set forth in Part I, Item 1A of AES’ most recent Annual Report on Form 10-K and Part II, Item 1A of AES’ subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by AES with the SEC. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the proxy statement to be provided to AES’ stockholders in connection with the Transaction. While the list of factors presented here is, and the list of factors to be presented in the proxy statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. These forward-looking statements speak only as of the date they are made, and AES does not undertake to and specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.